Exhibit 10.1

EXECUTION VERSION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

November 4, 2022

between

TELEFLEX INCORPORATED,

The GUARANTORS Party Hereto,

The LENDERS Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

BANK OF AMERICA, N.A.,

PNC BANK, NATIONAL ASSOCIATION,

WELLS FARGO BANK, NATIONAL ASSOCIATION and

HSBC SECURITIES (USA) INC.,

as Co-Syndication Agents

DNB BANK ASA, NEW YORK BRANCH,

CITIZENS BANK, N.A. and

SUMITOMO MITSUI BANKING CORPORATION,

as Co-Documentation Agents

CITIBANK, N.A.,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

FIRST NATIONAL BANK OF PENNSYLVANIA,

SANTANDER BANK, N.A.

and

U.S. BANK NATIONAL ASSOCIATION,

as Senior Managing Agents

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

PNC CAPITAL MARKETS LLC,

WELLS FARGO SECURITIES, LLC,

HSBC SECURITIES (USA) INC.,

DNB MARKETS, INC.,

CITIZENS BANK, N.A. and

SUMITOMO MITSUI BANKING CORPORATION,

as Joint Lead Arrangers

and

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

PNC CAPITAL MARKETS LLC,

WELLS FARGO SECURITIES, LLC and

HSBC SECURITIES (USA) INC.,

as Joint Bookrunners

SCHEDULES

SCHEDULE 1.01A	Excluded Subsidiaries and Excluded Equity Interests
SCHEDULE 1.01B	Immaterial Subsidiaries
SCHEDULE 2.01A	Commitments
SCHEDULE 2.01B	Letter of Credit Commitments
SCHEDULE 3.06(a)	Litigation
SCHEDULE 3.06(b)	Environmental Matters
SCHEDULE 3.13	Subsidiaries and Investments
SCHEDULE 5.10	Unrestricted Subsidiaries
SCHEDULE 6.01	Existing Indebtedness
SCHEDULE 6.02	Existing Liens
SCHEDULE 6.08	Existing Restrictive Agreements

EXHIBITS

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Form of Pledge Agreement
EXHIBIT C	Form of Guarantee Assumption Agreement
EXHIBIT D-1	Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
EXHIBIT D-2	Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
EXHIBIT D-3	Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
EXHIBIT D-4	Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
EXHIBIT E	Form of Solvency Certificate

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of November 4, 2022, between TELEFLEX INCORPORATED, the GUARANTORS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrower, certain Subsidiaries of the Borrower as guarantors thereunder, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent thereunder, are currently party to the Second Amended and Restated Credit Agreement, dated as of April 5, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

WHEREAS, the Borrower, the Guarantors, the Lenders, the Departing Lenders and the Administrative Agent have agreed to enter into this Agreement in order to (a) (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the obligations under the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower and (b) that each Departing Lender shall cease to be a party to the Existing Credit Agreement as evidenced by its execution and delivery of its Departing Lender Signature Page.

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrower and the Guarantors outstanding thereunder, which shall be payable in accordance with the terms hereof.

WHEREAS, it is also the intent of the Borrower and the Guarantors to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.

“Acquired Entity” means any business, assets or Person subject to an Acquisition.

“Acquisition” means any transaction, or any series of related transactions, consummated after the date hereof, by which the Borrower and/or any of its Restricted Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, limited liability company, partnership, joint venture or other entity or any division of any corporation, limited liability company, partnership, joint venture or other entity or the right to use or manage or otherwise exploit any such business or assets, whether through purchase or lease of assets, merger or otherwise or (b) directly or indirectly acquires ownership or Control of at least a majority (in number of votes) of Equity Interests which has ordinary voting power for the election of directors or other managers of any corporation, limited liability company, partnership, joint venture or other entity.

“Acquisition Holiday” has the meaning set forth in Section 6.09(a).

“Additional Commitment Lender” has the meaning set forth in Section 2.22(d).

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Pounds Sterling, plus (b) 0.0326% and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in euro for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted TIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMCB (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the Co-Syndication Agents.

“Agreed Currency” means (i) Dollars and (ii) each Agreed Foreign Currency.

“Agreed Foreign Currency” means, at any time, any of euro, Sterling and Yen and, with the agreement of the Administrative Agent and each Multicurrency Revolving Credit Lender, any other Foreign Currency, so long as, in respect of any such specified Currency or other Foreign Currency, at such time (a) such Currency is readily available and freely transferable and convertible into Dollars and (b) no central bank or other governmental authorization in the country of issue of such Currency (including, in the case of the euro, any authorization by the European Central Bank) is required to permit use of such Currency by any Multicurrency Revolving Credit Lender for making any Multicurrency Revolving Credit Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon and/or, in the case of any Letter of Credit denominated in any such Currency, to permit the relevant Issuing Lender to issue such Letter of Credit or make any disbursement with respect thereto hereunder and/or to permit the Borrower to reimburse the relevant Issuing Lender for any such disbursement or pay interest thereon and/or to permit any Multicurrency Revolving Credit Lender to acquire a participation interest therein or make any payment to the relevant Issuing Lender in consideration thereof, unless, in each case, such authorization has been obtained and is in full force and effect.

“Agreement” has the meaning assigned to such term in the introductory paragraph.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate for such day plus 0.50% and (c) the Adjusted Term SOFR Rate as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) for a one month Interest Period commencing on such day plus 1.00%. For purposes of clause (c) of the immediately preceding sentence, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or such Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or such Adjusted Term SOFR Rate, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternative Rate” has the meaning set forth in Section 2.14(a).

“Ancillary Document” has the meaning assigned to such term in Section 9.06.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its affiliated companies concerning or relating to bribery or corruption.

“Applicable Dollar Percentage” means, with respect to any Dollar Revolving Credit Lender, the percentage of the total Dollar Revolving Credit Sub-Commitments represented by such Dollar Revolving Credit Lender’s Dollar Revolving Credit Sub-Commitment; provided that if the Dollar Revolving Credit Sub-Commitments have terminated or expired, the Applicable Dollar Percentages shall be determined based upon the Dollar Revolving Credit Sub-Commitments most recently in effect, giving effect to any assignments.

“Applicable Maturity Date” has the meaning set forth in Section 2.22(a).

“Applicable Multicurrency Percentage” means, with respect to any Multicurrency Revolving Credit Lender, the percentage of the total Multicurrency Revolving Credit Sub-Commitments represented by such Multicurrency Revolving Credit Lender’s Multicurrency Revolving Credit Sub-Commitment; provided that if the Multicurrency Revolving Credit Sub-Commitments have terminated or expired, the Applicable Multicurrency Percentages shall be determined based upon the Multicurrency Revolving Credit Sub-Commitment most recently in effect, giving effect to any assignments.

“Applicable Party” has the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Credit Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Credit Commitment and the denominator of which is the aggregate Revolving Credit Commitments of all Revolving Credit Lenders (if the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments) and (b) with respect to the Term Loans, (i) at any time prior to advancing the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate Term Loan Commitments of all Term Lenders and (ii) at any time after advancing the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders; provided that, in the case of each of the foregoing clauses (a) and (b), in the case of Section 2.21 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Credit Commitment and/or Term Loan Commitment, as applicable, shall be disregarded in the calculation.

“Applicable Pledge Percentage” means (a) in the case of a pledge by the Borrower or any Subsidiary of its voting Equity Interests in an Excluded Domestic Subsidiary or an Excluded Foreign Subsidiary, 65%, and (b) in all other cases, 100%.

“Applicable Rate” means, for any day, with respect to any ABR Loan (including any Swingline Loan), any Term Benchmark Loan, any RFR Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Term Benchmark/RFR Spread” or “Commitment Fee Rate”, respectively, based on the Pricing Level applicable on such date:

Pricing Level	Commitment Fee Rate	Term Benchmark/RFR Spread	ABR Spread
Level I	0.15%	1.125%	0.125%
Level II	0.175%	1.25%	0.25%

Level III	0.20%	1.375%	0.375%
Level IV	0.25%	1.50%	0.50%
Level V	0.30%	1.75%	0.75%
Level VI	0.35%	2.00%	1.00%

For purposes hereof: (i) Pricing Level I, Leverage Level 1 and Ratings Level A are equivalent and correspond to each other, (ii) Pricing Level II, Leverage Level 2 and Ratings Level B are equivalent and correspond to each other, (iii) Pricing Level III, Leverage Level 3 and Ratings Level C are equivalent and correspond to each other, (iv) Pricing Level IV, Leverage Level 4 and Ratings Level D are equivalent and correspond to each other, (v) Pricing Level V, Leverage Level 5 and Ratings Level E are equivalent and correspond to each other and (vi) Pricing Level VI, Leverage Level 6 and Ratings Level F are equivalent and correspond to each other.

At any time of determination, the Pricing Level shall be determined by reference to the Leverage Level or the Ratings Level, as the Borrower shall from time to time elect by written notice to the Administrative Agent, and any change in Pricing Level resulting from such election by the Borrower shall be effected as promptly as practicable by the Administrative Agent after receiving such written election from the Borrower.

Leverage Level Determination

Leverage Level	Consolidated Total Net Leverage Ratio
Level 1	< 1.00 to 1.00
Level 2	> 1.00 to 1.00 but < 1.75 to 1.00
Level 3	> 1.75 to 1.00 but < 2.50 to 1.00
Level 4	> 2.50 to 1.00 but < 3.25 to 1.00
Level 5	> 3.25 to 1.00 but ≤ 4.00 to 1.00
Level 6	> 4.00 to 1.00

If at any time the Borrower fails to deliver the Financials on or before the date that the Financials are due pursuant to Section 5.01, then, at the option of the Administrative Agent or the Required Lenders, Leverage Level 6 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Leverage Level shall be determined in accordance with the table above as applicable.

Except as otherwise provided in the paragraph below, adjustments, if any, to the Leverage Level then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Leverage Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).

Notwithstanding the foregoing, Leverage Level 3 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s first fiscal quarter ending after the Effective Date (unless such Financials demonstrate that Leverage Level 1, 2, 4, 5 or 6 should have been applicable during such period, in which case such other Leverage Level shall be deemed to be applicable during such period) and adjustments to the Leverage Level then in effect shall thereafter be effected in accordance with the preceding paragraphs.

Ratings Level Determination

Ratings Level	Corporate Family Ratings (S&P/Moody’s)
Level A	Baa2 /BBB or higher
Level B	Baa3 / BBB-
Level C	Ba1 / BB+
Level D	Ba2 / BB
Level E	Ba3 / BB-
Level F	B1 / B+ or lower

For purposes of the foregoing, (i) if none of Moody’s or S&P shall have in effect a Corporate Family Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then Ratings Level F shall be in effect; (ii) if only one of Moody’s or S&P provides a Corporate Family Rating, the Corporate Family Ratings Level corresponding to such Corporate Family Rating shall be in effect; (iii) if the Corporate Family Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Ratings Levels and (a) such difference is only by one level, then the higher Corporate Family Ratings Level shall be in effect and (b) such difference is by two or more levels, then the Corporate Family Ratings Level in the middle of such two levels shall be used (and if such difference means that there is no Corporate Family Ratings Level in the middle of such two levels, then the Corporate Family Ratings Level shall be the level that is one level closer to the higher Corporate Family Ratings Level that what would otherwise be the middle level; and (iv) if the Corporate Family Ratings established or deemed to have been established by Moody’s or S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Corporate Family Ratings Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if both rating agencies shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Corporate Family Ratings Level shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Time” means, with respect to any Borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of JPMorgan Chase Bank, N.A., BofA Securities, Inc. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), PNC Capital Markets LLC, Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., DNB Markets, Inc., Citizens Bank, N.A. and Sumitomo Mitsui Banking Corporation in its capacity as a joint lead arranger hereunder and/or a joint bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services Obligations” has the meaning set forth in the definition of “Obligations”.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR for RFR Borrowings denominated in Dollars;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (1) or clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Teleflex Incorporated, a Delaware corporation.

“Borrowing” means (a) all Syndicated ABR Loans of the same Class made, converted or continued on the same date, (b) all Syndicated Term Benchmark Loans or Competitive Loans of the same Class, Type and Currency that have the same Interest Period (or any single Competitive Loan that does not have the same Interest Period as any other Competitive Loan of the same Type and Currency) or (c) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Syndicated Borrowing in accordance with Section 2.03.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (i) in relation to Loans denominated in euro and in relation to the calculation or computation of the EURIBO Rate, any day which is a TARGET Day, (ii) in relation to Loans denominated in Yen and in relation to the calculation or computation of the TIBO Rate or the Japanese Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (iii) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day and (iv) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“CAM” means the mechanism for the allocation and exchange of interests in the Designated Obligations and collections thereunder established under Article XI.

“CAM Exchange” means the exchange of the Revolving Credit Lenders’ interests provided for in Article XI.

“CAM Exchange Date” means the first date on which there shall occur (a) any event referred to in clause (h) or (i) of Article VII with respect to the Borrower or (b) an acceleration of Loans and termination of all Commitments pursuant to Article VII.

“CAM Percentage” means, as to each Revolving Credit Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent (determined on the basis of

Exchange Rates prevailing on the CAM Exchange Date) of the Designated Obligations owed to such Revolving Credit Lender (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date and (b) the denominator shall be the Dollar Equivalent (as so determined) of the Designated Obligations owed to all the Revolving Credit Lenders (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash and Cash Equivalents” means:

(a) cash denominated in Dollars, Canadian Dollars, Euros, Sterling or Yen (or any other currency held temporarily to manage the exposure to such other currency) and, with respect to any Foreign Subsidiary, cash denominated in any other local currencies held by such Foreign Subsidiary;

(b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or any other country that is a member of the Organization for Economic Cooperation and Development (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or such other country), in each case maturing within one year from the date of acquisition thereof;

(c) securities issued by any state or commonwealth of the Unites States of America or any political subdivision or taxing authority of any such state or commonwealth or any public instrumentality thereof or any political subdivision or taxing authority of any such state or commonwealth or any public instrumentality, in each case maturing within one year from the date of acquisition thereof and having, at such date of acquisition, at least an investment grade credit rating from S&P or Moody’s;

(d) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, at least an A-2 credit rating from S&P or a P-2 credit rating from Moody’s;

(e) investments in certificates of deposit, time deposits and eurodollar time deposits maturing within one year from the date of acquisition thereof, demand deposits and bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or any other foreign commercial bank which has a combined capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the dollar equivalent thereof in foreign currencies as of the date of determination) in the case of non-U.S. banks;

(f) repurchase agreements for securities described in clauses (b), (c) and (e) of this definition and entered into with a financial institution satisfying the criteria described in clause (e) of this definition;

(g) money market and similar securities that are rated at least A-2 by S&P or P-2 by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within one year after the date of creation or acquisition thereof;

(h) indebtedness or preferred stock issued by any Lender or any Affiliate of any Lender with a rating of A-2 or higher from S&P or P-2 or higher from Moody’s with maturities of one year or less from the date of acquisition;

(i) investments with average maturities of one year or less from the date of acquisition in money market funds rated within the top two ratings category by S&P or Moody’s;

(j) auction rate securities maturing in 45 days or less consisting of municipal securities and having, at the date of acquisition thereof, at least an A-2 credit rating from S&P or a P-2 credit rating from Moody’s; and

(k) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Japanese Prime Rate.

“CBR Spread” means the Applicable Rate applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means the greater of (i) (A) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (ii) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in:

(a) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period,

(b) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Pounds Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Pounds Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period, and

(c) any other Foreign Currency determined after the Effective Date, an adjustment as determined by the Administrative Agent in its reasonable discretion.

For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (i)(B) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“CFC” means any existing or future direct or indirect Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia, that is a “controlled foreign corporation” for purposes of Section 957 of the Code or any Foreign Subsidiary that would be a Domestic Foreign Holdco Subsidiary if such Foreign Subsidiary were a Domestic Subsidiary.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934 as in effect on the date hereof), by any Person or group (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated, appointed or approved for consideration by shareholders for election by a majority of the members of the board of directors of the Borrower nor (ii) appointed by a majority of the directors of the Borrower so nominated, appointed or approved.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) compliance by any Lender or Issuing Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Lender’s holding company, if any) with any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority made or issued after the date of this Agreement; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning set forth in Section 9.15.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Syndicated Revolving Credit Loans, Syndicated Term Loans, Competitive Loans or Swingline Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agent” means each of DNB Bank ASA, New York Branch, Citizens Bank, N.A. and Sumitomo Mitsui Banking Corporation, in its capacity as co-documentation agent hereunder.

“Collateral” means any and all property owned by a Person covered by the relevant Security Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Secured Parties, to secure the Obligations; provided that in no case shall the “Collateral” include any Excluded Assets.

“Collateral Period” means the period commencing on the date of the applicable Collateral Requirement Event and, subject to the terms and conditions of Section 5.09, ending on the date of the first Collateral Release Event (if any) following such Collateral Requirement Event.

“Collateral Release Conditions” means each of the following conditions: (a) (i) S&P has in effect a Rating of BBB- (stable or better outlook) or higher or (ii) Moody’s has in effect a Rating of Baa3 (stable or better outlook) or higher, (b) S&P has in effect a Rating of BB+ (stable or better outlook) or higher and (c) Moody’s has in effect a Rating of Ba1 (stable or better outlook) or higher.

“Collateral Release Event” means a date following a Collateral Requirement Event on which (a) no Default or Event of Default has occurred and is continuing and (b) the Collateral Release Conditions are satisfied.

“Collateral Requirement Event” means (i) with respect to the Collateral Requirements set forth in Section 5.09(b) and Section 5.09(c) (and any other Collateral Requirements set forth in Section 5.09 related thereto), the Effective Date and (ii) in any case, the date, following any Collateral Release Event occurring after the Effective Date, on which the Collateral Release Conditions are not satisfied.

“Collateral Requirements” has the meaning set forth in Section 5.09(f).

“Commitment” means a Revolving Credit Commitment, an Incremental Term Loan Commitment or a Term Loan Commitment, or any combination thereof (as the context requires) and without duplication.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to Section 8.03(c), including through an Approved Electronic Platform.

“Competitive”, when used in reference to any Revolving Credit Loan or Revolving Credit Borrowing, refers to whether such Revolving Credit Loan, or the Revolving Credit Loans constituting such Revolving Credit Borrowing, are made pursuant to Section 2.04.

“Competitive Bid” means an offer by a Revolving Credit Lender to make a Competitive Loan in accordance with Section 2.04.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Revolving Credit Lender making such Competitive Bid.

“Competitive Bid Request” means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

“Competitive Loan” means a Loan made pursuant to Section 2.04.

“Consolidated EBITDA” means, for any period, the sum, for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

(a) Consolidated Net Income for such period;

plus (b) without duplication and to the extent reflected as a charge in the income statement for such period, the sum of:

(i) income tax expense;

(ii) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans);

(iii) depreciation and amortization expense, including amortization of intangibles (including, but not limited to, goodwill);

(iv) losses, charges or expenses relating to or incurred in connection with the Transactions or any Acquisitions (or any other acquisition not otherwise permitted or that would require a waiver or consent of the Required Lenders in each case, and such waiver or consent has been obtained), Investments, recapitalizations, Dispositions, issuances, repayments, extinguishment, refinancing, amendment or modification of indebtedness, issuances of equity securities or capital stock, sale processes, refinancing transactions or amendments or other modifications of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction whether or not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction;

(v) any non-cash charges, expenses or losses;

(vi) non-cash costs associated with inventory purchase price adjustments and in process research and development;

(vii) non-cash stock based compensation expense relating to stock options and restricted stock granted to employees and directors;

(viii) extraordinary, unusual or non-recurring cash losses or charges (that are classified as such (in accordance with GAAP (if applicable)) in the Borrower’s publicly filed financial statements for such period);

(ix) any net losses from disposed, abandoned or discontinued operations or assets;

(x) cash restructuring and restructuring related charges, including, without limitation, such charges specifically related to the following categories of expense incurred in connection with any such restructuring: severance, site decommissioning, retention, relocation, equipment transfer and lease termination payments (provided that the aggregate amount of such charges permitted to be added back pursuant to this clause (x) during any four consecutive fiscal quarter period of the Borrower shall not exceed 5% of Consolidated EBITDA for such period (calculated without giving effect to the add-back of any item pursuant to this clause (x));

(xi) cash charges incurred by the Borrower in connection with the termination of its existing pension plan (provided that the aggregate amount of such charges permitted to be added back pursuant to this clause (xi) shall not exceed $25,000,000);

(xii) [intentionally omitted]; and

(xiii) at any time after the adoption of mark-to-market pension accounting by the Borrower, pre-tax mark-to-market losses on pension plans and settlement/curtailment losses thereon;

provided that any cash payment made with respect to any non-cash charges added back in computing Consolidated EBITDA for any period pursuant to clauses (b)(v), (b)(vi) or (b)(vii) above (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made;

minus (c) to the extent included in the statement of such Consolidated Net Income for such period

(i) extraordinary, unusual or non-recurring cash income or gains (that are classified as such (in accordance with GAAP (if applicable)) in the Borrower’s publicly filed financial statements for such period);

(ii) non- cash income or gains;

(iii) any net gains from disposed, abandoned or discontinued operations or assets; and

(iv) at any time after the adoption of mark-to-market pension accounting by the Borrower, pre-tax mark-to-market gains on pension plans and settlement/curtailment gains thereon;

provided, that any cash receipt (or any netting arrangements resulting in reduced cash expenses) with respect to any non-cash gains deducted in computing Consolidated EBITDA for any prior period pursuant to clause (c)(ii) above (or that would have been deducted in computing Consolidated EBITDA had this Agreement been in effect during such prior period) shall be added in computing Consolidated EBITDA for the period in which such cash is received (or netting arrangement becomes effective);

provided, further that, to the extent included in Consolidated Net Income, Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) the effect of (w) the cumulative effect of any changes in GAAP or accounting principles applied by management during such period, (x) any gains or losses on currency derivatives and any currency transaction and translation and gains or losses that arise upon consolidation or upon remeasurement of Indebtedness pursuant to Accounting Standards Codification 815, (y) any gains or losses attributable to the mark-to-market movement in the valuation of hedging obligations or other derivative instruments; and (z) purchase accounting adjustments;

provided, further that with respect to any such period in which (x) any Person consolidates with or merges with the Borrower or any Restricted Subsidiary, or conveys, transfers or leases all or substantially all of its assets in a single transaction or series of transactions to the Borrower or any Restricted Subsidiary, and concurrently therewith becomes a Restricted Subsidiary, in a transaction constituting a Material Acquisition or (y) any Person ceases to be a Restricted Subsidiary during such period, in a transaction constituting a Material Disposition or the Borrower or any Restricted Subsidiary otherwise consummates a Material Disposition, EBITDA for such period shall be calculated on a pro forma basis so as to give effect to such event as of the first day of such period. As used in this definition, “Material Acquisition” means any Acquisition of property or series of related Acquisitions that involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of $25,000,000; and “Material Disposition” means any Disposition or series of related Dispositions of any going business or of all or substantially all of the assets of any Person that has the right to use or manage or exploit any such business or assets, in each case that yields gross proceeds to the Borrower and its Restricted Subsidiaries in excess of $25,000,000.

Notwithstanding the foregoing (but without duplication of any other adjustment referred to above), at any time after the adoption of mark-to-market pension accounting by the Borrower, Consolidated EBITDA will be calculated (i) so as to exclude mark-to-market gains and losses on pension plans and settlement/curtailment gains and losses relating to such plans and (ii) to give effect to mark-to-market pension accounting.

“Consolidated Interest Coverage Ratio” means, as at any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Consolidated Interest Expense paid in cash for such period.

“Consolidated Interest Expense” means, for any period, the sum, for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations and any implied interest component in connection with the Receivables Securitization Program but excluding any amortization or writeoff of debt discount and debt issuance costs and commissions and excluding any underwriting fees, backstop fees and similar fees and commissions for underwriting commitments for financing facilities or amendments) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Swap Agreements relating to interest during such period (whether or not actually paid or received during such period), provided that with respect to any such period in which (x) any Person consolidates with or merges with the Borrower or any Restricted Subsidiary, or conveys, transfers or leases all or substantially all of its assets in a single transaction or series of transactions to the Borrower or any Restricted Subsidiary, and concurrently therewith becomes a Restricted Subsidiary, in a transaction constituting a Material Acquisition (as such term is defined in the definition of “Consolidated EBITDA”) or (y) any Person ceases to be a Restricted Subsidiary during such period in a transaction constituting a Material Disposition (as such term is defined in the definition of “Consolidated EBITDA”) or the Borrower or any Restricted Subsidiary otherwise consummates a Material Disposition, Consolidated Interest Expense for such period shall be calculated on a pro forma basis so as to give effect to such event as of the first day of such period.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) except as provided in the last proviso to the definition of “Consolidated EBITDA”, the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or any Requirement of Law, in each case applicable to such Restricted Subsidiary, in each case unless such restriction with respect to the payment of dividends or similar distributions has been legally and effectively waived.

“Consolidated Senior Secured Funded Indebtedness” means, at any date, Consolidated Total Funded Indebtedness at such date but excluding therefrom any Indebtedness that is subordinated in right of payment to the Obligations and any Indebtedness that is not secured by a Lien.

“Consolidated Senior Secured Net Leverage Ratio” means, as at any date, the ratio of (a) Consolidated Senior Secured Funded Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

“Consolidated Total Assets” means, at any time, the aggregate amount of all assets of the Borrower and its Restricted Subsidiaries at such time, as determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Funded Indebtedness” means, at any date with respect to the Borrower and its Restricted Subsidiaries, without duplication, (I) (a) all obligations for borrowed money (including any obligations convertible into capital stock or other securities), (b) all obligations evidenced by bonds, debentures, notes or similar instruments and (c) all Capital Lease Obligations, but in each case excluding obligations in respect of any Receivables Securitization Program, minus (II) the amount of Qualified Cash at such date. For purposes of calculating clause (I)(a) of this definition, the amount of such Indebtedness shall, subject to Section 1.04(a), be the amount of such Indebtedness as determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Net Leverage Ratio” means, as at any date, the ratio of (a) Consolidated Total Funded Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Notes” means the convertible notes of the Borrower issued pursuant to Section 6.01(i).

“Corporate Family Ratings” means the public corporate credit rating established for the Borrower by S&P and the public corporate family rating established for the Borrower by Moody’s.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Syndication Agent” means each of Bank of America, N.A., PNC Bank, National Association, Wells Fargo Bank, National Association and HSBC Securities (USA) Inc., in its capacity as co-syndication agent hereunder.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.19.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, any Issuing Lender, the Swingline Lender and any other Revolving Credit Lender.

“Currency” means Dollars or any Foreign Currency.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Dollars, Daily Simple SOFR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular condition precedent, together with any applicable default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular condition precedent, together with any applicable default) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become, or has a Lender Parent that has become, the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Departing Lender” means each lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page.

“Departing Lender Signature Page” means the signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Effective Date.

“Designated Obligations” means all obligations of the Borrower with respect to (a) principal of and interest on the Revolving Credit Loans, (b) participations in Swingline Loans funded by the Revolving Credit Lenders, (c) unreimbursed LC Disbursements and interest thereon and (d) all commitment fees and Letter of Credit participation fees.

“Disclosed Matters” means the actions, suits and proceedings disclosed in Schedule 3.06(a) and the environmental matters disclosed in Schedule 3.06(b).

“Disposition” means any sale, assignment, transfer or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property (whether now owned or hereafter acquired) by the Borrower or any of its Restricted Subsidiaries to any Person, including, without limitation, any sale of an equity interest in any Subsidiary. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollar Equivalent” means, with respect to any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in a Foreign Currency, the amount of Dollars that would be required to purchase the amount of such Foreign Currency, calculated on the basis of the Exchange Rate for such currency.

“Dollar LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Dollar Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Dollar Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Dollar LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Dollar Percentage of the total Dollar LC Exposure at such time.

“Dollar Letters of Credit” means Letters of Credit denominated in Dollars that utilize the Dollar Revolving Credit Sub-Commitments.

“Dollar Revolving Credit Exposure” means, with respect to any Dollar Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Dollar Revolving Credit Lender’s Dollar Revolving Credit Loans and its Dollar LC Exposure and Swingline Exposure at such time.

“Dollar Revolving Credit Lender” means (a) on the Effective Date, the Revolving Credit Lenders having Dollar Revolving Credit Sub-Commitments and (b) thereafter, the Revolving Credit Lenders from time to time holding Revolving Credit Loans made pursuant to Dollar Revolving Credit Sub-Commitments or holding Dollar Revolving Credit Sub-Commitments, after giving effect to any assignments thereof permitted by Section 9.04(b).

“Dollar Revolving Credit Loan” means a Revolving Credit Loan denominated in Dollars made by a Lender under its Dollar Revolving Credit Sub-Commitment.

“Dollar Revolving Credit Sub-Commitment” means, with respect to each Dollar Revolving Credit Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name under the heading “Dollar Revolving Credit Sub-Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Dollar Revolving Credit Sub-Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09, (b) any increase pursuant to Section 2.20 from time to time and (c) any reduction or increase from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided that at no time shall the Dollar Revolving Credit Exposure of any Dollar Revolving Lender exceed its Dollar Revolving Credit Sub-Commitment. The aggregate amount of the Dollar Revolving Credit Lenders’ Dollar Revolving Credit Sub-Commitments is $500,000,000 as of the Effective Date.

“Dollars” or “$” means the lawful currency of the United States of America.

“Domestic Foreign Holdco Subsidiary” means any Domestic Subsidiary that has no material assets other than the Equity Interests (including any debt securities treated as Equity Interests for U.S. income tax purposes) of one or more CFCs.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Borrower organized or incorporated under the laws of any jurisdiction within the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower organized or incorporated under the laws of any jurisdiction within the United States of America.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary (or, solely in the case of the usage of the term “Environmental Liability” in Section 9.03(b), any Subsidiary) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. For the avoidance of doubt, “Equity Interest” shall not include any convertible notes or other Indebtedness convertible into any of the foregoing.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into any additional shares of Equity Interests of any class of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in euro and for any Interest Period, the EURIBO Screen Rate, two (2) TARGET Days prior to the commencement of such Interest Period.

“EURIBO Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“euro” means the single currency of Participating Member States of the European Union.

“Event of Default” has the meaning set forth in Article VII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent, in consultation with the Borrower, in the Administrative Agent’s reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent, in consultation with the Borrower, using any method of determination the Administrative Agent deems appropriate in its reasonable discretion).

“Excluded Assets” means, collectively:

(a) any fee-owned real property and all leasehold interests in real property;

(b) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(c) assets in respect of which, and so long as, pledges and security interests are prohibited by applicable law, rule or regulation or agreements with any governmental authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law);

(d) margin stock (within the meaning of Regulation U issued by the Board);

(e) Equity Interests in any entity other than the Borrower’s and each Guarantor’s direct, wholly-owned Material Subsidiaries and, to the extent requiring the consent of one or more non-controlled third parties or prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, other Material Subsidiaries and joint ventures;

(f) assets subject to certificates of title (other than motor vehicles subject to certificates of title, provided that perfection of security interests in such motor vehicles shall be limited to the filing of UCC financing statements), aircraft and aircraft engines, letter of credit rights with a value of less than $10,000,000 (other than to the extent the security interest in such letter of credit right may be perfected by the filing of UCC financing statements) and commercial tort claims with a value of less than $10,000,000;

(g) any lease, license, capital lease obligation or other agreement or any property subject to a purchase money security interest or similar agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, capital lease obligation or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or a Subsidiary Guarantor) (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (y) to the extent that any such term has been waived (it being understood that there shall be no requirement to obtain or use reasonable efforts to obtain any such consent or waiver) or (z) to the extent, and so long as, that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law);

(h) trust accounts, payroll accounts, custodial accounts, escrow accounts and other similar deposit or securities accounts and commodities accounts;

(i) any foreign assets (including foreign Intellectual Property) (other than pledges of the Applicable Pledge Percentage of the issued and outstanding Equity Interests in any First Tier Foreign Subsidiary which is a Material Foreign Subsidiary as contemplated by this Agreement) and any pledges of the issued and outstanding Equity Interests in any Domestic Foreign Holdco Subsidiary other than pledges of the Applicable Pledge Percentage of such Equity Interests as contemplated by this Agreement;

(j) Excluded Equity Interests and equity interests of Immaterial Subsidiaries, non-wholly owned Subsidiaries (to the extent, and so long as, the pledge of such equity interests is prohibited by the terms of any contractual obligation, organizational document, joint venture agreement or shareholders’ agreement applicable to such Person, or creates an enforceable right of termination with respect to the foregoing in favor of any other party thereto (other than the Borrower or any Subsidiary)), not-for-profit entities, special purpose entities, receivables subsidiaries (i.e. subsidiaries that issue indebtedness under a securitization transaction or program with respect to the sale or disposition of the accounts receivable and related rights) and captive insurance companies;

(k) assets to the extent a security interest in such assets would result in material adverse tax consequences to the Borrower or any of its subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent;

(l) any assets subject to Liens permitted by Section 6.02(d) or (e); and

(m) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby.

Notwithstanding the foregoing, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

“Excluded Domestic Subsidiary” means (a) any Domestic Subsidiary whose Equity Interests are owned directly or indirectly by a CFC and (b) any Domestic Foreign Holdco Subsidiary.

“Excluded Equity Interests” means the Equity Interests of (a) each Excluded Subsidiary (other than any First-Tier Foreign Subsidiary and any Domestic Foreign Holdco Subsidiary) and (b) each First-Tier Foreign Subsidiary and each Domestic Foreign Holdco Subsidiary, in each case, that is an Immaterial Subsidiary.

“Excluded Foreign Subsidiary” means a Foreign Subsidiary which is (a) a CFC or (b) a direct or indirect Foreign Subsidiary owned by a CFC or Domestic Foreign Holdco Subsidiary.

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) each special purpose Subsidiary which issues Indebtedness under a securitization transaction or program and existing on the date hereof and listed on Schedule 1.01A, (c) any special purpose Subsidiary formed or acquired after the date hereof which issues Indebtedness under a securitization transaction or program, (d) any captive insurance company that is a Subsidiary of the Borrower, (e) any Domestic Subsidiary of the Borrower that is an Immaterial Subsidiary, (f) any non-wholly owned Subsidiary, (g) any Excluded Domestic Subsidiary and (h) any Unrestricted Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Party becomes or would become effective with respect to such related Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b) or Section 9.02(f)), any U.S. federal withholding tax that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement or is attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.17(e), except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a) and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” is defined in the recitals hereof.

“Existing Letters of Credit” has the meaning set forth in Section 2.06(a).

“Extended Maturity Date” has the meaning set forth in Section 2.22(a).

“Extending Lender” has the meaning set forth in Section 2.22(b).

“Extension Date” has the meaning set forth in Section 2.22(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Financial Officer” means the chief financial officer or treasurer of the Borrower.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower and its Restricted Subsidiaries required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) and Section 5.01(c).

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary that is owned directly by the Borrower or any Domestic Subsidiary (other than any Domestic Subsidiary that is an Excluded Subsidiary).

“Fitch” means Fitch Ratings, Inc. or any successor by merger or consolidation to its business.

“Fixed Incremental Amount” means, as of any date of determination, an amount equal to (A) an amount equal to the greater of (x) $800,000,000 and (y) 100% of Consolidated EBITDA for the period of four consecutive fiscal quarters then most recently ended for which financial statements of the type described in Sections 5.01(a) or (b), as applicable have been delivered (or are required to have been delivered) less (B) the amount of any previous Incremental Revolving Credit Commitment, Incremental Term Loans and Incremental Equivalent Debt incurred in reliance on the Fixed Incremental Amount (in the case of this clause (B), to the extent (i) then-effective or outstanding and (ii) any such Indebtedness has not subsequently been deemed to have been incurred under clause (c) of the definition of “Incremental Cap”).

“Fixed Rate” means, with respect to any Competitive Loan (other than a Floating Rate Loan), the fixed rate of interest per annum specified by the Revolving Credit Lender making such Competitive Loan in its related Competitive Bid. When used in reference to any Revolving Credit Loan or Borrowing, “Fixed Rate” refers to whether such Loan, or the Loans constituting such Borrowing, are Competitive Loans bearing interest at a Fixed Rate.

“Floating Rate” means, with respect to any Competitive Loan (other than a Fixed Rate Loan), the interest rate per annum equal to the sum of the Floating Rate Benchmark and Margin specified by the Lender making such Competitive Loan in its related Competitive Bid. When used in reference to any Revolving Credit Loan or Borrowing, “Floating Rate” refers to whether such Loan, or the Loans constituting such Borrowing, are Competitive Loans bearing interest at a Floating Rate.

“Floating Rate Benchmark” has the meaning set forth in the definition of “Margin”.

“Floating Rate Loan” means a Competitive Loan bearing interest at a Floating Rate.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate shall be 0%.

“Foreign Currency” means any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the applicable Exchange Rate(s), as determined by the Administrative Agent.

“Foreign Currency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Borrower and each Lender.

“Foreign Designated Persons” means any Person listed on a Foreign Sanctions List.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Sanctioned Country” means a country or territory which is at any time subject to Foreign Sanctions.

“Foreign Sanctions” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the United Nations Security Council, (ii) the European Union or (iii) HM’s Treasury of the United Kingdom.

“Foreign Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the United Nations Security Council or any similar list maintained by the European Union or HM’s Treasury of the United Kingdom, in each case as the same may be amended, supplemented or substituted from time to time.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, solely for purposes of the definition of “Change in Law”, any supra-national bodies such as the European Union or the European Central Bank) and including, solely for purposes of the definition of “Change in Law”, any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit C by an entity that, pursuant to Section 5.09(a), is required to become a “Guarantor” hereunder in favor of the Administrative Agent and for the benefit of the Secured Parties.

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Guarantors” means (a) the Borrower, (b) each Domestic Subsidiary of the Borrower as of the Effective Date and identified under the caption “GUARANTORS” on the signature pages hereto and (c) each other Domestic Subsidiary of the Borrower that shall become a Guarantor pursuant to Section 5.09(a), in each case so long as such Subsidiary shall remain a Guarantor party hereto.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immaterial Subsidiary” means (a) as of the Effective Date, any Subsidiary listed on Schedule 1.01B and (b) at any time thereafter, any Domestic Subsidiary or First-Tier Foreign Subsidiary designated as such by the Borrower in a certificate delivered by the Borrower to the Administrative Agent (and which designation has not been rescinded in a subsequent certificate of the Borrower delivered to the Administrative Agent), provided that (i) no Subsidiary shall be (or may be so designated as) an Immaterial Subsidiary if such Subsidiary has assets (after eliminating assets related to intercompany transactions) of more than two and one-half percent (2.5%) of the consolidated assets of the Borrower and its Subsidiaries, determined as of the end of the fiscal quarter or fiscal year most recently ended for which financial statements are available and (ii) the aggregate amount of the assets of all Immaterial Subsidiaries (after eliminating assets related to intercompany transactions) may not at any time exceed five percent (5%) of the consolidated assets of the Borrower and its Subsidiaries, determined as of the end of the fiscal quarter or fiscal year most recently ended for which financial statements are available.

“Incremental Cap” means the sum of:

(a) the Fixed Incremental Amount, plus

(b) the amount of any voluntary prepayments of Term Loans made pursuant to Section 2.11(a), the amount of any voluntary prepayment, repurchase or redemption of any Incremental Equivalent Debt and/or the amount of any permanent voluntary reductions of the Revolving Credit Commitments made pursuant to Section 2.09(c), in each case after the Effective Date; provided that the relevant prepayment was not funded with the proceeds of any long-term Indebtedness, plus

(c) an unlimited additional amount such that, in the case of this clause (c) only, after giving pro forma effect thereto (assuming that any Incremental Revolving Credit Commitments are drawn in full but excluding the proceeds of any such Incremental Equivalent Debt, Incremental Revolving Credit Commitments and Incremental Term Loan Commitments for purposes of netting cash and cash equivalents in the calculation of the Consolidated Senior Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio as set forth in the immediately following clauses (i) and (ii)), (i) at all times that the existing Obligations are secured by the Collateral, (x) if the applicable incurred Indebtedness is secured and is not subordinated in right of payment to the Obligations, the Consolidated Senior Secured Net Leverage Ratio shall not exceed 2.50 to 1.00 and (y) if the applicable incurred Indebtedness is unsecured or it is subordinated in right of payment to the Obligations, the Consolidated Total Net Leverage Ratio shall not exceed 3.50 to 1.00, in each case, calculated on a pro forma basis for the period of four (4) consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)) and (ii) at all times that the existing Obligations are not secured by the Collateral, (x) if the applicable incurred Indebtedness is secured and is not subordinated in right of payment to the Obligations, the Consolidated Senior Secured Net Leverage Ratio shall not exceed 3.50 to 1.00 and (y) if the applicable incurred Indebtedness is unsecured or it is subordinated in right of payment to the Obligations, the Consolidated Total Net Leverage Ratio shall not exceed 4.00 to 1.00, in each case, calculated on a pro forma basis for the period of four (4) consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)) (in each case for clauses (i) and (ii) other than to the extent such Incremental Equivalent Debt, Incremental Revolving Credit Commitments and/or Incremental Term Loan Commitments are incurred pursuant to this clause (c) concurrently with the incurrence of Incremental Equivalent Debt, Incremental Revolving Credit Commitments and/or Incremental Term Loan Commitments in reliance on clause (a) above, in which case the Consolidated Senior Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio shall be permitted to exceed the applicable leverage ratio set forth above to the extent of such Incremental Equivalent Debt, Incremental Revolving Credit Commitments and/or Incremental Term Loan Commitments incurred in reliance on such clause (a)). Notwithstanding the foregoing, at all times that the existing Obligations are not secured by the Collateral, the Borrower shall not be permitted to request any Incremental Revolving Credit Commitments and/or Incremental Term Loan Commitments, in each case, that would be secured by the Collateral.

It is understood and agreed that: (i) Incremental Equivalent Debt, Incremental Revolving Credit Commitments and/or Incremental Term Loan Commitments may be incurred pursuant to clause (c) above prior to utilization of the amount set forth in clause (a) above (and the Borrower shall be deemed to have utilized amounts under clause (c) above (to the extent that the Borrower is in compliance with the terms of clause (c) above at the time of such utilization) prior to the utilization of amounts under clause (a) above), (ii) any portion of the Indebtedness in respect of any Incremental Equivalent Debt, Incremental Revolving Credit Commitments or Incremental Term Loan Commitments incurred under clause (a) above may be reclassified, as the Borrower elects from time to time, as incurred under clause (c) above if such portion of such Indebtedness in respect of any Incremental Equivalent Debt,

Incremental Revolving Credit Commitments or Incremental Term Loan Commitments could at such time be incurred under clause (c) above on a pro forma basis; provided, that upon delivery of any financial statements pursuant to Section 5.01(a) or Section 5.01(b) following the initial incurrence of such Indebtedness in respect of any such Incremental Equivalent Debt, Incremental Revolving Credit Commitments or Incremental Term Loan Commitments under clause (a) of this definition, if such Indebtedness in respect of any such Incremental Equivalent Debt, Incremental Revolving Credit Commitments or Incremental Term Loan Commitments could, based on any such financial statements, have been incurred under clause (c) above, then such Indebtedness in respect of any such Incremental Equivalent Debt, Incremental Revolving Credit Commitments or Incremental Term Loan Commitments shall automatically be reclassified as having been incurred under the applicable provision of clause (c) above). Once such Indebtedness in respect of any such Incremental Equivalent Debt, Incremental Revolving Credit Commitments or Incremental Term Loan Commitments is reclassified in accordance with the preceding sentence, it shall not further be reclassified as incurred under the original basket pursuant to which such item was originally incurred.

“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(r).

“Incremental Lender” has the meaning set forth in Section 2.20.

“Incremental Loan Effective Date” has the meaning set forth in Section 2.20.

“Incremental Revolving Credit Commitment” has the meaning set forth in Section 2.20.

“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.20.

“Incremental Term Lender” has the meaning set forth in Section 2.20.

“Incremental Term Loan” has the meaning set forth in Section 2.20.

“Incremental Term Loan Amendment” has the meaning set forth in Section 2.20.

“Incremental Term Loan Commitment” has the meaning set forth in Section 2.20.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including any obligations convertible into capital stock or other securities), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all mandatorily redeemable preferred stock of such Person; provided that “Indebtedness” shall not include intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations and/or cash pooling of the Borrower and its Restricted Subsidiaries. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

“Information” has the meaning set forth in Section 9.13(b).

“Intellectual Property” has the meaning set forth in Section 3.05(b).

“Interest Election Request” means a request by the Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any Syndicated ABR Loan and any Loan that bears interest at the Japanese Prime Rate, each Quarterly Date and the applicable Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period therefor and, in the case of any Interest Period for a Term Benchmark Loan of more than three months’ duration, each successive date of such Interest Period that occurs at three-month intervals after the first day of such Interest Period and the applicable Maturity Date, (d) with respect to any Competitive Loan, the last day of the Interest Period therefor and the Revolving Credit Maturity Date, and, in the case of any Interest Period for such a Borrowing of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each successive date of such Interest Period that occurs at 90-day intervals after the first day of such Interest Period and the Revolving Credit Maturity Date, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Loan and (e) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Revolving Credit Maturity Date.

“Interest Period” means:

(a) for any Syndicated Term Benchmark Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months or (if available to all of the Lenders of the relevant Class of Loans) twelve months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency) or, with respect to such portion of any Syndicated Term Benchmark Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the applicable Maturity Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on such Maturity Date, as specified in the applicable Borrowing Request or Interest Election Request;

(b) for any Floating Rate Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months or (if available to all of the Lenders) twelve months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan for any Agreed Currency) or, with respect to such portion of any Floating Rate Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the Revolving Credit Maturity Date a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Revolving Credit Maturity Date, as specified in the applicable Competitive Bid Request; and

(c) for any Fixed Rate Loan or Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Fixed Rate Loan or Fixed Rate Borrowing and ending on the date specified in the applicable Competitive Bid Request;

provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period (other than an Interest Period denominated in a Foreign Currency that ends on the applicable Maturity Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and, in the case of a Syndicated Loan of any Class, thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Syndicated Borrowing comprising Loans of any Class that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Investment” means, for any Person: (a) the ownership of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; (b) any deposit with, or advance, loan or other extension of credit to, any other Person including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of (i) inventory or supplies by such Person in the ordinary course of business or (ii) accounts receivable in connection with any Receivables Securitization Program; (c) any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) any Swap Agreement; provided that “Investment” shall not include intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations and/or cash pooling of the Borrower and its Restricted Subsidiaries. The amount, as of any date of determination, of (i) any Investment in the form of any deposit with, or advance, loan or other extension of credit to, any other Person shall be equal to the principal amount thereof outstanding on such date, minus any cash payments actually received by the investor representing a payment or prepayment of in respect of principal of such Investment, but without any adjustment for increases due to in-kind interest payments, write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee or other contingent obligation shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the Borrower, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by the Borrower) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), minus the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.05, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by the Borrower.

“Issuing Lender” means JPMCB, Bank of America, N.A., PNC Bank, National Association, HSBC Bank USA, National Association, Wells Fargo Bank, National Association and each other Lender designated after the date hereof by the Borrower as an “Issuing Lender” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), in each case acting through itself or through one of its designated affiliates or branch offices and acting in its capacity as an issuer of one or more Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(j), in each case so long as such Person shall remain an Issuing Lender hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Lender” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Lender with respect thereto, and, further, references herein to “the Issuing Lender” shall be deemed to refer to each of the Issuing Lenders or the relevant Issuing Lender, as the context requires.

“Japanese Prime Rate” means for any Loan denominated in Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor.

“Japanese Prime Rate Adjustment” means, for any day, for any Loan denominated in Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBO Rate for the five most recent Business Days preceding such day for which the TIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBO Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period. For purposes of this definition, the TIBO Rate on any day shall be based on the TIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Yen for a maturity of one month.

“JPMCB” means JPMorgan Chase Bank, N.A.

“LC Collateral Account” has the meaning set forth in Section 2.06(k).

“LC Disbursement” means a payment made by an Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Dollar LC Exposure and the Multicurrency LC Exposure. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Revolving Lender shall remain in full force and effect until the Issuing Lender and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender Notice Date” has the meaning set forth in Section 2.22(b).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or other agreement entered into pursuant to Section 2.20 or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Lenders. For the avoidance of doubt, the term “Lenders” excludes the Departing Lenders.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement (including the Existing Letters of Credit).

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).

“Letter of Credit Commitment” means, with respect to each Issuing Lender, the commitment of such Issuing Lender to issue Letters of Credit hereunder. The initial amount of each Issuing Lender’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Lender has entered into an Assignment and Assumption, the amount set forth for such Issuing Lender as its Letter of Credit Commitment in the Register maintained by the Administrative Agent.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any Letter of Credit Agreement in respect thereof and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Letter of Credit Sublimit” means $100,000,000.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transaction” means any Acquisition, Investment or Disposition (and the incurrence of any related Indebtedness, as applicable) permitted by this Agreement, in each case whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan Documents” means, collectively, this Agreement (including schedules and exhibits hereto), the Letter of Credit Documents, any agreements between the Borrower and an Issuing Lender regarding such Issuing Lender’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and such Issuing Lender in connection with the issuance of Letters or Credit, the Security Documents, each promissory note of the Borrower issued hereunder, each agreement entered into pursuant to Section 2.20, each Guarantee Assumption Agreement and each joinder or similar agreement of a Subsidiary entered into pursuant to Section 5.09.

“Loan Parties” means the Borrower and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means (a) with respect to Loans or Letters of Credit denominated in any Foreign Currency, local time (it being understood that such local time shall mean (a) London, England time with respect to any Foreign Currency other than euro and (b) Brussels, Belgium time with respect to euro, in each case of clauses (a) and (b) unless otherwise notified by the Administrative Agent) and (b) in all other cases, New York City time.

“Margin” means, with respect to any Competitive Loan bearing interest at a Floating Rate, the marginal rate of interest, if any, to be added to or subtracted from the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, an Adjusted Daily Simple RFR or other applicable benchmark (as applicable, the “Floating Rate Benchmark”) to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or any of the other Loans Documents or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Agents, the Issuing Lenders or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $125,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time.

“Material Intellectual Property” means Intellectual Property that is material to the business operations of the Borrower and its Restricted Subsidiaries taken as a whole.

“Material Subsidiary” means each Restricted Subsidiary other than Immaterial Subsidiaries.

“Maturity Date” means the Revolving Credit Maturity Date or the Term Loan Maturity Date, as the case may be.

“Maximum Rate” has the meaning set forth in Section 9.15.

“Moody’s” means Moody’s Investors Service, Inc.

“Multicurrency LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Multicurrency Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Multicurrency LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Multicurrency Percentage of the total Multicurrency LC Exposure at such time.

“Multicurrency Letters of Credit” means Letters of Credit that utilize the Multicurrency Revolving Credit Sub-Commitments.

“Multicurrency Revolving Credit Exposure” means, with respect to any Multicurrency Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Multicurrency Revolving Credit Lender’s Multicurrency Revolving Credit Loans and its Multicurrency LC Exposure and Swingline Exposure at such time.

“Multicurrency Revolving Credit Lender” means (a) on the Effective Date, the Revolving Credit Lenders having Multicurrency Revolving Credit Sub-Commitments and (b) thereafter, the Revolving Credit Lenders from time to time holding Revolving Credit Loans made pursuant to Multicurrency Revolving Credit Sub-Commitments or holding Multicurrency Revolving Credit Sub-Commitments, after giving effect to any assignments thereof permitted by Section 9.04(b).

“Multicurrency Revolving Credit Loan” means a Revolving Credit Loan denominated in Dollars or an Agreed Foreign Currency made by a Lender under its Multicurrency Revolving Credit Sub-Commitment.

“Multicurrency Revolving Credit Sub-Commitment” means, with respect to each Multicurrency Revolving Credit Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name under the heading “Multicurrency Revolving Credit Sub-Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Multicurrency Revolving Credit Sub-Commitment, as applicable, and giving effect to (a) any reduction in such amount pursuant to Section 2.09, (b) any increase pursuant to Section 2.20 from time to time and (c) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided that at no time shall the Multicurrency Revolving Credit Exposure of any Multicurrency Revolving Credit Lender exceed its Multicurrency Revolving Credit Sub-Commitment. The aggregate amount of the Multicurrency Revolving Credit Lenders’ Multicurrency Revolving Credit Sub-Commitments is $500,000,000 as of the Effective Date.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means (a) in connection with any Disposition, casualty, condemnation or similar event, the proceeds thereof (including insurance proceeds, condemnation awards or similar awards) in the form of cash (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or the sale or disposition of any non-cash consideration or otherwise, but only as and when received and excluding the portion of such deferred payment constituting interest) of such Disposition, casualty, condemnation or similar event, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Disposition, casualty, condemnation or similar event (other than any Lien pursuant to a Loan Document) and other costs, fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of amounts deposited in escrow in connection therewith or reasonably expected to be paid as a result of any purchase price adjustment, indemnities or reserves related thereto (such amounts shall be Net Cash Proceeds to the extent and at the time released or not required to be so used), and (b) in connection with any issuance or incurrence of Indebtedness, the cash proceeds received from such issuance, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other fees and expenses actually incurred in connection therewith.

“Non-Consenting Lender” has the meaning set forth in Section 9.02(f).

“Non-Extending Lender” has the meaning set forth in Section 2.22(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means, collectively, (a) all of the Indebtedness, liabilities and obligations of any Loan Party to the Agents, the Lenders, the Swingline Lender and/or the Issuing Lenders arising under the Loan Documents (including all reimbursement obligations in respect of Letters of Credit), in each case whether fixed, contingent (including without limitation the obligations incurred as a Guarantor pursuant to Article X), now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under clause (h) or (i) of Article VII and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest, fees and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event, (b) all obligations of the Borrower or any Restricted Subsidiary owing to any Lender or any Affiliate of any Lender under any credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), stored value cards, merchant processing services, treasury management services agreement, operational foreign exchange management, any service terms or any service agreements, including electronic payments service terms and/or automated clearing house agreements, any direct debit scheme or arrangement and all overdrafts on any account which the Borrower or any Restricted Subsidiary maintains with any Lender or any Affiliate of any Lender (collectively, “Banking Services Obligations”) and (c) all obligations of the Borrower or any Restricted Subsidiary owing to any Lender or any Affiliate of any Lender under (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to manage interest rates or interest rate risk and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices (collectively, “Swap Obligations”); provided that the definition of “Obligations” shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations for purposes of determining any obligations of any Loan Party.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording or filing Taxes or any other similar excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, excluding any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b) or Section 9.02(f)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuing Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment” has the meaning assigned to such term in Section 8.06(c).

“Payment Notice” has the meaning assigned to such term in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) Liens incurred or pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws, Environmental Laws or similar legislation, (ii) to secure liabilities to insurance carriers under insurance or self-insurance arrangements in respect of obligations of the type set forth described in clause (i) above or (iii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety, stay, customs and appeal bonds, performance and return-of-money bonds, government contracts, trade contracts (other than for Indebtedness) and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) ground leases or subleases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(f) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(h) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Restricted Subsidiary in excess of those required by applicable banking regulations;

(i) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and the Restricted Subsidiaries;

(j) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement;

(k) Liens that are contractual rights of set-off;

(l) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued or created for the account of the Borrower or any Restricted Subsidiary; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiary in respect of such letter of credit; and

(m) any zoning or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary course of business of the Borrower and the Restricted Subsidiaries, taken as a whole;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Liens referred to in clause (c) or (l) above securing obligations under letters of credit or bank guarantees.

“Permitted Term Loan Refinancing Indebtedness” (or, as used in this clause, “Refinancing Indebtedness”) means, in respect of the Term Loans (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (including refinancings, extensions and renewals thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, issue discount, premium and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control, fundamental change, or upon conversion or exchange in the case of convertible or exchangeable Indebtedness or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the maturity of such Original Indebtedness; (d) the Weighted Average Life to Maturity of such Refinancing Indebtedness shall be no shorter than the Weighted Average Life to Maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing; (e) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Restricted Subsidiary, in each case that shall not have been (or, in the case of after-acquired Restricted Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of the Borrower if the Borrower shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Restricted Subsidiary or of the Borrower only to the extent of their obligations in respect of such Original Indebtedness; (f) if secured by the Collateral on a junior lien basis or if unsecured, such Refinancing Indebtedness does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control, fundamental change, customary asset sale or event of loss mandatory offers to purchase and customary acceleration rights after an event of default and, for the avoidance of doubt, rights to convert or exchange in the case of convertible or exchangeable Indebtedness) prior to the latest maturity date of the Indebtedness being refinanced; (g) such Refinancing Indebtedness does not contain covenants, events of default and other terms, other than covenants, events of default and other terms (other than interest rates, rate floors, fees and optional prepayment or redemption terms) which are (i) customary for similar Indebtedness in light of then-prevailing market conditions or (ii) when taken as a whole, are no less favorable (as reasonably determined by the Borrower in good faith) to the lenders, holders or investors, as the case may be, providing such Refinancing Indebtedness than those applicable to the Original Indebtedness (provided that a certificate of a Financial Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Refinancing Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Refinancing Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (g) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)); and (h) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) (and, if such Original Indebtedness is secured, be subject to an intercreditor agreement reasonably satisfactory to the Administrative Agent).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledge Agreement” means the Third Amended and Restated Pledge Agreement, dated as of the Effective Date, substantially in the form of Exhibit B, between the Loan Parties and the Administrative Agent.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Restricted Subsidiary pursuant to clause (g) of Section 6.04 yielding Net Cash Proceeds (individually) in excess of the greater of (i) $65,000,000 and (ii) 1.0% of Consolidated Total Assets (measured as of the date such sale, transfer or other disposition and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a)));

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted

Subsidiary (x) for any fiscal year, property with a book value immediately prior to such event equal to or greater than 15% of Consolidated Total Assets (measured as of the date such casualty, insured damage, taking or condemnation and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a))) and (y) individually, yielding Net Cash Proceeds in an amount exceeding the greater of (i) $65,000,000 and (ii) 1.0% of Consolidated Total Assets (measured as of the date such casualty, insured damage, taking or condemnation and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a))); or

(c) the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02 (except any Permitted Term Loan Refinancing Indebtedness).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent (it being understood that such principal financial center shall mean London, England unless otherwise notified by the Administrative Agent).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.19.

“Qualified Cash” means at any date, the amount of unrestricted and unencumbered Cash and Cash Equivalents maintained by the Borrower and its Restricted Subsidiaries at such date.

“Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

“Ratings” means the public ratings established for the Index Debt by S&P and Moody’s (or, in the event no Index Debt is outstanding or such Index Debt is not rated by either S&P or Moody’s, the public corporate credit rating established for the Borrower by S&P and the public corporate family rating established for the Borrower by Moody’s).

“Receivables Securitization Program” has the meaning set forth in Section 6.02(e).

“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (ii) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time, two (2) TARGET Days preceding the date of such setting, (iii) if such Benchmark is the TIBO Rate, 11:00 a.m., Japan time, two (2) Business Days preceding the date of such setting, (iv) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to such setting, (v) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting or (vi) if such Benchmark is none of the Term SOFR Rate, Daily Simple SOFR, the EURIBO Rate, the TIBO Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.04(b).

“Regulation D”, “Regulation T”, “Regulation U” and “Regulation X” means, respectively, Regulation D, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in euro, the Adjusted EURIBO Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBO Rate, or (iv) with respect to any RFR Borrowing denominated in Pounds Sterling or Dollars, the applicable Adjusted Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in euro, the EURIBO Screen Rate or (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBO Screen Rate.

“Required Lenders” means, subject to Section 2.21, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article VII or the Revolving Commitments terminating or expiring, Lenders having Credit Exposures, outstanding Incremental Term Loans and/or Unfunded Commitments representing more than 50% of the sum of the total Credit Exposures, outstanding Incremental Term Loans and Unfunded Commitments at such time; provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Article VII, the Unfunded Commitment of each Revolving Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, Lenders having Credit Exposures representing more than 50% of the sum of the total Credit Exposures at such time, provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Revolving Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount, (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Borrower or an Affiliate of the Borrower shall be disregarded and (z) the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

“Required Revolving Lenders” means, subject to Section 2.21, at any time, Revolving Credit Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and Unfunded Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then (i) as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans and (ii) the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

“Required Term Lenders” means, subject to Section 2.21, at any time, Term Lenders having Term Loans and unused Term Loan Commitments representing more than 50% of the sum of the total outstanding principal amount of Term Loans and unused Term Loan Commitments at such time.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, any vice president, chief financial officer or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Equity Interests of the Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Equity Interests of the Borrower or any Equity Rights with respect to any such shares of Equity Interests of the Borrower.

“Restricted Subsidiary” means, as to any Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” means any Restricted Subsidiary of the Borrower.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month beginning with the date that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists; and (d) in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. For purposes hereof, “Currency Valuation Notice” means a notice given by the Multicurrency Revolving Credit Lenders having more than 50% of the Multicurrency Revolving Credit Sub-Commitments to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent make the determination contemplated by clause (d) above; provided that the Administrative Agent shall not be required to make more than one determination pursuant to Currency Valuation Notices within any rolling three month period.

“Revolving Credit”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(a).

“Revolving Credit Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Credit Commitments.

“Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, its Dollar Revolving Credit Sub-Commitment and/or its Multicurrency Revolving Credit Sub-Commitment, if any. The aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments is $1,000,000,000 as of the Effective Date.

“Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Lender’s Syndicated Revolving Credit Loans, its LC Exposure and its Swingline Exposure at such time.

“Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Credit Loans” means the loans made by the Revolving Credit Lenders to the Borrower pursuant to Section 2.01(a).

“Revolving Credit Maturity Date” means November 4, 2027, as extended (in the case of each Revolving Credit Lender consenting thereto) pursuant to Section 2.22; provided, however, if such date is not a Business Day, the Revolving Credit Maturity Date shall be the immediately preceding Business Day.

“Revolving Credit Sub-Commitment” means a Dollar Revolving Credit Sub-Commitment or a Multicurrency Revolving Credit Sub-Commitment, as applicable.

“RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA and (b) Dollars, Daily Simple SOFR, and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the applicable Adjusted Daily Simple RFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Sanctions” means U.S. Sanctions and Foreign Sanctions.

“SEC” means the United States Securities and Exchange Commission or any successor agency.

“Secured Parties” means the holders of the Obligations from time to time and shall include (i) each Lender and each Issuing Lender in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Lenders and the Lenders in respect of all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and Affiliate of such Lender in respect of Swap Agreements and Banking Services Agreements entered into with such Person by the Borrower or any Subsidiary (including those in effect on the Effective Date), (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Securities Act” means the United States Securities Act of 1933.

“Security Agreement” means the Second Amended and Restated Security Agreement (including any and all supplements thereto) in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Effective Date, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means, collectively, the Pledge Agreement, the Security Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Ancillary Obligations” means (i) all obligations of the Borrower or any Restricted Subsidiary owing to any Lender or any Affiliate of any Lender in respect of any Swap Obligations and (ii) all obligations of the Borrower or any Restricted Subsidiary owing to any Lender or any Affiliate of any Lender in respect of any Banking Services Obligations; provided that the definition of “Specified Ancillary Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations for purposes of determining any obligations of any Loan Party.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” means the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Restricted Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held.

“Subsidiary Guarantor” means any Guarantor other than the Borrower.

“Supported QFC” has the meaning assigned to it in Section 9.19.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” has the meaning set forth in the definition of “Obligations”.

“Swingline Commitment” means $25,000,000.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall be the sum of (a) its Applicable Dollar Percentage or Applicable Multicurrency Percentage, as applicable, of the aggregate principal amount of all Swingline Loans outstanding under the respective Revolving Credit Sub-Commitment at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline

Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Revolving Credit Lenders in such Swingline Loans.

“Swingline Lender” means JPMCB (or any of its designated branch offices or affiliates), in its capacity as the lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Syndicated”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, assessments, charges or withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable.

“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.

“Term Loan Commitment” means (a) with respect to any Term Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name under the heading “Term Loan Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable, and giving effect to (i) any reduction in such amount from time to time pursuant to Section 2.09 and (ii) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (b) as to all Term Lenders, the aggregate commitments of all Term Lenders to make Term Loans. After advancing the Term Loan, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Term Loans. The initial aggregate amount of the Term Loan Commitments on the Effective Date is $500,000,000.

“Term Loan Maturity Date” means November 4, 2027, as extended (in the case of each Term Lender consenting thereto) pursuant to Section 2.22; provided, however, if such date is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.

“Term Loans” means the loans made by the Term Lenders to the Borrower pursuant to Section 2.01(b).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“TIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBO Screen Rate two (2) Business Days prior to the commencement of such Interest Period.

“TIBO Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m., Japan time, two (2) Business Days prior to the commencement of such Interest Period.

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time.

“Transaction Costs” means any fees or expenses incurred or paid by the Borrower or any Restricted Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is intended to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the refinancing of the Existing Credit Agreement and the repayment of certain Indebtedness thereunder, (c) the consummation of any other transactions in connection with the foregoing and (d) the payment of the fees, costs and expenses incurred in connection with any of the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Term Benchmark Rate, the Adjusted Daily Simple RFR, the Alternate Base Rate, the Japanese Prime Rate, the Central Bank Rate or, in the case of a Competitive Loan or Borrowing, the relevant Floating Rate or a Fixed Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to each Revolving Lender, the Revolving Commitment of such Lender less its Revolving Credit Exposure.

“United States” or “U.S.” mean the United States of America.

“Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” means any (a) Subsidiary of the Borrower that is listed on Schedule 5.10 hereto or designated by the Borrower as an Unrestricted Subsidiary after the Effective Date pursuant to Section 5.10 and (b) any Subsidiary of any Person described in clause (a) above.

“U.S. Designated Persons” means any Person listed on a U.S. Sanctions List.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Sanctioned Country” means a country or territory which is at any time subject to U.S. Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“U.S. Sanctions” means:

(a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government and administered by OFAC; and

(b) economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury.

“U.S. Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.19.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” or “¥” means the lawful currency of Japan.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Competitive Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Competitive Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or “RFR Borrowing”). Loans and Borrowings may also be identified by Currency.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any law, statute, rule or regulation shall, unless otherwise specified, be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations; Limited Conditionality.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of any provision hereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request such elimination of a change in GAAP), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance with Section 9.02. To enable the ready and consistent determination of compliance with the covenants set forth in Article VI, the Borrower will not change the last day of its fiscal year and fiscal quarters in effect on the date hereof. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (x) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (y) without giving effect to any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (ii) any obligations relating to a lease that was accounted for by such Person as an operating lease as of December 31, 2018 and any similar lease entered into after December 31, 2018 by such Person (or any subsidiary or Affiliate of such Person) shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

(b) All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or retirement, repayment, issuance, incurrence or assumption of Indebtedness, or other transaction (i) shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or retirement, repayment, issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation, including any such events to be consummated substantially simultaneous therewith) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act and (ii) in the case of any acquisition (including pursuant to a merger or consolidation), cost saving initiative, headcount reduction, restructuring initiative or similar strategic initiative after the Effective Date, may reflect (for historical periods and the period ending on the last day of the first full four-fiscal quarter period following the consummation of any such acquisition or other event) pro forma adjustments for cost savings and cost synergies (net of continuing associated expenses) that are reasonably expected to be realized within the period ending on the last day of the first full four-fiscal quarter period following the consummation of any such acquisition or other event, to the extent that such cost savings and cost synergies (A) would be permitted to be reflected in pro forma financial statements prepared in accordance with Article 11 of Regulation S-X under the Securities Act or (B) in the case of such cost savings and cost synergies that are not permitted by Article 11 of Regulation S-X (such cost savings and cost synergies, the “Additional Cost Savings and Cost Synergies”), are reasonably identifiable, factually supportable and reasonably anticipated by the Borrower in good faith to be achieved in connection with any such event within the period ending on the last day of the first full four-fiscal quarter period following the consummation of any such event; provided that (x) if any cost savings and cost synergies included in any pro forma calculations based on the expectation that such cost savings and cost synergies will be realized within the period ending on the last day of the first full four-fiscal quarter period following the consummation of any such acquisition or cost saving initiative, headcount reduction, restructuring initiative or similar strategic initiative shall at any time cease to be reasonably expected to be so achieved (or are in fact not so achieved) within such period, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings or cost synergies, (y) the aggregate amount of such Additional Cost Savings and Cost Synergies shall not exceed, for any period, twenty percent (20%) of Consolidated EBITDA for such period (as calculated without giving effect to this paragraph) and (z) all adjustments pursuant to this paragraph will be without duplication of any amounts that are otherwise included or added back pursuant to the definition of Consolidated EBITDA. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

(c) Notwithstanding anything to the contrary herein (including in connection with any calculation made on a pro forma basis), other than to the extent the foregoing relate to any conditions set forth in Section 4.02 with respect to any Revolving Credit Loans or for purposes of determining actual compliance with Section 6.09, to the extent the terms of this Agreement require (i) compliance with any financial ratio or financial test (including, without limitation, any leverage ratio, coverage ratio and/or any financial covenant) and/or any cap expressed as a percentage of Consolidated Total Assets or Consolidated EBITDA, (ii) accuracy of any representation or warranty and/or the absence of a Default or Event of Default (or any type of Default or Event of Default other than any Event of Default under Section 11.1(a), 11.1(b), 11.1(h) or 11.1(i)) or (iii) compliance with any basket, as a condition to (A) the consummation of any transaction (including in connection with any Acquisition or similar Investment or the assumption or incurrence of Indebtedness) and/or (B) the making of any Restricted Payment, in each case in connection with a Limited Condition Transaction, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (1) in the case of any Acquisition or similar Investment or any Disposition and any transaction related thereto (including the assumption or incurrence of Indebtedness in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended test period at the time of) either (x) the execution of the definitive agreement with respect to such Acquisition, Investment or Disposition or (y) the consummation of such Acquisition, Investment or Disposition and (2) in the case of any Restricted Payment and any transaction related thereto (including the assumption or incurrence of Indebtedness in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended test period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment, in each case, after giving effect to the relevant Acquisition, Investment, Disposition, Restricted Payment or other transaction on a pro forma basis (including, in each case, giving effect to the relevant transaction and any relevant Indebtedness (including the intended use of proceeds thereof) and giving pro forma effect to each other prospective Limited Condition Transaction that has been declared or for which definitive documents have been executed or notice has been provided), and no Default or Event of Default shall be deemed to have occurred solely as a result of an adverse change in such financial ratio or test occurring after the time such election is made (but any subsequent improvement in the applicable financial ratio or test may be utilized by the Borrower or any Subsidiary). For the avoidance of doubt, if the Borrower shall have elected the option set forth in clause (x) of any of the preceding clauses (1) or (2) in respect of any transaction, then (I) the Borrower shall be permitted to consummate such transaction even if any applicable test or condition shall cease to be satisfied subsequent to the Borrower’s election of such option and (II) from such time of execution or declaration and prior to the earlier of the date on which such transaction or Restricted Payment is consummated or made or the date on which such definitive agreement or declaration is terminated or expires, any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens shall be calculated as if such transaction or Restricted Payment (and the incurrence of such applicable Indebtedness) had been consummated. The provisions of this paragraph shall also apply in respect of the incurrence of any Incremental Revolving Credit Commitment, Incremental Term Facility and/or Incremental Equivalent Debt.

SECTION 1.05. Currencies; Currency Equivalents. (a) At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Term Benchmark Borrowings or RFR Borrowings or Letter of Credit extensions denominated in Foreign Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date occurs. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Bank, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, Loan, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar Equivalent (rounded to the nearest 1,000 units of such Foreign Currency).

(c) Each obligation hereunder of any party hereto that is denominated in a Currency of a country that is not a Participating Member State on the date hereof shall, effective from the date on which such country becomes a Participating Member State, be redenominated in euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in euro or such Currency, such party shall be entitled to pay or repay such amount either in euro or in such Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such country becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor. Without prejudice to the respective liabilities of the Borrower to the Lenders and of the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify in writing to the Borrower to be necessary or appropriate to reflect the introduction or changeover to the euro in any country that becomes a Participating Member State after the date hereof.

SECTION 1.06. Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such

Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.07. Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. (A)(i) All “Revolving Credit Loans” made under the Existing Credit Agreement which are outstanding on the Effective Date (the “Existing Revolving Credit Loans”) shall continue as Revolving Credit Loans under (and shall be governed by the terms of) this Agreement and the other Loan Documents, (ii) all “Term Loans” made under the Existing Credit Agreement which are outstanding on the Effective Date (the “Existing Term Loans” and, together with the Existing Revolving Credit Loans, the “Existing Loans”) in an amount not to exceed the initial aggregate amount of the Term Loan Commitments on the Effective Date shall continue as Term Loans under (and shall be governed by the terms of) this Agreement and the other Loan Documents and (iii) to the extent the aggregate principal amount of Existing Term Loans exceeds the initial aggregate amount of Term Loan Commitments on the Effective Date, such excess amount of Existing Term Loans shall continue as Revolving Credit Loans under (and shall be governed by the terms of) this Agreement and the other Loan Documents and (B) all accrued and unpaid interest with respect to any Existing Loans that were “Eurocurrency Loans” under and as defined in the Existing Credit Agreement shall be due and payable on the Effective Date. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Agreement”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) the Existing Letters of Credit which remain outstanding on the Effective Date under the Existing Credit Agreement shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) the liens and security interests in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations, (d) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions as are necessary in order that each Lender’s (i) Revolving Credit Exposure and outstanding Revolving Credit Loans hereunder reflect such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposures on the Effective Date and (ii) outstanding Term Loans hereunder equal the amount of such Lender’s Term Loan Commitment on the Effective Date (in each case, without the necessity of executing and delivering any Assignment and Assumption or other documentation or the payment of any processing or recordation fee), (e) the Existing Loans of each Departing Lender shall be repaid in full (accompanied by any accrued and unpaid interest and fees thereon) and each Departing Lender shall not be a Lender hereunder or have any obligation to make Loans or extend credit under this Agreement or to participate in Letters of Credit issued under the Existing Credit Agreement (with all existing participations of each Departing Lender in Letters of Credit deemed terminated) or to reimburse any party for LC Disbursements in respect thereof or to purchase participations in any Swingline Loan (provided, however, that each Departing Lender shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03), and (f) the Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any “Eurocurrency Loans” under and as defined in the Existing Credit Agreement and such reallocation described above, in each case on the terms and in the manner set forth in Section 2.16 hereof in respect of Term Benchmark

Loans. Each Departing Lender, by its execution of its Departing Lender Signature Page, notwithstanding the time period specified in Section 2.11 of the Existing Credit Agreement, consents to delivery on or prior to the Effective Date of the notice of prepayment with respect to prepayment of its loans under the Existing Credit Agreement. Each Lender (including the Departing Lenders) agree that the Departing Lenders shall not be subject to Section 2.18(d) of this Agreement or the Existing Credit Agreement (or any other similar payment sharing provisions) with respect to the payment in full of the Existing Loans to such Departing Lenders as contemplated by this Section 1.07.

SECTION 1.08. Negative Covenant Compliance. For purposes of determining whether the Borrower and its Restricted Subsidiaries comply with any exception to Article VI (other than Section 6.09) where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, any such ratio and metric shall only prohibit the Borrower and its Restricted Subsidiaries from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder. For avoidance of doubt, with respect to determining whether the Borrower and its Restricted Subsidiaries comply with any negative covenant in Article VI (other than Section 6.09), to the extent that any obligation or transaction could be attributable to more than one exception to any such negative covenant, the Borrower may elect at the time of the making thereof to categorize all or any portion of such obligation or transaction to any one or more exceptions to such negative covenant that permit such obligation or transaction.

SECTION 1.09. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.10. Leverage Ratios. Notwithstanding anything to the contrary contained herein, for purposes of calculating any leverage ratio herein in connection with the incurrence of any Indebtedness, (a) there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Indebtedness and (b) to the extent the Indebtedness to be incurred is revolving Indebtedness, such incurred revolving Indebtedness (or if applicable, the portion (and only such portion) of the increased commitments thereunder) shall be treated as fully drawn.

SECTION 1.11. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that, with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 1.12. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

SECTION 2.01. The Commitments.

(a) Revolving Credit Loans.

(i) Subject to the terms and conditions set forth herein, each Dollar Revolving Credit Lender agrees (severally and not jointly) to make Syndicated Revolving Credit Loans in Dollars to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)(iii)) in (w) such Lender’s Dollar Revolving Credit Exposure exceeding such Lender’s Dollar Revolving Credit Sub-Commitment, (x) the total Dollar Revolving Credit Exposures exceeding the aggregate amount of the Dollar Revolving Credit Sub-Commitments, (y) the Total Revolving Credit Exposures exceeding the aggregate amount of the Revolving Credit Commitments or (z) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the aggregate amount of the Revolving Credit Commitments.

(ii) Subject to the terms and conditions set forth herein, each Multicurrency Revolving Credit Lender agrees (severally and not jointly) to make Syndicated Revolving Credit Loans in Dollars or in any Agreed Foreign Currency to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)(iii)) in (w) such Lender’s Multicurrency Revolving Credit Exposure exceeding such Lender’s Multicurrency Revolving Credit Sub-Commitment, (x) the total Multicurrency Revolving Credit Exposures exceeding the aggregate amount of the Multicurrency Revolving Credit Sub-Commitments, (y) the Total Revolving Credit Exposures exceeding the aggregate amount of the Revolving Credit Commitments or (z) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the aggregate amount of the Revolving Credit Commitments.

(iii) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Syndicated Revolving Credit Loans.

(b) Term Loans.

(i) Subject to the terms and conditions set forth herein, each Term Lender agrees (severally and not jointly) to make a Syndicated Term Loan in Dollars to the Borrower in a single drawing on the Effective Date in an amount equal to such Term Lender’s Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent.

(ii) Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings.

(a) Obligations of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Currency, Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments (or Revolving Credit Sub-Commitments, as applicable) of the applicable Class. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.

(b) Type of Loans. Subject to Section 2.14, (i) each Syndicated Borrowing shall be constituted (x) in the case of Borrowings in Dollars, entirely of ABR Loans or of Term Benchmark Loans and (y) in the case of Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be constituted entirely of Floating Rate Loans or Fixed Rate Loans denominated in a single Currency as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each ABR Loan (whether a Syndicated Loan or a Swingline Loan) shall be denominated in Dollars. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. Each Syndicated Term Benchmark Borrowing shall be in an aggregate amount of the Dollar Equivalent of $5,000,000 or a larger multiple of the Dollar Equivalent of $1,000,000, or, in the case of a Syndicated Term Benchmark Borrowing denominated in a Foreign Currency, in an aggregate amount as agreed by the Administrative Agent. Each Syndicated ABR Borrowing and Syndicated RFR Borrowing shall be in an aggregate amount equal to the Dollar Equivalent of $5,000,000 or a larger multiple of the Dollar Equivalent of $1,000,000; provided that a Syndicated ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate amount of the relevant Revolving Credit Sub-Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f). Each Competitive Borrowing shall be in an aggregate amount equal to $10,000,000 or a larger multiple of $1,000,000. Each Swingline Loan shall be in an amount equal to $2,500,000 or a larger multiple of $500,000. Borrowings of more than one Class, Currency and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Syndicated Term Benchmark Borrowings and Syndicated RFR Borrowings outstanding in the aggregate.

(d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Syndicated Term Benchmark Borrowing) any Term Benchmark Borrowing if the Interest Period requested therefor would end after the applicable Maturity Date.

SECTION 2.03. Requests for Syndicated Borrowings.

(a) Notice by the Borrower. To request a Syndicated Borrowing, the Borrower shall notify the Administrative Agent of such request (i) in the case of a Syndicated Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the case of a Syndicated Term Benchmark Borrowing denominated in euro, not later than 11:00 a.m. New York City time, three Business Days before the date of the proposed Borrowing, (iii) in the case of a Syndicated Term Benchmark Borrowing denominated in Yen, not later than 11:00 a.m. New York City time, four Business Days before the date of the proposed Borrowing, (iv) in the case of a Syndicated RFR Borrowing denominated in Pounds Sterling, not later than 11:00 a.m. New York City time, five (5) RFR Business Days before the date of the proposed Borrowing and (v) in the case of a Syndicated ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be made by submission to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower.

(b) Content of Borrowing Requests. Each Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate principal amount and Currency of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) in the case of a Syndicated Borrowing, whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing and whether such Borrowing is a Revolving Credit Borrowing or a Term Loan Borrowing;

(iv) in the case of a Syndicated Term Benchmark Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

(c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request for a Borrowing under any of the Commitments (or under either of the Revolving Credit Sub-Commitments), the Administrative Agent shall advise each of the relevant Lenders under such Commitment (or such Revolving Credit Sub-Commitment) of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(d) Failure to Elect. If no election as to the Currency of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be denominated in Dollars. If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing unless an Agreed Foreign Currency has been specified, in which case the requested Syndicated Borrowing shall be a Term Benchmark Borrowing denominated in such Agreed Foreign Currency. If no Interest Period is specified with respect to any requested Syndicated Term Benchmark Borrowing, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be made instead as a Syndicated ABR Borrowing, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(e) Allocation of Dollar Borrowings under Revolving Credit Commitments. Notwithstanding anything herein to the contrary (but subject to the requirements of Section 2.01(a)(i) or 2.01(a)(ii), as applicable), each requested Borrowing denominated in Dollars in respect of the Revolving Credit Commitments shall be made pro rata among the Revolving Credit Lenders (and between the Dollar Revolving Credit Sub-Commitments and the Multicurrency Revolving Credit Sub-Commitments) according to the sum of the aggregate amount of their respective Dollar Revolving Credit Sub-Commitments and Multicurrency Revolving Credit Sub-Commitments; provided that if, on such date of such Borrowing (after giving effect to any prepayments of Revolving Credit Loans and/or the expiration of any Letters of Credit to occur as of such date) any Revolving Credit Loans and/or Letters of Credit denominated in Foreign Currencies will be outstanding under the Multicurrency Revolving Credit Sub-Commitments, such requested Borrowing denominated in Dollars shall be made pro rata (or as nearly pro rata as possible, as determined by the Administrative Agent) among the Revolving Credit Lenders (and under the Dollar Revolving Credit Sub-Commitments and the Multicurrency Revolving Credit Sub-Commitments) according to the sum of the aggregate unused amount of the their respective Dollar Revolving Credit Sub-Commitments and Multicurrency Revolving Credit Sub-Commitments.

SECTION 2.04. Competitive Bid Procedure.

(a) Requests for Bids by the Borrower. Subject to the terms and conditions set forth herein, from time to time prior to the termination of the Revolving Credit Commitments the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans denominated in Dollars or in any Foreign Currency; provided that (i) the aggregate principal amount of all outstanding Competitive Loans at any time shall not exceed $100,000,000 and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the aggregate amount of the Revolving Credit

Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request, in the case of a Floating Rate Borrowing denominated in Dollars, by irrevocable written notice, not later than 11:00 a.m., New York City time, four Business Days (or, in the case of a Floating Rate Borrowing denominated in a Foreign Currency, by irrevocable written notice, not later than 11:00 a.m., London time, five Business Days) before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing denominated in Dollars, by irrevocable written notice, not later than 10:00 a.m., New York City time, one Business Day (or, in the case of a Fixed Rate Borrowing denominated in a Foreign Currency, by irrevocable written notice, not later than 10:00 a.m., London time, four Business Days) before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such Competitive Bid Request shall be made by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount and Currency of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) the maturity date of such Borrowing, which date shall not be less than seven days or more than 360 days after the date of such Borrowing;

(iv) whether such Borrowing is to be a Floating Rate Borrowing or a Fixed Rate Borrowing;

(v) the Interest Period for such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Revolving Credit Lenders of the details thereof by telecopy, inviting the Revolving Credit Lenders to submit Competitive Bids.

(b) Making of Bids by Lenders. Each Revolving Credit Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Revolving Credit Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Floating Rate Borrowing, not later than 9:30 a.m., New York City time, three Business Days (or, in the case of a Floating Rate Borrowing denominated in a Foreign Currency, 9:30 a.m., London time, four Business Days) before the proposed date of such Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time (or, in the case of a Fixed Rate Borrowing denominated in a Foreign Currency, 9:30 a.m., London time), on the proposed date of such Borrowing. Competitive Bids that do not conform substantially to the form approved by the

Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Revolving Credit Lender of such rejection as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be $5,000,000 or a larger multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Revolving Credit Lender is willing to make, (ii) the Competitive Bid Rate or Competitive Bid Rates at which the Revolving Credit Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period for each such Loan and the last day thereof.

(c) Notification of Bids by Administrative Agent. The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Revolving Credit Lender that shall have made such Competitive Bid.

(d) Acceptance of Bids by the Borrower. Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by written notice in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Floating Rate Borrowing, not later than 10:30 a.m., New York City time, three Business Days (or, in the case of a Floating Rate Borrowing denominated in a Foreign Currency, 2:00 p.m., London time, four Business Days) before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time (or, in the case of a Fixed Rate Borrowing denominated in a Foreign Currency, 10:30 a.m., London time), on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) of this proviso, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) of this proviso, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a principal amount of $5,000,000 or a larger multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) of the first proviso of this paragraph, such Competitive Loan may be in an amount of $1,000,000 or any multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to such clause (iv) the amounts shall be rounded to multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

(e) Notification of Acceptances by the Administrative Agent. The Administrative Agent shall promptly notify each bidding Revolving Credit Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) Bids by the Administrative Agent. If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Revolving Credit Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Revolving Credit Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

SECTION 2.05. Swingline Loans.

(a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender may in its sole discretion make Swingline Loans to the Borrower from time to time during the Revolving Credit Availability Period, in Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment, (ii) the total Dollar Revolving Credit Exposures exceeding the aggregate amount of the Dollar Revolving Credit Sub-Commitments, (iii) the total Multicurrency Revolving Credit Exposures exceeding the aggregate amount of the Multicurrency Revolving Credit Sub-Commitments, (iv) the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Credit Commitment, (v) the Total Revolving Credit Exposures exceeding the aggregate amount of the Revolving Credit Commitments or (vi) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the aggregate amount of the Revolving Credit Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by irrevocable written notice made to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower, not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f), by remittance to the respective Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) Participations by Revolving Credit Lenders in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent require the Revolving Credit Lenders to acquire participations in all or a portion of the Swingline Loans outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage (as applicable) of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Applicable Dollar Percentage and/or Applicable Multicurrency Percentage (as applicable) of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Credit Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d) Replacement of Swingline Lender. The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans. Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Credit Lenders, in which case, such Swingline Lender shall be replaced in accordance with this Section 2.05(d).

Notwithstanding anything herein to the contrary (but subject to the requirements of Section 2.05(a)), for purposes of determining a Revolving Credit Lender’s Applicable Dollar Percentage and/or Applicable Multicurrency Percentage in respect of any Swingline Loan, each Swingline Loan shall be allocated pro rata between the Dollar Revolving Credit Sub-Commitments and the Multicurrency Revolving Credit Sub-Commitments according to the sum of the aggregate amount of the Revolving Credit Lenders’ respective Dollar Revolving Credit Sub-Commitments and Multicurrency Revolving Credit Sub-Commitments; provided that if, on such date of such Swingline Loan (after giving effect to any prepayments of Revolving Credit Loans and/or the expiration of any Letters of Credit to occur as of such date) any Revolving Credit Loans and/or Letters of Credit denominated in Foreign Currencies will be outstanding under the Multicurrency Revolving Credit Sub-Commitments, such Swingline Loan shall be allocated pro rata (or as nearly pro rata as possible, as determined by the Administrative Agent) between the Dollar Revolving Credit Sub-Commitments and the Multicurrency Revolving Credit Sub-Commitments according to the sum of the aggregate unused amount of the Revolving Credit Lenders’ respective Dollar Revolving Credit Sub-Commitments and Multicurrency Revolving Credit Sub-Commitments.

SECTION 2.06. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request any Issuing Lender to issue, at any time and from time to time during the Revolving Credit Availability Period, Letters of Credit denominated in Dollars or in any Agreed Foreign Currency as the applicant thereof for the support of its or its Restricted Subsidiaries’ obligations in such form as is acceptable to such Issuing Lender in its reasonable determination, under the Dollar Revolving Credit Sub-Commitments and/or under the Multicurrency Revolving Credit Sub-Commitments (subject to the two immediately succeeding paragraphs). Letters of Credit issued or continued hereunder shall constitute utilization of the Commitments.

Each letter of credit issued by JPMCB or any other “Issuing Lender” under (and as defined in) the Existing Credit Agreement and outstanding as of the Effective Date and notified in writing by the Borrower to the Administrative Agent (collectively, the “Existing Letters of Credit”) shall be automatically continued as a “Letter of Credit” hereunder (i) in the case of each Existing Letter of Credit denominated in Dollars, pro rata under each of the Dollar Revolving Credit Sub-Commitments and the Multicurrency Revolving Credit Sub-Commitments, and as of the Effective Date each Revolving Credit Lender shall have a participation in each such Existing Letter of Credit equal to such Lender’s Applicable Dollar Percentage and/or Applicable Multicurrency Percentage (as applicable) of the aggregate amount available to be drawn under such Existing Letter of Credit and (ii) in the case of each Existing Letter of Credit denominated in any Foreign Currency, under the Multicurrency Revolving Credit Sub-Commitments, and as of the Effective Date each Multicurrency Revolving Credit Lender shall have a participation in each such Existing Letter of Credit equal to such Lender’s Applicable Multicurrency Percentage of the aggregate amount available to be drawn under such Existing Letter of Credit.

Notwithstanding anything herein to the contrary (but subject to the requirements of Section 2.01(c)), each requested issuance of a Letter of Credit denominated in Dollars shall be allocated pro rata among the Revolving Credit Lenders (and between the Dollar Revolving Credit Sub-Commitments and the Multicurrency Revolving Credit Sub-Commitments) according to the sum of the aggregate amount of their respective Dollar Revolving Credit Sub-Commitments and Multicurrency Revolving Credit Sub-Commitments; provided that if, on such date of issuance of such Letter of Credit (after giving effect to any prepayments of Revolving Credit Loans and/or the expiration of any Letters of Credit to occur as of such date) any Revolving Credit Loans and/or Letters of Credit denominated in Foreign Currencies will be outstanding under the Multicurrency Revolving Credit Sub-Commitments, such requested Letter of Credit denominated in Dollars shall be allocated pro rata (or as nearly pro rata as possible, as determined by the Administrative Agent) among the Revolving Credit Lenders (and between the Dollar Revolving Credit Sub-Commitments and the Multicurrency Revolving Credit Sub-Commitments) according to the sum of the aggregate unused amount of their respective Dollar Revolving Credit Sub-Commitments and Multicurrency Revolving Credit Sub-Commitments.

(b) Notice of Issuance, Amendment or Extension. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Lender) to the relevant Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and Currency of such Letter of Credit, the name and address of the beneficiary thereof, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Issuing Lender and using the Issuing Lender’s standard form (each, a “Letter of Credit Agreement”). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control.

(c) Certain Limitations. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment or extension of each Letter of Credit the applicable Account Party shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the aggregate LC Exposure of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (e) of this Section) shall not exceed the Letter of Credit Sublimit, (ii) the sum of (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Lender at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed such Issuing Lender’s Letter of Credit Commitment, (iii) the total Dollar Revolving Credit Exposures shall not exceed the aggregate amount of the Dollar Revolving Credit Sub-Commitments, (iv) the total Multicurrency Revolving Credit Exposures shall not exceed the aggregate amount of the Multicurrency Revolving Credit Sub-Commitments, (v) the Total Revolving Credit Exposures shall not exceed the aggregate amount of the Revolving Credit Commitments and (vi) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the aggregate amount of the Revolving Credit Commitments. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Lender with the consent of such Issuing Lender; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Lender if, after giving effect of such reduction, the conditions set forth in the immediately preceding clauses (i) through (v) shall not be satisfied.

No Issuing Lender shall be under any obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or request that such Issuing Lender refrain from issuing such Letter of Credit, or any law applicable to such Issuing Lender shall prohibit, the issuance of letters of credit generally or such Letter of Credit in particular or any such order, judgment or decree, or law shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Lender in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally.

(d) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Lender to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the applicable Issuing Lender pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to twelve months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Lender to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal; and provided further that if there exist any Revolving Credit Commitments that have been extended pursuant to Section 2.22 (such extended Revolving Credit Commitments, the “Extended Revolving Credit Commitments”) having a maturity date later than the Revolving Credit Maturity Date (the “Subsequent Maturity Date”), then, so long as the aggregate LC Exposure in respect of Letters of Credit expiring after the Revolving Credit Maturity Date will not exceed the lesser of the Letter of Credit Sublimit and the aggregate amount of such Extended Revolving Credit Commitments, the Borrower may request the issuance of a Letter of Credit that shall expire at or prior to the close of business on the earlier of (A) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such extension occurs within three months of such then-current expiration date) and (B) the date that is five Business Days prior to the Subsequent Maturity Date.

(e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) by any Issuing Lender, and without any further action on the part of such Issuing Lender or the Revolving Credit Lenders, (i) in the case of a Dollar Letter of Credit, the Issuing Lender hereby grants to each Dollar Revolving Credit Lender, and each Dollar Revolving Credit Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Dollar Revolving Credit Lender’s Applicable Dollar Percentage and (ii) in the case of a Multicurrency Letter of Credit, the Issuing Lender hereby grants to each Multicurrency Revolving Credit Lender, and each Multicurrency Revolving Credit Lender hereby acquires from such Issuing Lender a participation in such Letter of Credit equal to such Multicurrency Revolving Credit Lender’s Applicable Multicurrency Percentage, in each case, of the aggregate amount available to be drawn under the relevant Letter of Credit. Each Dollar Revolving Credit Lender and each Multicurrency Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Dollar Letters of Credit and Multicurrency Letters of Credit, as the case may be, is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Dollar Revolving Credit Sub-Commitment or Multicurrency Revolving Credit Sub-Commitment.

In consideration and in furtherance of the foregoing, each relevant Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the relevant Issuing Lender, such Revolving Credit Lender’s Applicable Multicurrency Percentage or the Applicable Dollar Percentage (as applicable) of each LC Disbursement made by such Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Revolving Credit Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.07 with respect to Revolving Credit Loans made by such Revolving Credit Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Revolving Credit Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount in Dollars equal to such LC Disbursement (or, in the case of any LC Disbursement made in a Currency other than Dollars in respect of a Letter of Credit denominated in an Agreed Foreign Currency, the Dollar Equivalent of such LC Disbursement) not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement, provided that if such LC Disbursement is not less than (x) $5,000,000 in the case of a Syndicated ABR Revolving Credit Borrowing and (y) $2,500,000 in the case of a Swingline Loan, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a Syndicated ABR Revolving Credit Borrowing in Dollars or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Syndicated ABR Revolving Credit Borrowing or Swingline Loan.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each relevant Revolving Credit Lender of the applicable LC Disbursement (or the Dollar Equivalent thereof, as applicable), the payment then due from the Borrower and such Revolving Credit Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as applicable, thereof.

(g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Borrower or any Subsidiary or in the relevant currency markets generally.

Neither the Administrative Agent, the Revolving Credit Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction), the Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that:

(i) an Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit, provided that each Revolving Credit Lender and the Borrower agree that no Issuing Lender shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the terms of the applicable Letter of Credit) or ascertain or inquire as to the validity or accuracy of any such document or the authority of the person or entity executing or delivering same;

(ii) an Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) this sentence shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, no Issuing Lender shall be liable, in the absence of its own gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), for any action taken or not taken by it at the request of the Required Lenders or the Administrative Agent.

(h) Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Lender and any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If the Issuing Lender for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest in Dollars, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement as provided in paragraph (f) of this Section, at the rate per annum then applicable to Syndicated ABR Revolving Credit Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(f) shall apply. Interest accrued pursuant to this paragraph shall be for account of such Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Lender for such LC Disbursement shall be for account of such Revolving Credit Lender to the extent of such payment.

(j) Additional Issuing Lenders; Termination of Issuing Lenders. An Issuing Lender may be added, or an existing Issuing Lender may be terminated, under this Agreement at any time by written agreement between the Borrower, the Administrative Agent and the relevant Issuing Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such addition or termination. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for account of the Issuing Lender being terminated pursuant to Section 2.12(b). From and after the effective date of any such addition, the new Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter. After the termination of an Issuing Lender hereunder, the terminated Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to any outstanding Letters of Credit issued by it prior to such termination, but shall not be required to issue any new Letters of Credit or to renew or extend any such outstanding Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(k) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent (or the Revolving Credit Lenders having Revolving Credit Exposures and/or unused Revolving Credit Commitments representing more than 50% of the total Revolving Credit Exposures and/or unused Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments have terminated, Revolving Credit Lenders representing more than 50% of the total LC Exposure)) demanding the deposit of cash collateral pursuant to this paragraph or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.11(b), the Borrower shall immediately deposit into an account or accounts established and maintained on the books and records of the Administrative Agent, which account may be a “securities account” (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Revolving Credit Lenders (the “LC Collateral Account”), an amount in cash in Dollars equal to (x) in the case of an Event of Default, the sum of LC Exposure as of such date plus any accrued and unpaid interest thereon plus 5% of the LC Exposure as of such date with respect to Letters of Credit denominated in any Foreign Currency (or, in the case of any amounts denominated in Foreign Currencies, the Dollar Equivalent thereof, as determined by the Administrative Agent) and (y) in the case of cover pursuant to Section 2.11(b), the amount required under Section 2.11(b); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. In addition, and without limiting the foregoing or Section 2.06(d), if any LC Exposure remains outstanding after the expiration date specified in Section 2.06(d), the Borrower shall immediately deposit into the LC Collateral Account an amount in cash equal to 103% of such LC Exposure as of such date plus any accrued and unpaid interest thereon. Such deposit shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement, and for this purpose the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Revolving Credit Lenders in such collateral account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

(l) Issuing Lender Agreements. Each Issuing Lender agrees that, unless otherwise requested by the Administrative Agent, such Issuing Lender shall report in writing to the Administrative Agent (i) on the first Business Day of each week, to the extent that there was any activity in respect of Letters of Credit during the immediately preceding week, such daily activity (set forth by day), including all issuances, extensions and amendments, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Lender shall not permit any issuance, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Lender makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Lender on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(m) Letters of Credit Issued for Account of Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Lender (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the Issuing Lender hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

SECTION 2.07. Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Borrower designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that Syndicated ABR Revolving Credit Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f) shall be remitted by the Administrative Agent to the respective Issuing Lender.

(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 12:00 noon, New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans, or in the case of Foreign Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections.

(a) Elections by the Borrower for Syndicated Borrowings. The Loans constituting each Syndicated Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Syndicated Term Benchmark Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Syndicated Term Benchmark Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided that (i) a Syndicated Borrowing denominated in one Currency may not be continued as, or converted to, a Syndicated Borrowing in a different Currency, (ii) no Syndicated Term Benchmark Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, (x) the total Multicurrency Revolving Credit Exposures would exceed the aggregate amount of the Multicurrency Revolving Credit Sub-Commitments or (y) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the aggregate amount of the Revolving Credit Commitments, and (iii) a Syndicated Term Benchmark Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the relevant Lenders holding the Loans of the respective Class constituting such Borrowing, and the Loans of such Class constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

(b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election (by irrevocable written notice (via an Interest Election Request signed by a Responsible Officer of the Borrower)) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election.

(c) Content of Interest Election Requests. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Agreed Currency and principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in Dollars), a Term Benchmark Borrowing or an RFR Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

(d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely Interest Election Request with respect to a Syndicated Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one (1) month. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Syndicated Term Benchmark Borrowing denominated in a Foreign Currency prior to the end of the Interest Period therefor, then, unless such Syndicated Term Benchmark Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such Syndicated Term Benchmark Borrowing shall automatically be continued as a Syndicated Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Syndicated Term Benchmark Borrowing and (ii) unless repaid, (w) each Syndicated Term Benchmark Borrowing and each Syndicated RFR Borrowing, in each case denominated in Dollars, shall be converted to a Syndicated ABR Borrowing (in the case of a Syndicated Term Benchmark Borrowing) at the end of the Interest Period applicable thereto or (in the case of a Syndicated RFR Borrowing) on the next Interest Payment Date in respect thereof, (x) each Syndicated Term Benchmark Borrowing denominated in Yen shall be converted to a Loan that bears interest at the Japanese Prime Rate plus the Applicable Rate applicable to Syndicated ABR Revolving Loans at the end of the Interest Period applicable thereto and (y) each Syndicated Term Benchmark Borrowing and each Syndicated RFR Borrowing, in each case denominated in a Foreign Currency other than Yen, shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency (or in the case of Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected Syndicated Term Benchmark Loans or Syndicated RFR Loans denominated in any Foreign Currency shall either be (A) converted to a Syndicated ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) at the end of the Interest Period or on the Interest Payment Date, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period or on the Interest Payment Date, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Syndicated Term Benchmark Loan, the Borrower shall be deemed to have elected clause (A) above.

SECTION 2.09. Changes of Commitments.

(a) Scheduled Termination. Unless previously terminated, (i) the Term Loan Commitments shall terminate at 5:00 p.m. on the Effective Date and (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date (subject to Section 2.22).

(b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments (and either or both of the Revolving Credit Sub-Commitments); provided that (i) each reduction of the Revolving Credit Commitments (and either Revolving Credit Sub-Commitment) shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000, (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the aggregate amount of the Revolving Credit Commitments, (B) the Dollar Equivalent of any Lender’s Revolving Credit Exposure would exceed its Revolving Credit Commitment, (C) in the case of any reduction of the Dollar Revolving Credit Sub-Commitments, (x) the total Dollar Revolving Credit Exposures would exceed the aggregate amount of the Dollar Revolving Credit Sub-Commitments or (y) the Dollar Revolving Credit Exposure of any Lender would exceed its Dollar Revolving Credit Sub-Commitment, (D) in the case of any reduction of the Multicurrency Revolving Credit Sub-Commitments, (x) the total Multicurrency Revolving Credit Exposures would exceed the aggregate amount of the Multicurrency Revolving Credit Sub-Commitments or (y) the Multicurrency Credit Sub-Commitment of any Lender would exceed its Multicurrency Revolving Credit Sub-Commitment and (iii) after giving effect to any such reduction, the aggregate amount of the Revolving Credit Sub-Commitments shall not exceed the Revolving Credit Commitments as so reduced. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments (and, in the case of a reduction, the amount of such reduction to be allocated to the Dollar Revolving Credit Sub-Commitment and/or the Multicurrency Revolving Credit Sub-Commitment hereunder) under this paragraph at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments (and of the Revolving Credit Sub-Commitments) delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) Effect of Termination or Reduction. Any termination or reduction of the Revolving Credit Commitments (and the Revolving Credit Sub-Commitments) shall be permanent; provided that the reduction of the Revolving Credit Commitments (and the Revolving Credit Sub-Commitments) shall not preclude a subsequent increase thereof in accordance with Section 2.20. Each reduction of the Revolving Credit Commitments and the Revolving Credit Sub-Commitments shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments and Revolving Credit Sub-Commitments, as the case may be.

SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt.

(a) Repayment.

(i) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the outstanding principal amount of the Syndicated Revolving Credit Loans on the Revolving Credit Maturity Date applicable to such Revolving Credit Lender.

(ii) The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the respective Revolving Credit Lender the then unpaid principal amount of each Competitive Loan of such Revolving Credit Lender on the last day of the Interest Period therefor.

(iii) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan is made that is the 5th Business Day after such Swingline Loan is made; provided that on each date that a Syndicated Revolving Credit Borrowing or Competitive Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(iv) The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of each Incremental Term Lender the principal amount of each Incremental Term Loan held by such Incremental Term Lender on the relevant principal payment dates and in such amounts as shall have been agreed pursuant to Section 2.20 (with the final payment thereof to be made on the final maturity date thereof as so agreed).

(v) The Borrower shall repay Term Loans in installments as follows: (i) on the last day of the full fiscal quarter ending immediately following the fiscal quarter during which the Effective Date occurs (such full fiscal quarter, the “Specified Quarter”) and on the last day of the seven fiscal quarters ending immediately after the Specified Quarter, 0.625% of the aggregate principal amount of the Term Loans actually funded on the Effective Date (the “Funded Amount”); (ii) on the last day of the eighth fiscal quarter following the Specified Quarter and on the last day of the seven fiscal quarters ending immediately after such eighth fiscal quarter, 1.25% of the Funded Amount; and (iii) on the last day of the sixteenth fiscal quarter following the Specified Quarter and on the last day of each fiscal quarter ending after such sixteenth fiscal quarter (and prior to the Term Loan Maturity Date), 1.875% of the Funded Amount (in each of the foregoing cases, as adjusted from time to time pursuant to Section 2.11(a) and Section 2.11(c)(ii)). To the extent not previously repaid, all unpaid Term Loans shall be paid in full in Dollars by the Borrower on the Term Loan Maturity Date.

(b) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(c) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Revolving Credit Sub-Commitment (if applicable), the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the relevant Lenders and each such Lender’s share thereof.

(d) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the Obligations (including, without limitation, the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement).

(e) Promissory Notes. Any Lender may request that the Dollar Revolving Credit Loans, Multicurrency Revolving Credit Loans, Term Loans or Competitive Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes, as applicable, payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11. Prepayment of Loans.

(a) Optional Prepayments of Loans. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to the requirements of this Section 2.11(a); provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof. Any prepayment pursuant to this Section 2.11(a) shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each prepayment of a Revolving Credit Borrowing shall be applied ratably to the Revolving Credit Loans included in the prepaid Revolving Borrowing, each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing in such order of application as directed by the Borrower, and each mandatory prepayment of a Term Loan Borrowing shall be applied in accordance with Section 2.11(c)(ii). Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16. Notwithstanding anything herein to the contrary, each such prepayment of Revolving Credit Loans denominated in Dollars shall be applied pro rata among the Revolving Credit Lenders (and between the Dollar Revolving Credit Loans and the Multicurrency Revolving Credit Loans denominated in Dollars) according to the sum of the aggregate amount of their respective Dollar Revolving Credit Sub-Commitments and Multicurrency Revolving Credit Sub-Commitments; provided that, to the extent necessary to permit a Borrowing or issuance of a Letter of Credit in any Agreed Foreign Currency under the Multicurrency Revolving Credit Sub-Commitments, the

Borrower shall be permitted to simultaneously prepay Dollar Revolving Credit Loans outstanding under the Dollar Revolving Credit Sub-Commitments pro rata in accordance with the Dollar Revolving Credit Lenders’ respective Dollar Revolving Credit Sub-Commitments.

(b) Mandatory Prepayments of Revolving Credit Loans.

(i) Generally. If on any date (A) the total Dollar Revolving Credit Exposure exceeds the aggregate amount of the Dollar Revolving Credit Sub-Commitments, (B) the total Multicurrency Revolving Credit Exposures exceeds 105% of the aggregate amount of the Multicurrency Revolving Credit Sub-Commitments or (C) the sum of the total Revolving Credit Exposure plus the aggregate principal amount of outstanding Competitive Loans exceeds 105% of the aggregate amount of the Revolving Credit Commitments, the Borrower shall prepay the Revolving Credit Loans (and/or provide cover for LC Exposure as specified in Section 2.06(k)) under the respective Revolving Credit Sub-Commitment (as applicable), in each case, in an aggregate amount equal to such excess. Any prepayment pursuant to this paragraph shall be applied, first, to prepay Swingline Loans (but only in the case of a prepayment required in respect of the Dollar Revolving Credit Sub-Commitment), second, to prepay Syndicated Revolving Credit Loans under the respective Revolving Credit Sub-Commitment, third, to provide cover for LC Exposure as specified in Section 2.06(k) under the respective Revolving Credit Sub-Commitment and, fourth, to prepay Competitive Loans.

(ii) Currency Fluctuations. On each Revaluation Date, the Administrative Agent shall determine (x) the total Multicurrency Revolving Credit Exposures and (y) the aggregate principal amount of outstanding Competitive Loans denominated in Foreign Currencies. If, on the date of such determination, (A) the total Multicurrency Revolving Credit Exposures exceed 105% of the aggregate amount of the Multicurrency Revolving Credit Sub-Commitments or (B) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeds 105% of the aggregate amount of the Revolving Credit Commitments, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.06(k)) in accordance with the last sentence of paragraph (i) of this Section 2.11(b), in an aggregate amount equal to such excess.

(c) Mandatory Prepayments of Term Loans.

(i) Prepayment Events. In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five Business Days after such Net Cash Proceeds are received, prepay the Term Loans as set forth in Section 2.11(c)(ii) below in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower or its relevant Restricted Subsidiaries intend to apply the Net Cash Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Cash Proceeds, to reinvest in assets used or useful in the business of the Borrower and/or its Restricted Subsidiaries, then no prepayment shall be required pursuant to this paragraph in respect of the Net Cash Proceeds specified in such certificate; provided further that to the extent of any such Net Cash Proceeds therefrom that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Borrower or one or more Restricted Subsidiaries shall have entered into an agreement with an unaffiliated third party to acquire such assets with such Net Cash Proceeds), at which time a prepayment shall be required in an amount equal to such Net Cash Proceeds that have not been so applied.

(ii) Application. All mandatory prepayment amounts pursuant to Section 2.11(c)(i) shall be applied, first, to the scheduled installments of the Term Loans occurring within the next 24 months in direct order of maturity and, second, to the remaining scheduled installments of the Term Loans on a pro rata basis.

(iii) (x) To the extent that any of or all the Net Cash Proceeds received by an Excluded Subsidiary (other than an Excluded Subsidiary that is a Loan Party) giving rise to a requirement to make a mandatory prepayment pursuant to this Section 2.11(c) (a “Excluded Subsidiary Proceeds”) are prohibited, delayed or restricted by applicable local law, rule or regulation from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Excluded Subsidiary so long, but only so long, as the applicable local law, rule or regulation will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Excluded Subsidiary to promptly take all commercially reasonable actions required by the applicable local law, rule or regulation to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, rule or regulation, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.11 and (y) to the extent that the Borrower has determined in good faith that the repatriation to the United States of any Excluded Subsidiary Proceeds would have a material adverse tax cost consequence to the Borrower, the Excluded Subsidiary Proceeds so affected will not be required to be applied to repay Loans at the times provided in this Section 2.11(c) but may be retained by the applicable Excluded Subsidiary so long, but only so long, as such repatriation would no longer result in such material adverse tax cost consequences, and once any of such affected Excluded Subsidiary Proceeds that would otherwise be required to be used to prepay Loans pursuant to this Section 2.11(c) is able to be repatriated to the United States without material adverse tax cost consequences to the Borrower, such repatriation will be promptly made and such repatriated Excluded Subsidiary Proceeds will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.11(c).

(d) Notices, Etc. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time (or, in the case of a Borrowing denominated in a Foreign Currency, 11:00 a.m., London time), three Business Days before the date of prepayment, (ii) in the case of prepayment of an RFR Borrowing, not later than 11:00 a.m. New York City time, five (5) RFR Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a prepayment under paragraph (b) of this Section, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment under paragraph (a) of this Section is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Syndicated Borrowing or Competitive Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a prepayment under paragraph (b) or (c) of this Section. Each prepayment of a Syndicated Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments under this Section shall be accompanied by accrued interest to the extent required by Section 2.13 and shall be subject to the payment of amounts, if any, payable under Section 2.16 in connection with such prepayment. The application of any prepayment pursuant to paragraph (b) of this Section shall be made, first, to ABR Loans (if applicable) and, second, to Term Benchmark Loans and RFR Loans. Notwithstanding anything herein to the contrary, any mandatory prepayment of the Revolving Credit Loans pursuant to paragraph (c) of this Section shall not result in a mandatory reduction of the Revolving Credit Commitments.

SECTION 2.12. Fees.

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of such Revolving Credit Lender’s Revolving Credit Commitment during the period from and including the Effective Date to but excluding the earlier of the date the Revolving Credit Commitments terminate and the Revolving Credit Maturity Date. Accrued commitment fees shall be payable in arrears on the date that is the fifteenth (15th) day following each Quarterly Date and on the earlier of the date the Revolving Credit Commitments terminate and the Revolving Credit Maturity Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and last day of each period but excluding the date on which the Revolving Credit Commitments terminate). For purposes of computing commitment fees, the Revolving Credit Commitment of a Revolving Credit Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Revolving Credit Lender (and the Swingline Exposure of such Revolving Credit Lender shall be disregarded for such purpose).

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Revolving Credit Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the Dollar Equivalent of the daily maximum stated amount then available to be drawn under such Letter of Credit at the same Applicable Rate applicable to interest on Syndicated Term Benchmark Revolving Credit Loans, during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Credit Lender’s Revolving Credit Commitment terminates and the date on which such Revolving Credit Lender ceases to have any LC Exposure, and (ii) to the respective Issuing Lender for its own account a fronting fee with respect to each Letter of Credit issued by the Issuing Lender, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Lender on the amount of daily maximum stated amount then available to be drawn under such Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Lender’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or other processing fees, and other standard costs and charges, of the Issuing Lender relating to Letters of Credit as from time to time in effect. Participation fees and fronting fees shall be payable quarterly in arrears on the date that is the fifteenth (15th) day following the applicable Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in Dollars in the Dollar Equivalent thereof.

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the respective Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest.

(a) ABR Loans. The Loans constituting each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b) Syndicated Term Benchmark Loans. The Loans constituting each Syndicated Term Benchmark Borrowing shall bear interest at a rate per annum equal to the Adjusted Term Benchmark Rate, the Adjusted EURIBO Rate or the Adjustment TIBO Rate, as applicable, for the Interest Period for such Borrowing plus the Applicable Rate.

(c) Syndicated RFR Loans. The Loans constituting each Syndicated RFR Borrowing shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate.

(d) Fixed Rate Loans. Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

(e) Floating Rate Loans. Each Floating Rate Loan shall bear interest during each Interest Period applicable thereto at the Floating Rate applicable to such Loan for such Interest Period.

(f) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(g) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Syndicated Revolving Credit Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Syndicated ABR Loan prior to the applicable Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Syndicated Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(h) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Daily Simple RFR with respect to Pounds Sterling, the TIBO Rate or Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBO Rate, EURIBO Rate, Adjusted TIBO Rate, TIBO Rate, Adjusted Daily Simple RFR, Daily Simple RFR or Japanese Prime Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(i) Currency. Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in a Foreign Currency shall be paid in such Foreign Currency.

SECTION 2.14. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in a Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, (B) for Term Benchmark Loans denominated in Yen, on the last day of the Interest Period applicable to such Term Benchmark Loan such Term Benchmark Loan shall be converted by the Administrative Agent to, and shall constitute, a Loan that bears interest at the Japanese Prime Rate plus the Applicable Rate applicable to ABR Revolving Loans and (C) for Loans denominated in a Foreign Currency other than Yen, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency (or in the case of Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected Term Benchmark Loans denominated in such Foreign Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in such Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or (B) be prepaid in full immediately.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR

Rate, the EURIBO Rate or the TIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in Dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day, (B) for Loans denominated in Yen, on the last day of the Interest Period applicable to such Term Benchmark Loan such Term Benchmark Loan shall be converted by the Administrative Agent to, and shall constitute, a Loan that bears interest at the Japanese Prime Rate plus the Applicable Rate applicable to ABR Revolving Loans and (C) for Loans denominated in a Foreign Currency other than Yen, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency (or in the case of Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.15. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Lender (except any such reserve requirement reflected in the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable) or any Issuing Lender;

(ii) impose on any Lender or any Issuing Lender or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) directly affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject the Administrative Agent, any Lender or any Issuing Lender to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, such Issuing Lender or such Lenders of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Administrative Agent, such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Administrative Agent, such Lender or such Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by the Administrative Agent, such Lender or such Issuing Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent, such Lender or such Issuing Lender, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent, such Lender or such Issuing Lender, as applicable, then reasonably determines to be relevant; provided that none of the Administrative Agent, such Lender or such Issuing Lender, as applicable, shall be required to disclose any confidential or proprietary information in connection therewith).

(b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth such Lender’s or Issuing Lender’s good faith determination of the amount or amounts, in Dollars, necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Competitive Loans. Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

SECTION 2.16. Break Funding Payments.

(a) In the event of (i) the payment of any principal of any Term Benchmark Loan or Fixed Rate Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (ii) the conversion of any Term Benchmark Loan other than on the last day of an Interest Period therefor, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(d) and is revoked in accordance therewith), (iv) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or

(v) the assignment of any Syndicated Term Benchmark Loan or Competitive Loan other than on the last day of an Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.19(b) or the CAM Exchange or (vi) the failure of the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.    A certificate of any Lender setting forth such Lender’s good faith determination of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(d) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the last day of an Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.19(b) or the CAM Exchange or (iv) the failure of the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth such Lender’s good faith determination of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law; provided that if a Loan Party or the applicable withholding agent shall be required by law to deduct or withhold any Taxes from such payments, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable by the applicable Loan party shall be increased as necessary so that after making all required deductions and withholding (including deductions and withholding applicable to additional sums payable under this Section 2.17) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the applicable Loan Party or applicable withholding agent shall make such deductions and (iii) the applicable Loan Party or applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify the Administrative Agent, each Lender and each Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other

Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Excluded Taxes, Indemnified Taxes or Other Taxes by the Loan Parties to a Governmental Authority, the Borrower or applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Tax Forms.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

A.     any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), a duly executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

B.     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

1.

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, a duly executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, a duly expected copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

2.	a duly executed copy of IRS Form W-8ECI;

3.

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) a duly executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

4.

to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

C.     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

D.     if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(f).

(g) Refunds. If the Administrative Agent, a Lender or an Issuing Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Loan Parties have paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Loan Parties (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent, such Lender or such Issuing Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Parties, upon the request of the Administrative Agent, such Lender or such Issuing Lender, agree to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Lender in the event the Administrative Agent, such Lender such Issuing Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent, a Lender or an Issuing Lender be required to pay any amount to the Loan Parties pursuant to this paragraph (g) the payment of which would place the Administrative Agent, Lender or Issuing Lender, as applicable, in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(g) shall not be construed to require the Administrative Agent, any Lender or any Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h) Certain FATCA Matters. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.15, 2.16 or 2.17, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, at the Applicable Time, on the date when due or the dated fixed for any prepayment hereunder, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Lender or the Swingline Lender as expressly provided herein and payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement (including commitment fees, payments required under Section 2.15, and payments required under Section 2.16 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.16, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) or shall fail to pay any reimbursement obligation in respect of any LC Disbursement when due, the unpaid portion of such Loan or reimbursement obligation shall, if such Loan or reimbursement obligation is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, in the case of any such Loan, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal or reimbursement obligation shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan or LC Disbursement that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, in the case of any such Loan, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any law from making any required payment hereunder in a Foreign Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Foreign Currency payment amount.

(b) Application of Proceeds. At any time that payments are not required to be applied in the manner required by Article VII, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing of a particular Class shall be made from the applicable Lenders, pro rata according to the amounts of the respective Commitments of such Class or their respective Revolving Credit Sub-Commitments and shall be allocated pro rata among the applicable Lenders according to the amounts of their respective Commitments of such Class or their respective Revolving Credit Sub-Commitments (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans), (ii) each payment of commitment fees under Section 2.12 shall be made for account of the relevant Revolving Credit Lenders, and each termination or reduction of the amount of the Revolving Credit Commitments, Dollar Revolving Credit Sub-Commitments or Multicurrency Revolving Credit Sub-Commitments under Section 2.09 shall be applied to the respective Revolving Credit Commitments or Revolving Credit Sub-Commitments, pro rata in accordance with their respective Revolving Credit Commitments or Revolving Credit Sub-Commitments of the relevant Revolving Credit Lenders; (iii) each payment or prepayment of principal of Syndicated Loans of any Class by the Borrower shall be made for account of the applicable Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by such Lenders; and (iv) each payment of interest on Syndicated Loans of any Class by the Borrower shall be made for account of the applicable Lenders pro rata in accordance with the amounts of interest on such Loans of such Class then due and payable to such Lenders.

(d) Sharing of Payments by Lenders. If, except as expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon then due than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Syndicated Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Presumptions of Payment. Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for account of the Lenders or an Issuing Lender pursuant to the terms of this Agreement or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.11(a)), notice from the Borrower that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders or such Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.17, or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (unless a Revolving Credit Commitment is being assigned to a Revolving Credit Lender) and (in the case of each assignment of a Revolving Credit Commitment) each Issuing Lender and the Swingline Lender, which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.20. Incremental Commitments and Loans.

The Borrower may, at any time after the Effective Date by notice to the Administrative Agent, request:

(a) one or more increases in the aggregate amount of the Revolving Credit Commitments hereunder by (i) having an existing Revolving Credit Lender increase the amount of its Revolving Credit Commitment then in effect and/or (ii) adding as a new Revolving Credit Lender with a new Dollar Revolving Credit Sub-Commitment or Multicurrency Revolving Sub-Commitment hereunder any Person which is not then a Dollar Revolving Credit Lender or a Multicurrency Revolving Credit Lender, as applicable (each such Lender or Person, an “Incremental Revolving Credit Lender”; and each such increase by an Incremental Revolving Credit Lender, an “Incremental Revolving Credit Commitment”); or

(b) one or more tranches of term loans in Dollars hereunder by having an existing Lender or any other Person provide such additional term loan (each such Lender or Person, an “Incremental Term Lender” and, together with an Incremental Revolving Credit Lender, each an “Incremental Lender”; each such new tranche, an “Incremental Term Facility”; each such additional term loan by an Incremental Term Lender, an “Incremental Term Loan” and the commitment of an Incremental Term Lender to provide an Incremental Term Loan, an “Incremental Term Loan Commitment”);

which notice shall specify the name of each proposed Incremental Lender, the amount of such Incremental Lender’s Incremental Revolving Credit Commitment (and whether such increase is in respect of the Dollar Revolving Credit Sub-Commitment or the Multicurrency Revolving Credit Sub-Commitment) or Incremental Term Loan Commitment, as applicable, the date on which such Commitment shall be effective (the “Incremental Loan Effective Date”) (which shall be a Business Day at least three Business Days (or such shorter period as agreed by the Administrative Agent) after delivery of such notice and 30 days prior to the Revolving Credit Maturity Date; provided that each such Incremental Lender shall be subject to the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld) if such consent would be required under Section 9.04(b) for an assignment of Revolving Credit Commitments to such Incremental Lender; and provided, further, that:

(i) notwithstanding anything to the contrary herein, the aggregate amount of Incremental Revolving Credit Commitments and Incremental Term Loan Commitments under this Section shall not exceed the Incremental Cap;

(ii) the minimum amount of any Incremental Revolving Credit Commitment or Incremental Term Loan Commitment shall be $2,000,000 or a larger multiple of $500,000;

(iii) both at the time of any such request and as of the relevant Incremental Loan Effective Date, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iv) the representations and warranties of the Borrower set forth in this Agreement, and of each Loan Party in each of the other Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the relevant Incremental Loan Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such date);

(v) each Incremental Revolving Credit Commitment shall be a Revolving Credit Commitment for all purposes of this Agreement having the same terms applicable to the then existing Revolving Credit Commitments; and

(vi) (a) the final maturity date of any Incremental Term Loan shall be no earlier than the later of the Revolving Credit Maturity Date and the Term Loan Maturity Date (but may have amortization prior to such date), (b) Incremental Term Loans shall rank pari passu with or junior to any then-existing tranche of Term Loans and Revolving Credit Loans, as applicable, in right of payment and/or security or may be unsecured (and to the extent the relevant Incremental Term Loans are secured on a junior basis to the then-existing tranches of Term Loans and Revolving Credit Loans, such Incremental Term Facility shall be subject to an intercreditor agreement reasonably satisfactory to the Administrative Agent) and (c) the terms and conditions of any Incremental Term Facility shall be substantially the same as or less favorable than (and in any event no more favorable than) the Revolving Credit Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the later of the Term Loan Maturity Date and the Revolving Credit Maturity Date may provide for material additional or different financial or other covenants applicable only during periods after such date, (ii) the Incremental Term Loans may provide for prepayment requirements that are different and more onerous than the prepayment requirements applicable to the Revolving Credit Loans (including that any proceeds being applied to the Loans shall first be applied to the Term Loans and the Incremental Term Loans on a ratable basis), (iii) the Incremental Term Loans may be priced differently than the Revolving Credit Loans and the Term Loans and (iv) except as otherwise provided for in this

Section 2.20, if the terms and conditions of any Incremental Term Facility are more favorable to the Incremental Term Lenders than to those applicable to the Revolving Credit Loans and any existing tranche of Term Loans, any such more favorable terms must either be reasonably acceptable to the Administrative Agent (as evidenced by the Administrative Agent’s written consent to such terms) or conformed (or added) to the Loan Documents for the benefit of the Revolving Lenders and the existing Term Loans in a manner reasonably satisfactory to the Administrative Agent.

Each Incremental Revolving Credit Commitment (and the increase of, or the undertaking of, any Revolving Credit Sub-Commitment of each Incremental Revolving Credit Lender resulting therefrom) or each Incremental Term Loan Commitment, as the case may be, shall become effective as of the relevant Incremental Loan Effective Date upon receipt by the Administrative Agent, on or prior to 11:00 a.m., New York City time, on such Incremental Loan Effective Date, of (A) a certificate of a duly authorized officer of the Borrower stating that the conditions with respect to such Incremental Revolving Credit Commitment or Incremental Term Loan Commitment, as applicable, under this paragraph have been satisfied and (B) an agreement, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, which shall provide for such Incremental Revolving Credit Commitment and/or Incremental Term Loan Commitment of each Incremental Lender and the other relevant terms relating thereto, duly executed by each Incremental Lender and the Borrower and acknowledged by the Administrative Agent, and customary legal opinions or other documents reasonably requested by the Administrative Agent in connection therewith.

With respect to any Incremental Revolving Credit Commitment or Incremental Term Loan Commitment, upon the Administrative Agent’s receipt of each such agreement executed by such parties, together with the other documentation contemplated above, and subject to the foregoing terms and conditions, on the relevant Incremental Loan Effective Date each Incremental Lender shall become a Lender hereunder with an Incremental Revolving Credit Commitment or Incremental Term Loan Commitment, as applicable, and the Administrative Agent shall record the information contained in such agreement in the Register and give prompt notice thereof to the Borrower and the Lenders.

On the Incremental Loan Effective Date for an Incremental Revolving Credit Commitment, (i) in the event Syndicated Revolving Credit Loans are then outstanding under the Revolving Credit Sub-Commitment that is being increased, (x) each relevant Incremental Revolving Credit Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Revolving Credit Lenders under such Revolving Credit Sub-Commitment, as being required in order to cause, after giving effect to such increase and the application of such amounts to make payments to such other Revolving Credit Lenders, the Syndicated Revolving Credit Loans to be held ratably by all Revolving Credit Lenders under such Revolving Credit Sub-Commitment in accordance with their respective Revolving Credit Sub-Commitments, (y) the Borrower shall be deemed to have prepaid and reborrowed all outstanding Syndicated Revolving Credit Loans under such Revolving Credit Sub-Commitment as of such Incremental Loan Effective Date (with such borrowing to consist of the Type of Revolving Credit Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower in accordance with the requirements of Section 2.03) and (z) the Borrower shall pay to the Revolving Credit Lenders under such Revolving Credit Sub-Commitment the amounts, if any, payable under Section 2.14 as a result of such prepayment; and (ii) the participations hereunder in Swingline Loans and/or Letters of Credit then outstanding held by the Revolving Credit Lenders shall be adjusted accordingly to reflect the addition of such Incremental Revolving Credit Commitment.

On the Incremental Loan Effective Date (or such other date provided above for in the relevant agreement referred to above) for an Incremental Term Loan Commitment, each relevant Incremental Term Lender shall make an Incremental Term Loan to the Borrower in the amount of such Incremental Term Loan Commitment pursuant to this Section and otherwise in accordance with this Agreement.

Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Term Loan Lender participating in such tranche of Incremental Term Loans and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20.

Notwithstanding anything herein to the contrary, in no event shall any Lender be obligated to increase its Commitment hereunder.

SECTION 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) each payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Lender or the Swingline Lender hereunder; third, to cash collateralize each Issuing Lender’s LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or LC Disbursement in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans or LC Disbursements under this Agreement and (y) cash collateralize each Issuing Lender’s future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, each Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, each Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or Required Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders directly affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(d) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is the Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) no Event of Default then exists and (B) such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Revolving Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two (2) Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the relevant Issuing Lenders only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(k) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the relevant Issuing Lender until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lenders shall not be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(d), and Swingline Exposure related to any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(d)(i) (and such Defaulting Lender shall not participate therein).

In the event that the Administrative Agent, the Borrower, the Swingline Lender and each Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.22. Extension of Maturity Dates.

(a) Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the applicable Class of Lenders) not later than 30 days prior to the date of a proposed extension (each such date of such proposed extension, an “Extension Date”), request that each applicable Lender extend such Lender’s Revolving Credit Maturity Date and/or Term Loan Maturity Date, as the case may be, then in effect for such Lender (the “Applicable Maturity Date”), to a date (the “Extended Maturity Date”) that is at least one year after the Applicable Maturity Date. For the avoidance of doubt, the Borrower may request extensions of any Class without requesting an extension of the other Class.

(b) Lender Elections to Extend. Each Lender of the applicable Class, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 15 days after the date on which the Administrative Agent received the Borrower’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender of the applicable Class that determines to so extend its Applicable Maturity Date, an “Extending Lender”). Each Lender of the applicable Class that determines not to so extend its Applicable Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender of the applicable Class that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for extension of the Applicable Maturity Date.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each applicable Lender’s determination under this Section 2.22 no later than the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Commitment Lenders. The Borrower shall have the right, but shall not be obligated, on or before the Applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as a “Revolving Credit Lender” (in the case of an extension of the Revolving Credit Maturity Date) or as a “Term Lender” (in the case of any extension of the Term Loan Maturity Date) under this Agreement in place thereof, one or more financial institutions that are not Ineligible Institutions (each, an “Additional Commitment Lender”) approved by the Administrative Agent and, in the case of an Additional Commitment Lender assuming a new or additional Revolving Credit Commitment, the Issuing Lenders and the Swingline Lenders in accordance with the procedures provided in Section 2.19(b), each of which applicable Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 9.04, with the Borrower or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the Applicable Maturity Date for such Non-Extending Lender, assume a Revolving Credit Commitment and/or Term Loans, as the case may be (and, if any such Additional Commitment Lender is already a Lender of the applicable Class, its Revolving Credit Commitment and/or its outstanding Term Loans, as applicable, so assumed shall be in addition to such Lender’s Revolving Credit Commitment and its outstanding Term Loans, as applicable, hereunder on such date). Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Borrower (which notice shall set forth such Lender’s new Applicable Maturity Date), to become an Extending Lender. The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Borrower but without the consent of any other Lenders.

(e) Minimum Extension Requirement. If (and only if) the total of the applicable Revolving Credit Commitments or the applicable outstanding Term Loans of the Lenders of the applicable Class that have agreed to extend their Applicable Maturity Date and the new or increased Revolving Credit Commitments or the applicable newly assumed outstanding Term Loans of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Revolving Credit Commitments or the outstanding Term Loans, as applicable, in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Applicable Maturity Date of each Extending Lender and of each Additional Commitment Lender of the applicable Class shall be extended to the Extended Maturity Date (except that, if such date is not a Business Day, such Extended Maturity Date shall be the next preceding Business Day), and each Additional Commitment Lender of such Class shall thereupon become a “Revolving Credit Lender” and/or a “Term Lender”, as the case may be, for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Revolving Credit Lender and/or a Term Lender, as the case may be, hereunder and shall have the obligations of a Revolving Credit Lender and/or a Term Lender, as the case may be, hereunder.

(f) Conditions to Effectiveness of Extension. Notwithstanding the foregoing, any extension of any Applicable Maturity Date pursuant to this Section 2.22 shall not be effective with respect to any Extending Lender and each Additional Commitment Lender unless:

(i) no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

(ii) the representations and warranties of the Borrower set forth in this Agreement, and of each Loan Party in each of the other Loan Documents to which it is a party, are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or materiality) on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such date); and

(iii) the Administrative Agent shall have received a certificate from the Borrower signed by a Financial Officer of the Borrower certifying the accuracy of the foregoing clauses (i) and (ii).

(g) Maturity Date for Non-Extending Lenders. On the Applicable Maturity Date of each Non-Extending Lender with respect to any Class, (i) to the extent of the Revolving Credit Commitments of each Non-Extending Lender of the relevant Class not assigned to the Additional Commitment Lenders of such Class, the Revolving Credit Commitment of each Non-Extending Lender of such Class shall automatically terminate and (ii) the Borrower shall repay such Non-Extending Lender of such Class in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other Obligations due and owing to it under this Agreement, including any additional amounts required pursuant to Section 2.16) and the Administrative Agent shall administer any necessary reallocation of the applicable Credit Exposures with respect to Revolving Commitments to the extent necessary to keep outstanding Revolving Credit Loans of the applicable Class ratable with any revised Applicable Percentages of the respective Lenders of such Class effective as of such date (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(h) Conflicting Provisions. This Section shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Borrower and its Restricted Subsidiaries is duly organized or formed, validly existing and (to the extent the concept of good standing is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Schedule 5.10 hereto identifies each Unrestricted Subsidiary as of the Effective Date.

SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower’s and each other Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, by all necessary actions by equity holders. This Agreement and each of the other Loan Documents have been duly executed and delivered by each Loan Party party thereto and constitutes, or when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, and (iii) consents, approvals, registrations or filings to failure of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) will not violate the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, any applicable law or regulation or any material order of any Governmental Authority, (c) will not, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents or as permitted under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries.

SECTION 3.04. Financial Condition; No Material Adverse Change.

(a) Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2021 reported on by PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) No Material Adverse Change. Since December 31, 2021, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Properties.

(a) Property Generally. Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to (i) Liens permitted by Section 6.02 and (ii) defects in title that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Intellectual Property. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property (“Intellectual Property”) material to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the Intellectual Property rights of any other Person.

SECTION 3.06. Litigation and Environmental Matters.

(a) Actions, Suits and Proceedings. Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) that adversely affect this Agreement or the Transactions.

(b) Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Restricted Subsidiaries is in compliance with all Requirements of Law, including arising under Anti-Corruption Laws, and all Contractual Obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.08. Investment Company Status. Neither the Borrower nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of preparing the Borrower’s audited financial statements) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than an amount which, if incurred immediately, could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of preparing the Borrower’s audited financial statements) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by more than an amount which, if incurred immediately, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. None of the written reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished) when taken as a whole, and excluding any information of a general economic or industry nature, contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to forecasts or projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and, if furnished prior to the Effective Date, as of the Effective Date (it being understood that (i) such forecasts and projections are as to future events and are not to be viewed as facts, (ii) such forecasts and projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Restricted Subsidiaries, (iii) no assurance can be given by the Borrower that any particular forecasts or projections will be realized and (iv) actual results during the period or periods covered by any such forecasts and projections may differ significantly from the projected results and such differences may be material). As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.12. Use of Credit. Neither the Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

SECTION 3.13. Subsidiaries and Investments.

(a) Subsidiaries. Set forth in Part A of Schedule 3.13 is a complete and correct list of all of the Subsidiaries of the Borrower (other than Immaterial Subsidiaries) as of the Effective Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary and (ii) if such Subsidiary is not a wholly-owned Subsidiary of the Borrower, the percentage of ownership thereof held by the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, except as disclosed in Part A of Schedule 3.13, (x) each of the Borrower and its Restricted Subsidiaries owns, free and clear of Liens (other than Liens permitted by Section 6.02), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule 3.13, (y) all of the issued and outstanding Equity Interests of each such Person organized as a corporation is validly issued, fully paid and non-assessable and (z) there are no outstanding Equity Rights with respect to such Person.

(b) Investments. Set forth in Part B of Schedule 3.13 is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule 3.13, Investments in Immaterial Subsidiaries and Investments otherwise permitted under Section 6.05) held by the Borrower or any of its Restricted Subsidiaries in any Person as of the Effective Date and, for each such Investment, (i) the identity of the Person or Persons holding such Investment and (ii) the nature of such Investment. Except as disclosed in Part B of Schedule 3.13, each of the Borrower and its Restricted Subsidiaries owns, free and clear of all Liens (other than Liens permitted by Section 6.02), all such Investments.

SECTION 3.14. Sanctions Laws and Regulations.

(a) The Borrower, its Subsidiaries and to the knowledge of the Borrower, its other Affiliates and their respective directors, officers and employees, have instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws.

(b) None of the Borrower, any of its directors nor any Subsidiary nor, to the knowledge of the Borrower, any officer or any agents of the Borrower or any Subsidiary acting or benefiting in any capacity in connection with this Agreement or any affiliate over which any of the foregoing exercises management control or which exercises management control over the Borrower or any Subsidiary, (i) is a U.S. Designated Person or a Foreign Designated Person; (ii) is a Person that is owned or controlled by a U.S. Designated Person or a Foreign Designated Person; (iii) is organized or resident in a U.S. Sanctioned Country or a Foreign Sanctioned Country or (iv) in each case, except as could not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to result in any violation of any Sanctions by, or liability to, a Lender, any Issuing Lender or the Administrative Agent, has or is now directly or indirectly engaged in any dealings or transactions (1) with any U.S. Designated Person in violation of any U.S. Sanctions or with any Foreign Designated Person in violation of any Foreign Sanctions, (2) in any U.S. Sanctioned Country in violation of any U.S. Sanctions or in any Foreign Sanctioned Country in violation of any Foreign Sanctions or (3) otherwise in violation of any Sanctions.

(c) The Borrower will not, and will ensure that none of its Subsidiaries will, directly or indirectly use the proceeds of the Loans or any Letter of Credit in violation of Section 6.12.

SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and the making of each Loan on the Effective Date and the application of the proceeds of such Loans, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis (i) the sum of the liabilities of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, contemplated on the date hereof and (iii) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes of this Section 3.15, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

SECTION 3.16. Security Interest in Collateral. The Security Documents, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral covered thereby and (i) when the Collateral constituting certificated securities (as defined in the UCC) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the Liens under the Security Documents will constitute a fully perfected security interest in all right, title and interest of the respective Loan Parties thereunder in such Collateral, prior and superior in right to any other Person, except for Liens permitted by Section 6.02 and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Security Documents will constitute a fully perfected security interest in all right, title and interest of the respective Loan Parties in the remaining Collateral to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except for Liens permitted by Section 6.02.

ARTICLE IV

CONDITIONS

SECTION 4.01. Effective Date. The obligation of each Lender to make its initial Loans and of each Issuing Lender to issue (or continue, as applicable) its Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06, may include any Electronic Signatures transmitted by telecopy, e-mailed .pdf, or any other electronic means that reproduces an image of an actual executed signature page) that such party has signed a counterpart of this Agreement.

(b) Opinion of Counsel to the Loan Parties. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders as of the Effective Date and dated the Effective Date) of each of (i) Simpson Thacher & Bartlett LLP, special counsel to the Loan Parties and (ii) Dorsey & Whitney LLP, Minnesota counsel to the Loan Parties, in each case, in form and substance satisfactory to the Administrative Agent and covering such matters relating to the Loan Parties, this Agreement or the Transactions as the Administrative Agent shall reasonably request (and the Borrower hereby instructs such counsels to deliver such opinion to the Lenders and the Agents).

(c) Organizational Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Borrower and its Subsidiaries, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in Sections 4.02(a) and 4.02(b).

(e) Pledge Agreement. The Administrative Agent shall have received the Pledge Agreement in favor of the Administrative Agent for the benefit of the Secured Parties, duly executed and delivered by the relevant Loan Parties and the Administrative Agent, together with (x) certificates to the extent available, if any, representing the Equity Interests pledged under the Pledge Agreement, accompanied by undated stock powers executed in blank, and (y) each document required by the Pledge Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), which shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

(f) Security Agreement. The Administrative Agent shall have received the Security Agreement in favor of the Administrative Agent for the benefit of the Secured

Parties, duly executed and delivered by the Loan Parties and the Administrative Agent, together with each document required by the Security Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), which shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

(g) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit E.

(h) Borrowing Request. The Administrative Agent shall have received a Borrowing Request or notice of issuance of Letter of Credit, as applicable, relating to the initial credit extensions hereunder.

(i) Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable to the Administrative Agent, the Lenders and their respective Affiliates and required to be paid on or prior to the Effective Date shall have been paid or shall have been authorized to be deducted from the proceeds of the initial Loans, so long as any such fees or expenses not expressly set forth in the fee letters entered into by the Borrower in connection with the Transactions have been invoiced not less than two (2) Business Days prior to the Effective Date (except as otherwise reasonably agreed by the Borrower).

(j) Information. (i) The Administrative Agent shall have received at least two (2) Business Days prior to the Effective Date, all documentation and other information about the Borrower and the Subsidiary Guarantors as shall have been reasonably requested in writing by the Administrative Agent at least five (5) days prior to the Effective Date and required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least two (2) Business Days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least five (5) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by each Lender of its signature page to this Agreement, the condition set forth in this clause (j) shall be deemed to be satisfied).

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Extension of Credit. The obligation of each Lender to make a Loan, and of the Issuing Lenders to issue, increase, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) the representations and warranties of the Borrower set forth in this Agreement, and of each Loan Party in each of the other Loan Documents to which it is a party, shall be true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or materiality) on and as of the date of such Loan or the date of issuance, amendment or extension of such Letter of Credit, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such date); and

(b) at the time of and immediately after giving effect to such Loan or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (but not the conversion or continuation of any Loan) and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full (other than contingent obligations for which no claims have been made) and all Letters of Credit shall have expired or terminated, in each case, without any pending draw (or shall have been cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Administrative Agent), and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each Lender:

(a) within 75 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP, or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for any qualification or exception resulting from (x) the maturity of any Indebtedness of the Borrower or any Restricted Subsidiary within the twelve month period following the relevant audit date and/or (y) any breach or anticipated breach of any financial covenant set forth in Section 6.09)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended on or nearest to September 30, 2022), the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section (commencing with the fiscal quarter ended on or nearest to September 30, 2022), a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.09, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) to the extent that the Borrower has Unrestricted Subsidiaries, including unaudited consolidating financial information relating to the Borrower and its Subsidiaries and identifying the financial information attributable to the Unrestricted Subsidiaries;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally; and

(e) promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Restricted Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to clauses (a) and (b) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System.

SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent (for distribution to each Lender) written notice of the following, promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in liability of the Borrower and its Restricted Subsidiaries in an aggregate amount exceeding $100,000,000;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Restricted Subsidiaries in an aggregate amount exceeding $100,000,000;

(d) any other development that has, or could reasonably be expected to have, a Material Adverse Effect; and

(e) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except as could not reasonably be expected to have a Material Adverse Effect, the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, division, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations (other than Indebtedness), including Tax liabilities, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) failure to make such payment, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties and Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted (and except for Intellectual Property that expires in accordance with its maximum, non-renewable statutory term) and (b) keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto). On the date that is thirty (30) days following the Effective Date (or such later date as may be agreed upon by the Administrative Agent in its reasonable discretion), the Borrower shall deliver to the Administrative Agent insurance certificates and endorsements in respect of (x) all “All Risk” physical damage insurance policies on the Collateral of the Borrower and the Subsidiary Guarantors naming the Administrative Agent as lender loss payee, and (y) all general liability and other liability policies of the Borrower and the Subsidiary Guarantors naming the Administrative Agent an additional insured or mortgagee (in the case of property insurance with respect to Collateral). In the event the Borrower or any of its Restricted Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent reasonably deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times, provided that (i) any such visits or inspections at any time a Default has occurred or is continuing shall be at the expense of the Borrower and at any other time at the expense of the Administrative Agent or such Lender, as the case may be, and (ii) the Administrative Agent and each Lender shall be limited to one such visit or inspection each during any fiscal year, except that such limitation shall not apply at any time a Default has occurred or is continuing.

SECTION 5.07. Compliance with Laws and Agreements. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all Requirements of Law (including all Environmental Laws and all Anti-Corruption Laws) and all Contractual Obligations applicable to it or its property, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.08. Use of Loan Proceeds. The proceeds of the Loans and any Incremental Loans will be used to finance the working capital needs, and for general corporate purposes, of the Borrower and its Restricted Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X.

SECTION 5.09. Guarantors; Collateral; Further Assurances.

(a) Guarantors. Within sixty (60) days (or such later date as may be agreed upon by the Administrative Agent in its reasonable discretion) after any wholly-owned Subsidiary qualifies as a Domestic Subsidiary (but excluding any Excluded Subsidiary), the Borrower will provide the Administrative Agent with written notice thereof and will cause each such Subsidiary to become a Guarantor under this Agreement by delivering to the Administrative Agent a Guarantee Assumption Agreement, such Guarantee Assumption Agreement to be accompanied by requisite resolutions, other organizational documentation and legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and its counsel. Notwithstanding anything to the contrary in any Loan Document, no Excluded Subsidiary will be required to be a Guarantor (except to the extent necessary to comply with clause (ii) of the definition of “Immaterial Subsidiary”), but the Borrower may, in its sole and absolute discretion, cause any Excluded Subsidiary to become a “Guarantor” and “Loan Party” by causing such Excluded Subsidiary to comply with the requirements set forth in this Section 5.09 as if it were subject thereto.

(b) Pledge Agreement; Stock-Only Collateral. From and after the Effective Date, so long as a Collateral Period is then in effect, subject to the terms, limitations and exceptions set forth in the applicable Security Documents, within sixty (60) days (or such later date as may be agreed upon by the Administrative Agent in its reasonable discretion) after any direct Subsidiary of the Borrower or an existing Guarantor qualifies as a Domestic Subsidiary or a First-Tier Foreign Subsidiary (but excluding any Excluded Subsidiary), the Borrower will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each such Subsidiary directly owned by the Borrower or any other Loan Party

(other than Excluded Assets) to be subject at all times to a first priority perfected (subject in any case to Liens permitted by Section 6.02) Lien in favor of the Administrative Agent to secure the Obligations in accordance with the terms and conditions of the Pledge Agreement, and the Borrower will cause any Loan Party that is an owner of the Equity Interests of such Subsidiary to enter into a joinder to the Pledge Agreement to the extent such Loan Party is not then a party to the Pledge Agreement, such joinder to the Pledge Agreement to be accompanied by requisite resolutions, other organizational documentation and legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and its counsel.

(c) Security Documents; Additional Collateral. From and after the Effective Date, so long as a Collateral Period is then in effect, subject to the terms, limitations and exceptions set forth in the applicable Security Documents, simultaneously with a Subsidiary becoming a Guarantor under this Agreement in accordance with the terms and conditions of Section 5.09(a), the Borrower will cause such Subsidiary to enter into a joinder to the Security Agreement, such joinder to the Security Agreement to be accompanied by requisite resolutions, other organizational documentation and legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and its counsel.

(d) Further Assurances. From and after the Effective Date, so long as a Collateral Period is then in effect, subject to the terms, limitations and exceptions set forth in the applicable Security Documents, without limiting the foregoing in this Section 5.09, the Borrower will, and will cause each other Loan Party to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Security Documents all at the expense of the Borrower, in each case to the extent required by, and subject to the limitations and exceptions of, this Agreement and the other Loan Documents.

(e) Certain Limitations. Notwithstanding the foregoing in this Section 5.09, the Administrative Agent shall not require the Borrower or any other Loan Party or any of their respective Affiliates (1) to obtain or deliver any landlord waivers, estoppels, collateral access agreements or any similar documents or instruments, (2) to take any action with respect to any property (whether real or personal and whether now owned or hereafter acquired) located outside of the United States, and no Loan Party shall be required to enter into any collateral documentation governed by or required by the laws of any jurisdiction outside the United States in order to create or perfect any security interest in any such property, whether or not located in any jurisdiction outside of the United States, (3) to deliver promissory notes owing to such Loan Party in an amount less than $5,000,000, (4) to deliver equity certificates of Immaterial Subsidiaries or of entities that are not Subsidiaries, (5) to enter into any control agreements or (6) to enter into any collateral assignment agreement with respect to interests in any definitive acquisition documentation for any acquisition or investment.

(f) Collateral Release Event; Collateral Reinstatement. Upon the occurrence of a Collateral Release Event, (i) any Liens granted to the Administrative Agent pursuant to the foregoing requirements of the preceding clauses of this Section 5.09 (such clauses, collectively, the “Collateral

Requirements”) which remain in effect at such time shall be promptly released by the Administrative Agent upon receipt by the Administrative Agent of a certificate of a Responsible Officer of the Borrower that a Collateral Release Event has occurred (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and the Administrative Agent agrees to execute and deliver any documents or instruments reasonably requested by the Borrower and in form and substance reasonably satisfactory to the Administrative Agent to evidence the release of all applicable Collateral, all at the expense of the Borrower and without recourse to or warranty by the Administrative Agent and (ii) the Collateral Requirements shall be suspended and of no effect unless and until a subsequent Collateral Requirement Event occurs following the occurrence of such Collateral Release Event, at which time the Collateral Requirements shall again become fully effective and binding upon the Loan Parties in all respects, and each Loan Party hereby acknowledges and agrees that it will promptly grant Liens on all of the applicable Collateral to secure the Obligations pursuant to comparable Security Documents as those that were terminated in connection with such prior Collateral Release Event within sixty (60) days of the occurrence of such Collateral Requirement Date (or such later date as may be agreed upon by the Administrative Agent in its reasonable discretion), all in accordance with the Collateral Requirements. During the term of this Agreement, only two (2) Collateral Release Events shall be permitted to occur and, following the second Collateral Release Event to occur during the term of this Agreement, any subsequent Collateral Requirement Event occurring thereafter will require the granting of liens as described above, and no further Collateral Release Event shall occur, regardless of any satisfaction of the Collateral Release Conditions thereafter.

SECTION 5.10. Designation of Subsidiaries. The Borrower may at any time after the Effective Date designate (or redesignate) any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect (including giving effect on a pro forma basis) to any such designation, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom (including after giving effect to the reclassification of investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.09 and (iii) as of the date of the designation thereof, no Unrestricted Subsidiary owns any Equity Interest in any Restricted Subsidiary of the Borrower (unless such Restricted Subsidiary is also designated as an Unrestricted Subsidiary) or holds any Indebtedness of or any Lien on any property of the Borrower or its Restricted Subsidiaries (unless the Borrower or such Restricted Subsidiary is permitted to incur such Indebtedness or grant such Lien in favor of such Unrestricted Subsidiary pursuant to Sections 6.01 and 6.02 and the relevant transaction with such Person is permitted pursuant to Section 6.07). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Subsidiary attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as estimated by the Borrower in good faith (and such designation shall only be permitted to the extent such investment is permitted under Section 6.05). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting, as applicable, at the time of designation of any then-existing investment, Indebtedness or Lien of such Subsidiary, as applicable; provided that upon a re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have an investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s investment in such Restricted Subsidiary at the time of such re-designation, less (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower’s equity therein at the time of such re-designation. Notwithstanding anything set forth in this Agreement to the contrary, (A) the Borrower and its Restricted Subsidiaries shall not be permitted to assign, transfer, license (on an exclusive basis) or sub-license (on an exclusive basis), any Material Intellectual Property to any Unrestricted Subsidiary and (B) the Borrower shall not be permitted to designate any Restricted Subsidiary that holds any Material Intellectual Property as an Unrestricted Subsidiary.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full (other than contingent obligations for which no claims have been made) and all Letters of Credit shall have expired or terminated, in each case, without any pending draw (or shall have been cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Administrative Agent), and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness outstanding on the date hereof and listed in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(b) in addition to Indebtedness outstanding on the date hereof and listed in Schedule 6.01, (i) Indebtedness of any Loan Party owing to any other Loan Party or to any Restricted Subsidiary that is not a Loan Party, (ii) Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary so long as such Indebtedness is incurred in relation to a business or tax reorganization of the Borrower and its Subsidiaries generally consistent with past practice or other transactions in the ordinary course of business, (iii) Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to the Borrower or any other Restricted Subsidiary; provided that, if the Consolidated Total Net Leverage Ratio (calculated as of the most recently ended fiscal quarter of the Borrower) shall be greater than a ratio equal to (x) the numerator of the maximum Consolidated Total Net Leverage Ratio permitted under Section 6.09(a) at such time minus 0.25 to (y) 1.00, the aggregate principal amount of Indebtedness owing to the Loan Parties incurred under this clause (iii), together with the aggregate amount (but without duplication) of Investments by the Loan Parties in Restricted Subsidiaries that are not Loan Parties under Section 6.05(c)(iii), shall not exceed the greater of (x) $250,000,000 and (y) 3.75% of Consolidated Total Assets (measured as of the date such Indebtedness is incurred and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a))) at any time outstanding and (iv) Indebtedness of Teleflex Urology Limited owing to any Loan Party so long as the Consolidated Total Net Leverage Ratio (calculated as of the most recently ended fiscal quarter of the Borrower and giving pro forma effect to the incurrence of such Indebtedness as if it had been incurred on the first day of the period of four consecutive fiscal quarters then ended) is less than or equal to the maximum Consolidated Total Net Leverage Ratio permitted under Section 6.09(a) at such time;

(c) Indebtedness or other obligations of the Borrower or any Restricted Subsidiary under bids, letters of credit, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature incurred in the ordinary course of business of the Borrower or such Restricted Subsidiary;

(d) Indebtedness (including Capital Lease Obligations) secured by Liens permitted under Section 6.02(d) in an aggregate principal amount not to exceed the greater of (i) $160,000,000 and (ii) 2.5% of Consolidated Total Assets (measured as of the date such Indebtedness is incurred and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a))) at any time outstanding and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(e) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(f) Indebtedness of the Loan Parties created hereunder and under the other Loan Documents;

(g) Indebtedness secured by Liens permitted under Section 6.02(e) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(h) cash management obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections, treasury management services (including Banking Services Obligations), return items, interstate depository network service, supply chain financings, cash pooling and operational foreign exchange management, and, in each case, similar arrangements and otherwise in connection with cash management or customary banking arrangements, in each case incurred in the ordinary course of business;

(i) Indebtedness in respect of a convertible notes offering by the Borrower; provided that (i) such Indebtedness does not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to one year after the latest of any Revolving Credit Maturity Date, any Term Loan Maturity Date and any maturity date of any Incremental Term Loan in effect on the date of incurrence of such Indebtedness and (ii) such Indebtedness is unsecured; provided, however, that (I) any conversion of such Indebtedness by a holder thereof into shares of Equity Interests, cash or a combination of cash and shares of Equity Interests, (II) the rights of holders of such Indebtedness to convert into shares of Equity Interests, cash or a combination of cash and shares of Equity Interests and (III) the rights of holders of such Indebtedness to require any repurchase by the Borrower upon a fundamental change of such Indebtedness in cash, shall not constitute a scheduled repayment, mandatory redemption or sinking fund obligation;

(j) other Indebtedness if, at the time of the creation, incurrence or assumption of such Indebtedness, the principal amount of such Indebtedness, together with the then aggregate outstanding principal amount of other Indebtedness theretofore created, incurred, assumed under this clause (j), would not exceed the greater of (i) $800,000,000 and (ii) 12.5% of Consolidated Total Assets (measured as of the date such Indebtedness is incurred and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a))) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(k) unsecured Indebtedness of the Borrower (including unsecured subordinated Indebtedness to the extent subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent) (and any unsecured Guarantees thereof by the Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Obligations on terms not less favorable to the Lenders than the subordination terms of such subordinated Indebtedness)) so long as (i) both immediately prior to and after giving effect (including pro forma effect) to the incurrence thereof, (x) no Default or Event of Default shall exist or would result therefrom and (y) the Consolidated Total Net Leverage Ratio is less than or equal to the maximum Consolidated Total Net Leverage Ratio permitted under Section 6.09(a) at such time, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 181 days after the latest of any Revolving Credit Maturity Date, any Term Loan Maturity Date and any maturity date of any Incremental Term Loan in effect on the date of incurrence of such Indebtedness (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of a change of control or similar event (however denominated), asset sale or disposition, casualty or condemnation shall not violate the foregoing restriction) and (iii) such Indebtedness is not guaranteed by any Subsidiary of the Borrower other than the Guarantors, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(l) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guarantees or similar instruments or facilities issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations under workers’ compensation, unemployment insurance and other social security laws;

(m) Indebtedness of the Borrower or any Restricted Subsidiary in the form of indemnifications, purchase price adjustments, earn-outs, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Acquisition or other Investment permitted by Section 6.05;

(n) unsecured Indebtedness in respect of (A) obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (B) intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(o) obligations of the Borrower or any Restricted Subsidiary to pay insurance premiums arising in the ordinary course of business and not in connection with the borrowing of money;

(p) Permitted Term Loan Refinancing Indebtedness;

(q) Indebtedness of Restricted Subsidiaries that are not Loan Parties in an amount not to exceed at any time and not exceeding the greater of (i) $80,000,000 and (ii) 1.25% of Consolidated Total Assets (measured as of the date such Indebtedness is incurred and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a))) at any time outstanding and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(r) Indebtedness of the Borrower or any Restricted Subsidiary (such Indebtedness, “Incremental Equivalent Debt”) in an aggregate amount not to exceed the Incremental Cap; provided that (A) both immediately prior to and after giving effect (including pro forma effect) to the incurrence thereof, no Event of Default shall exist or would result therefrom, (B) the final maturity date of such Incremental Equivalent Debt shall be no earlier than the later of the Revolving Credit Maturity Date and the Term Loan Maturity Date (but such Incremental Equivalent Debt may have amortization prior to such date), (C) such Incremental Equivalent Debt shall rank pari passu with or junior to any then-existing tranche of Term Loans and Revolving Credit Loans, as applicable, in right of payment and/or security or may be unsecured (and, if secured by any asset of a Loan Party, such Incremental Equivalent Debt shall be subject to an intercreditor agreement reasonably satisfactory to the Administrative Agent), (D) solely to the extent that any such Incremental Equivalent Debt is incurred by a Loan Party, the obligations under the Incremental Equivalent Debt shall not be Guaranteed by any Subsidiary that is not a Loan Party or secured by any assets which are not Collateral, (E) the terms and conditions of such Incremental Equivalent Debt shall be substantially the same as or less favorable than (and in any event no more favorable than) the terms and conditions applicable to any then-existing tranches of Revolving Credit Loans and Term Loans; provided that (i) the terms and conditions applicable to any Incremental Equivalent Debt maturing after the later of the Term Loan Maturity Date and the Revolving Credit Maturity Date may provide for material additional or different financial or other covenants applicable only during periods after such maturity date, (ii) the Incremental Equivalent Debt may provide for prepayment requirements that are different and more onerous than the prepayment requirements applicable to the Revolving Credit Loans (including that any Incremental Equivalent Debt that constitutes term loans may require that prepayments be applied to the existing Term Loans and the Incremental Equivalent Debt on a ratable basis prior to being applied to the Revolving Credit Loans), (iii) the Incremental Equivalent Debt may be priced differently than the Revolving Credit Loans and the Term Loans and (iv) if the terms and conditions of any Incremental Equivalent Debt are more favorable to the lenders or other institutions providing such Indebtedness than to those applicable to the Revolving Credit Loans and any existing tranche of Term Loans, any such more favorable terms must either be reasonably acceptable to the Administrative Agent or conformed (or added) to the Loan Documents for the benefit of the Revolving Lenders and the existing Term Lenders in a manner reasonably satisfactory to the Administrative Agent and (F) the aggregate principal amount of Incremental Equivalent Debt incurred by a

Restricted Subsidiary that is not a Loan Party shall not exceed the greater of (i) $240,000,000 and (ii) 30.0% of Consolidated EBITDA (measured as of the date such Indebtedness is incurred and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a))); and

(s) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (r) above.

SECTION 6.02. Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Borrower or any of its Restricted Subsidiaries existing on the date hereof and listed on Schedule 6.02, provided that any such Lien shall secure only those obligations which it secures on the date hereof and any extensions, renewals and replacements thereof shall not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) no such Lien shall extend to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be;

(d) Liens securing Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Section 6.01(d) to finance the acquisition, construction or improvement of fixed or capital assets; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) no such Lien shall extend to any property or assets of the Borrower or any Restricted Subsidiary other than the property financed by such Indebtedness;

(e) Liens covering accounts receivable and related rights of the Borrower, its Restricted Subsidiaries and any special purpose entity issuing Indebtedness under a securitization transaction or program with respect to such accounts receivable and related rights (a “Receivables Securitization Program”), provided that (i) the Indebtedness of such special purpose entity is recourse only to its assets (and not to the assets of the Borrower or any Restricted Subsidiary other than such special purpose entity), (ii) the aggregate principal amount of such Indebtedness shall not exceed the greater of (x) $250,000,000 and (y) 3.75%

of Consolidated Total Assets (measured as of the date such Indebtedness is incurred and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a))) at any time outstanding and (iii) no such Lien shall extend to any other property of the Borrower and its Restricted Subsidiaries;

(f) Liens created pursuant to the Loan Documents;

(g) Liens incurred by the Borrower or any Restricted Subsidiary, in addition to Liens incurred under the foregoing clauses (a) through (f) of this Section, provided that neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto shall exceed (as to the Borrower and all Restricted Subsidiaries) the greater of (i) $115,000,000 and (ii) 1.875% of Consolidated Total Assets (measured as of the date such Lien is incurred and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a))) at any time outstanding;

(h) in connection with the Disposition permitted under Section 6.04, customary rights and restrictions contained in agreements relating to such Disposition pending the completion thereof;

(i) any agreement to sell, transfer, license, lease or otherwise dispose of any property in a transaction permitted under Section 6.04, in each case, solely to the extent such sale, disposition, transfer, license or lease, as the case may be, would have been permitted on the date of the creation of such agreement;

(j) in the case of (A) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (B) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(k) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an Acquisition or other transaction permitted hereunder;

(l) ground leases in respect of real property on which facilities owned or leased by any of the Restricted Subsidiaries are located;

(m) any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any of the Restricted Subsidiaries in the ordinary course of business;

(n) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(o) non-exclusive licenses, sub-licenses or cross-licenses of Intellectual Property in the ordinary course of business;

(p) Liens deemed to exist in connection with Investments in repurchase agreements under clause (f) of the definition of the term “Cash and Cash Equivalents”;

(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Restricted Subsidiaries in the ordinary course of business;

(t) Liens on Cash and Cash Equivalents used to satisfy or discharge Indebtedness, if such satisfaction or discharge is permitted hereunder;

(u) Liens on assets of Restricted Subsidiaries that are not Loan Parties securing Indebtedness incurred pursuant to Section 6.01(q);

(v) Liens on Cash and Cash Equivalents and related accounts securing cash management obligations, supply chain financings, cash pooling obligations and other Indebtedness permitted under Section 6.01(h) in favor of the banking or financial institution providing such cash management obligations, supply chain financings, cash pooling obligations or other Indebtedness in the ordinary course of business; provided that the Liens established in reliance on this clause (v) to secure supply chain financings shall not secure more than $60,000,000 of Indebtedness in respect of supply chain financings; and

(w) Liens on assets of the Borrower or any of its Restricted Subsidiaries securing Indebtedness incurred pursuant to Section 6.01(r).

SECTION 6.03. Fundamental Changes. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except:

(a) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or with or into any other Restricted Subsidiary;

(b) any Restricted Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any other Restricted Subsidiary (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 6.04;

(c) any acquisition expressly permitted under Section 6.05 may be structured as a merger, consolidation or amalgamation; and

(d) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

provided that any such merger, consolidation, amalgamation or division involving a Person that is not a wholly-owned Restricted Subsidiary immediately prior to such merger, consolidation, amalgamation or division shall not be permitted unless it is also permitted by Section 6.05.

Notwithstanding the foregoing, nothing in this Section 6.03 shall permit, and nothing in this Section 6.03 shall be deemed to permit, any Material Intellectual Property to be assigned, transferred, or exclusively licensed or exclusively sublicensed to any Unrestricted Subsidiary.

SECTION 6.04. Dispositions of Property. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, Dispose of any property, whether now owned or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Equity Interests to any Person, except:

(a) Dispositions in the ordinary course of business of the Borrower and its Restricted Subsidiaries (including Dispositions of obsolete or worn-out property no longer required or useful in the business or operations of the Borrower or any of its Restricted Subsidiaries);

(b) (i) Dispositions by any Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary, (ii) Dispositions made by the Borrower to any Restricted Subsidiary so long as such Disposition is made in relation to a business or tax reorganization of the Borrower and its Subsidiaries generally consistent with past practice or other transactions in the ordinary course of business and (iii) Dispositions by any Loan Party to any other Loan Party;

(c) the sale or issuance of Equity Interests of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary;

(d) Dispositions with respect to the Receivables Securitization Program, provided that the aggregate principal amount of Indebtedness related to any such Receivables Securitization Program shall not exceed the greater of (x) $250,000,000 and (y) 3.75% of Consolidated Total Assets (measured as of the date such Indebtedness is incurred and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a))) at any time outstanding;

(e) Dispositions of property or assets by the Borrower or any Restricted Subsidiary to the extent that, as part of the same transaction or a series of related transactions, such property or assets are within 365 days after the date of such Disposition leased by the Borrower or such Restricted Subsidiary as lessee for use in the business of the Borrower and its Restricted Subsidiaries, provided that the aggregate fair market value of all property or assets (in each case, measured at the time of the Disposition of any such property or assets)

that are subject to such Dispositions and are leased by the Borrower or any Restricted Subsidiary shall not exceed the greater of (x) $160,000,000 and (y) 2.5% of Consolidated Total Assets (measured as of the date such Disposition is made and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a))) at any time;

(f) Dispositions of assets (i) acquired pursuant to or in order to effectuate a Permitted Acquisition, which assets are not used or useful to the core or principal business of the Borrower or (ii) that are made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition or are otherwise necessary or advisable in the good-faith determination of the Borrower in order to consummate any Permitted Acquisition; and

(g) Dispositions of property for fair market value not covered by the foregoing clauses (a) through (f) of this Section; provided that either (i) the aggregate book value of the properties and assets subject to all such Dispositions during any fiscal year of the Borrower shall not exceed 15% of Consolidated Total Assets as at the end of the most recently ended fiscal year of the Borrower or (ii) no less than 75% of the consideration for any such Disposition shall be in the form of Cash and Cash Equivalents.

Notwithstanding the foregoing, nothing in this Section 6.04 shall permit, and nothing in this Section 6.04 shall be deemed to permit, any Material Intellectual Property to be assigned, transferred, or exclusively licensed or exclusively sublicensed to any Unrestricted Subsidiary.

SECTION 6.05. Investments and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make or suffer to exist any Investment in any Person or make any Acquisition, except:

(a) Investments in Cash and Cash Equivalents at the time such Investment is made;

(b) Investments (other than Investments permitted under clause (a) of this Section) existing on the date hereof and set forth on Schedule 3.13 and Investments in Immaterial Restricted Subsidiaries existing as of the date hereof;

(c) (i) Investments by any Loan Party in any other Loan Party, (ii) Investments by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary made in relation to a business or tax reorganization of the Borrower and its Subsidiaries generally consistent with past practice or other transactions in the ordinary course of business, (iii) Investments by the Borrower or any Restricted Subsidiary in any Subsidiary that is not a Loan Party; provided that, if the Consolidated Total Net Leverage Ratio (calculated as of the most recently ended fiscal quarter of the Borrower) shall be greater than a ratio equal to (x) the numerator of the maximum Consolidated Total Net Leverage Ratio permitted under Section 6.09(a) at such time minus 0.25 to (y) 1.00, the aggregate amount of Investments by the Loan Parties in Subsidiaries that are not Loan Parties under this clause (iii), together with the aggregate principal amount (but without duplication) of Indebtedness owing to the Loan Parties incurred under Section 6.01(b)(iii), shall not exceed the greater of (x) $250,000,000 and (y) 3.75% of Consolidated Total Assets

(measured as of the date such Investment is made and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a))) at any time outstanding; and (iv) Investments by any Loan Party in Teleflex Urology Limited so long as the Consolidated Total Net Leverage Ratio (calculated as of the most recently ended fiscal quarter of the Borrower and giving pro forma effect to the making of such Investment as if it had been made on the first day of the period of four consecutive fiscal quarters then ended) is less than or equal to the maximum Consolidated Total Net Leverage Ratio permitted under Section 6.09(a) at such time;

(d) Indebtedness permitted by Section 6.01;

(e) purchases of inventory and other property to be sold or used in the ordinary course of business;

(f) Investments to the extent that the consideration for such Investments is made solely with the common stock of the Borrower;

(g) Swap Agreements permitted by Section 6.11;

(h) any Acquisition after the date hereof by the Borrower or any Restricted Subsidiary; provided that (i) in the case of any such Acquisition, (x) if the Acquired Entity is a publicly held corporation, such Acquisition shall have been approved by the board of directors of such Acquired Entity; (y) after giving effect to any such Acquisition of Equity Interests, the Acquired Entity becomes a direct or indirect Restricted Subsidiary of the Borrower; and (z) the Acquired Entity is engaged in a line of business in accordance with the requirements of Section 6.10; and (ii) both immediately prior to such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing;

(i) any bonds, promissory notes or other securities (which may be either debt or equity securities) or other deferred purchase price to be received by the Borrower or any of its Restricted Subsidiaries as consideration in connection with any Disposition of property permitted under Section 6.04 to any other Person;

(j) any bonds, promissory notes or other securities (which may be either debt or equity securities) received by the Borrower or any of its Restricted Subsidiaries issued as payment or settlement for accounts receivables owing from an entity that is subject to a proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law;

(k) any bonds, promissory notes or other securities (which may be either debt or equity securities) received by the Borrower or any of its Restricted Subsidiaries issued by non-U.S. Governmental Authorities in payment of accounts receivables related to products sold by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(l) other Investments if either (i) the aggregate amount does not exceed the greater of (x) $325,000,000 and (y) 5% of Consolidated Total Assets (measured as of the date such Investment is made and determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a))) or (ii) at the time of such Investment, the Consolidated Total Net Leverage Ratio (calculated as of the most recently ended fiscal quarter of the Borrower and giving pro forma effect to such Investment as if it had occurred on the first day of the period of four consecutive fiscal quarters then ended) is less than or equal to a ratio equal to (x) the numerator of the maximum Consolidated Total Net Leverage Ratio permitted under Section 6.09(a) at such time minus 0.25 to (y) 1.00;

(m) payroll, travel, business entertainment and similar advances to officers, directors, employees and consultants of the Borrower or any Restricted Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Restricted Subsidiary for accounting purposes and that are made in the ordinary course of business;

(n) Investments consisting of extensions of trade credit in the ordinary course of business;

(o) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices; and

(p) Investments held by any Person (other than in such Person’s subsidiaries) acquired by the Borrower or a Restricted Subsidiary after the Effective Date or of any Person merged or consolidated into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with this Agreement after the Effective Date, in each case to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; provided that this clause (p) is intended solely to grandfather such investments as are indirectly acquired as a result of an acquisition of such Person otherwise permitted hereunder and any consideration paid in connection with such acquisition that may be allocable to such Investments must be permitted by, and be taken into account in computing compliance with, any basket amounts or limitations applicable to such acquisition hereunder.

SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests; and

(b) the Borrower may make Restricted Payments after the date hereof; provided that (i) at the time of such Restricted Payment and immediately after giving effect thereto, no Default shall have occurred and be continuing; and (ii) if, after giving effect to such Restricted Payment, the Consolidated Total Net Leverage Ratio (calculated on a pro forma basis) shall be greater than a ratio equal to (x) the numerator of the maximum Consolidated Total Net Leverage Ratio permitted under Section 6.09(a) at such time minus 0.50 to (y) 1.00, the aggregate amount of all such Restricted Payments shall not exceed

$125,000,000 in any fiscal year; provided that that this clause (b)(ii) shall not apply to any Restricted Payment made in connection with any hedge transactions, warrant transactions and capped call transactions in respect of Convertible Notes;

provided that nothing herein shall be deemed to prohibit (x) the payment of dividends by any Restricted Subsidiary of the Borrower to the Borrower or any other Restricted Subsidiary, or, if applicable, paid to any minority shareholder of such Restricted Subsidiary (in accordance with the percentage of the Equity Interests of such Restricted Subsidiary owned by such minority shareholder) or (y) repurchases of Equity Interests deemed to occur as a result of the surrender of such Equity Interests for cancellation in connection with the exercise of stock options or warrants.

SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, in each case to the extent such transaction (or series of related transactions) would involve payment or consideration in excess of $10,000,000, except:

(a) transactions at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from a Person that is not an Affiliate;

(b) transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate;

(c) any Indebtedness permitted by Section 6.01;

(d) any Investment permitted by Section 6.05;

(e) any Restricted Payment permitted by Section 6.06; and

(f) any Affiliate who is a natural person may serve as an employee or director of the Borrower and receive reasonable compensation for his services in such capacity.

SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Domestic Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any of its Domestic Restricted Subsidiaries to create, incur or permit to exist any Lien under the Loan Documents upon any of its property or assets or (b) the ability of any Domestic Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to the Borrower or any other Domestic Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Domestic Restricted Subsidiary or to transfer any property to the Borrower or any other Domestic Restricted Subsidiary, except:

(i) restrictions and conditions imposed by law or by this Agreement or the documents governing any Incremental Equivalent Debt;

(ii) restrictions and conditions imposed by law;

(iii) restrictions and conditions existing on the date hereof identified on Schedule 6.08 and any extension or renewal thereof, or any amendment or modification thereof, that, in each case does not expand the scope of any such restriction or condition;

(iv) customary restrictions and conditions contained in agreements relating to the sale of the Borrower or any Domestic Restricted Subsidiary or any assets pending such sale (provided that such restrictions and conditions apply only to the Borrower or Domestic Restricted Subsidiary or such assets that are to be sold and such sale is permitted hereunder);

(v) (with respect to clause (a) above) (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) customary provisions in leases and other contracts restricting the assignment thereof;

(vi) (with respect to clause (a) above) customary restrictions or conditions in any agreement with any Governmental Authority, relating to a grant or similar financial assistance to finance (in whole or in part) an investment or commercial initiative by the Borrower or any Domestic Restricted Subsidiary;

(vii) (with respect to clause (a) above) provisions in any lease or lease agreement, or any restrictions or conditions imposed by any landlord, prohibiting or restricting the granting, creation or incurrence of any Liens on any premises leased by the Borrower or any of its Domestic Restricted Subsidiaries; and

(viii) restrictions or conditions imposed by any agreement relating to cash management obligations, cash pooling obligations or any other Indebtedness permitted by Section 6.01, if such restrictions or conditions are customary for such Indebtedness.

SECTION 6.09. Certain Financial Covenants.

(a) Consolidated Total Net Leverage Ratio. The Borrower will not permit the Consolidated Total Net Leverage Ratio, as at the last day of any period of four consecutive fiscal quarters of the Borrower which period ends on or after September 30, 2022 to exceed 4.50 to 1.00. Notwithstanding the foregoing, the Borrower shall be permitted (such permission, the “Acquisition Holiday”) on no more than two (2) occasions during the term of this Agreement to allow the maximum Consolidated Total Net Leverage Ratio permitted under this Section 6.09(a) to be increased to 5.00 to 1.00 for a period of four consecutive fiscal quarters in connection with an Acquisition occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid (including, for the avoidance of doubt, any deferred purchase price) in respect of such Acquisition exceeds $200,000,000; provided that (i) the Borrower shall provide notice in writing to the Administrative Agent of such increase and a transaction description of such Acquisition (regarding the name of the person or summary description of the assets being acquired and the approximate purchase price), (ii) at the end of such period of four consecutive fiscal quarters, the maximum Consolidated Total Net Leverage Ratio permitted under this Section 6.09(a) shall revert to 4.50 to 1.00 and (iii) the Borrower may not elect a new Acquisition Holiday for at least two (2) fiscal quarters following the end of an Acquisition Holiday.

(b) Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower which period ends on or after September 30, 2022 to be less than 3.50 to 1.00.

SECTION 6.10. Lines of Business. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Borrower and its Restricted Subsidiaries taken as a whole would then be engaged would be substantially changed from the general nature of the business in which the Borrower and its Restricted Subsidiaries taken as a whole are engaged as of the date hereof.

SECTION 6.11. Swap Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, other than Swap Agreements entered into with any of the Lenders (or any Affiliates thereof) or in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities (including, among other Swap Agreements, hedge transactions, warrant transactions and capped call transactions in respect of Convertible Notes).

SECTION 6.12. Sanctions Laws and Regulations.

(a) The Borrower shall not, and shall ensure that none of its Restricted Subsidiaries will, directly or indirectly use the proceeds of the Loans or any Letter of Credit for any purpose which would breach the U.K. Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions applicable to the Borrower, its Restricted Subsidiaries or the Loans or any Letter of Credit, in each case, (i) in any manner that will result in the violation of any applicable U.S. Sanctions, to fund, finance or facilitate any activities, business or transaction of or with any U.S. Designated Person or in any U.S. Sanctioned Country, or otherwise in violation of any U.S. Sanctions, as such U.S. Sanctions Lists or U.S. Sanctions are in effect from time to time; (ii) in any other manner that will result in the violation of any applicable U.S. Sanctions by any party to this Agreement, (iii) except as could not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to result in any violation of any Sanctions by, or liability to, any Lender, Issuing Lender or the Administrative Agent, to fund, finance or facilitate any activities, business or transaction of or with any Foreign Designated Person or in any Foreign Sanctioned Country, or otherwise in violation of any Foreign Sanctions, as such Foreign Sanctions Lists or Foreign Sanctions are in effect from time to time or (iv) except as could not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to result in any violation of any Sanctions by, or liability to, any Lender, Issuing Lender or the Administrative Agent, for any purpose which would breach any Anti-Corruption Laws.

(b) The Borrower shall not, and shall ensure that none of its Restricted Subsidiaries will, use funds or assets obtained directly or indirectly from transactions with or otherwise relating to (i) U.S. Designated Persons; (ii) Foreign Designated Persons, (iii) any Foreign Sanctioned Country or (iv) any U.S. Sanctioned Country, to pay or repay any amount owing to the Lenders under this Agreement.

(c) The Borrower shall, and shall ensure that each of its Restricted Subsidiaries will (i) maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws; and (ii) have appropriate controls and safeguards in place designed to prevent any proceeds of any Loans from being used contrary to the representations and undertakings set forth herein.

(d) The Borrower shall, and shall ensure that each of its Restricted Subsidiaries will: comply in all material respects with all foreign and domestic laws, rules and regulations (including the Patriot Act, foreign exchange control regulations, foreign asset control regulations and other trade-related regulations) now or hereafter applicable to this Agreement, the transactions underlying this Agreement or the Borrower’s execution, delivery and performance of this Agreement.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and in the Agreed Currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable and in the Agreed Currency required hereunder, and such failure shall continue unremedied for a period of three or more Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence) or 5.08 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(f) the Borrower or any of its Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness beyond any period of grace provided with respect thereto;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or (with or without the giving of notice, the lapse of time or both) permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided, further, that, in connection with any Convertible Notes, (i) any conversion of such Indebtedness by a holder thereof into shares of Equity Interests, cash or a combination of cash and shares of Equity Interests, (ii) the rights of holders of such Indebtedness to convert into shares of Equity Interests, cash or a combination of cash and shares of Equity Interests, (iii) the rights of holders of such Indebtedness to require any repurchase by the Borrower upon a fundamental change of such Indebtedness in cash and (iv) the termination of any of Swap Agreements entered into in connection with a convertible note offering, shall not constitute an Event of Default under this clause (g) or clause (f) above;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $125,000,000 shall be rendered against the Borrower or any of its Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Restricted Subsidiaries to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

(m) Change of Control shall occur; or

(n) at any time during any Collateral Period, the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents), except to the extent such loss of perfection or priority results solely from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements in a timely manner, or, except for expiration in accordance with its terms, any of the Loan Documents shall for any reason be terminated or cease to be in full force and effect or to be valid and binding on any of the Loan Parties party thereto, or the enforceability thereof shall be contested by any Loan Party;

then, and in every such event (other than any event (x) with respect to the Borrower described in clause (h) of this Article or (y) with respect to any Loan Party described in clause (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments and the Letter of Credit Commitments, and thereupon the Commitments and the Letter of Credit Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(k); and in case of any event (x) with respect to the Borrower described in clause (h) of this Article or (y) with respect to any Loan Party described in clause (i) of this Article, the Commitments (and the Letter of Credit Commitments) shall automatically terminate and the principal of the Loans then outstanding and the cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders: all payments received on account of the Obligations shall, subject to Section 2.21, be applied by the Administrative Agent as follows: (i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such); (ii) second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders, the Issuing Lender and the other Secured Parties

(including fees and disbursements and other charges of counsel to the Lenders and the Issuing Lender payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them; (iii) third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause (iii) payable to them; (iv) fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements, (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.06 or 2.21; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the account of the Issuing Lender to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.21, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Article VII and (C) to any other amounts owing with respect to Banking Services Obligations and Swap Obligations, in each case, ratably among the Lenders and the Issuing Lender and any other applicable Secured Parties in proportion to the respective amounts described in this clause (iv) payable to them; (v) fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders, the Issuing Lender and the other Secured Parties based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and (iv) finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01. Authorization and Action.

(a) Each Lender and each Issuing Lender hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Further, each of the Lenders and the Issuing Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, hereby irrevocably empower and authorize JPMorgan Chase Bank, N.A. (in its capacity as Administrative Agent) to execute and deliver the Security Documents and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Documents. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Lender hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Security Document governed by the laws of such jurisdiction on such Lender’s or each Issuing Lender’s behalf. Without limiting the foregoing, each Lender and each Issuing Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and each Issuing Lender with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and each Issuing Lender (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, each Issuing Lender or any Secured Party other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii) where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of any jurisdiction other than the United States of America, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and

(iii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of any Co-Syndication Agent, any Co-Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, each Issuing Lender and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, each Issuing Lender or the other

Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or each Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or each Issuing Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender or each Issuing Lender in any such proceeding.

(g) The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and each Issuing Lender, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII.

SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or an Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any claim, liability, loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or each Issuing Lender as a result of, any determination of the Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or each Issuing Lender or any Dollar Equivalent thereof.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or each Issuing Lender and shall not be responsible to any Lender or each Issuing Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or each Issuing Lender, may presume that such condition is satisfactory to such Lender or each Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or each Issuing Lender sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Posting of Communications.

(a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and each Issuing Lender by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each Issuing Lender and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each Issuing Lender and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-SYNDICATION AGENT, ANY CO-DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, EACH ISSUING LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d) Each Lender and each Issuing Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and each Issuing Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or each Issuing Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, each Issuing Lender and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or each Issuing Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Commitments, Loans and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Lender, as the case may be. The terms “Issuing Lender”, “Lenders”, “Required Lenders”, “Required Revolving Lenders”, “Required Term Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Lender, as one of the Required Lenders, as one of the Required Revolving Lenders or as one of the Required Term Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or each Issuing Lender.

SECTION 8.05. Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, each Issuing Lender and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and each Issuing Lender, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, each Issuing Lender and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with Section 8.05(a) (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest) and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.06. Acknowledgements of Lenders and Issuing Lenders.

(a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of its business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, Co-Syndication Agent, Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, Co-Syndication Agent, Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c)

(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations (or any other Obligations) owed by the Borrower or any other Loan Party.

(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07. Collateral Matters.

(a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes the Administrative Agent to enter into each of the Security Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Security Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Security Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 9.02(d); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale, transfer or other Disposition to a Person that is not a Loan Party of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, the Administrative Agent’s Lien on such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any Person. Further, if any Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder, such Person shall be automatically be released from the Guarantee provided hereunder and the Administrative Agent’s Lien on the assets of such Person shall be automatically released, all without delivery of any instrument or performance of any act by any Person (other than the designation requirements set forth in Section 5.10); provided, that, no Guarantor shall be released pursuant to this Section 8.07 upon becoming an Excluded Subsidiary solely pursuant to clause (f) of the definition thereof, and no Liens shall be released solely as a result of a Person ceasing to be a wholly-owned Subsidiary, unless such Person so becomes an Excluded Subsidiary as a result of a transaction entered into for a bona fide purpose and not entered into primarily to obtain the release specified herein. Upon three (3) Business Days’ (or such shorter period as is acceptable to the Administrative Agent) prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be requested to evidence the release of the Liens contemplated hereby; provided that the

Administrative Agent shall not be required to execute any document to evidence any release of Liens on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence. Any release of Liens pursuant to this Section 8.07(a) (whether automatic or otherwise) shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

(b) In furtherance of the foregoing and not in limitation thereof, no Banking Services Agreement or Swap Agreement will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Banking Services Agreement or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c) The Administrative Agent and each Arranger, Co-Syndication Agent and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:

(i) if to the Borrower, to Teleflex Incorporated, 550 E. Swedesford Road, Wayne, Pennsylvania 19087, Attention of Matthew Howald, Vice President and Treasurer (email: matt.howald@teleflex.com; Telephone No. (610) 225-6834) with a copy to General Counsel (Telecopy No. (610) 225-8780; Telephone No. (610) 225-6800);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2S, Chicago, Illinois 60603-2003 Attention: Charitra Shetty (email: Charitra.shetty@chase.com; jpm.agency.cri@chase.com); Telephone No. (312) 732-6468; Telecopy No. (844) 490-5663), with a copy to JPMorgan Chase Bank, N.A., 10 South Dearborn, 9th Floor, Chicago, Illinois 60603, Attention of David Hyman (Telecopy No. (844) 490-5663 Telephone No. (617)341-7328);

(iii) if to JPMCB as Issuing Lender, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2S, Chicago, Illinois 60603-2003 Attention: Charitra Shetty (email: Charitra.shetty@chase.com; jpm.agency.cri@chase.com); Telephone No. (312) 732-6468; Telecopy No. (844) 490-5663);

(iv) if to any other Issuing Lender, to it at its address as provided in writing to the Administrative Agent and the Borrower;

(v) if to the Swingline Lender, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2S, Chicago, Illinois 60603-2003; Attention: Charitra Shetty (email: Charitra.shetty@chase.com; jpm.agency.cri@chase.com); Telephone No. (312) 732-6468; Telecopy No. (844) 490-5663); and

(vi) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to any Loan Party, the Lenders and the Issuing Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, regardless of the form otherwise required for any such notices or other communications pursuant to this Agreement; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by any Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

(b) Amendments. Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment or as provided in Section 2.14(b) and Section 2.14(c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

(i) increase the Commitment (or either Revolving Credit Sub-Commitment) of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default or mandatory prepayment shall not constitute an increase of any Commitment of any Lender),

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby; provided that (x) any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement)

shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii) and (y) only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Borrower to pay interest or any other amount at the applicable default rate set forth in Section 2.13(f) or to amend Section 2.13(f),

(iii) extend or postpone the scheduled date of payment of any principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (other than (x) any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the approval of the Required Revolving Lenders (in the case of a mandatory prepayment of Revolving Loans) or the Required Term Lenders (in the case of a mandatory prepayment of Term Loans) and (y) with respect to the matters set forth in clauses (ii)(x) and (ii)(y) above),

(iv) change Section 2.09(c) or 2.18(c) or (d) in a manner that would alter the ratable reduction of Commitments or the pro rata treatment requirements thereunder, without the written consent of each Lender,

(v) change the payment waterfall provisions of Section 2.21(b) or the payment waterfall provisions of Article VII without the written consent of each Lender,

(vi) change any of the provisions of this Section 9.02 or the percentage in the definition of the terms “Required Lenders”, ‘Required Revolving Lenders”, “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Revolving Credit Commitments and the Revolving Credit Loans are included on the Effective Date),

(vii) (A) release all or substantially all of the value of the guarantees of the Subsidiary Guarantors under Article X, (B) release the Borrower from its obligations under Article X, (C) other than in accordance with the terms and conditions of Section 5.09(f) upon the occurrence of the Collateral Release Event, release all or substantially all of the Collateral under the Security Documents or (D) amend the provisions of Section 5.09(f), or the definition of “Collateral Release Event” or any associated definition, in a manner that permits the Collateral to be released in a manner more favorable to the Borrower than as set forth in such Section or definition as in effect on the Effective Date, in each case without the written consent of each Lender, or

(viii) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payment or collateral of Lenders participating in any Class differently from those of Lenders participating in another Class, without the consent of the Lenders representing a majority in interest of each such adversely affected Class, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, any Issuing Lender or the Swingline Lender hereunder without the prior written consent of such Agent, such Issuing Lender or the Swingline Lender, as the case may be (it being understood that any change to Section 2.21 shall require the consent of the Administrative Agent, each Issuing Lender and the

Swingline Lender); and provided further that no such agreement shall amend or modify the provisions of Section 2.06 without the prior written consent of the Administrative Agent and the Issuing Lender. Notwithstanding the foregoing, (A) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification and (B) as to any amendment, amendment and restatement or other modification otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans, so long as such Lender receives payment in full of the principal of and interest on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

(c) Except as otherwise provided in this Section with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Security Documents; provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein (including in connection with the occurrence of the Collateral Release Event) or in the Security Documents) release all or substantially all of the collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security.

(d) Notwithstanding anything herein to the contrary, the Administrative Agent is hereby authorized to, and at the request of the Borrower shall, without the further consent of any Lender (except as provided in clause (ii) below), release (i) any Guarantor (other than the Borrower) from its obligations under the Loan Documents (including its guarantee under Article X) (A) upon the consummation of a transaction permitted hereunder as a result of which such Guarantor ceases to be a Subsidiary of the Borrower or (B) if such Guarantor becomes an Excluded Subsidiary in any transaction or other manner permitted by the Loan Documents, (ii) any Lien on any property under any Loan Document that is transferred or to be transferred as part of or in connection with any transfer permitted hereunder (except for transfers to any other Loan Party) or to which the relevant Lenders have consented pursuant to this Section, (iii) any Lien on any property under any Loan Document granted by a Guarantor who is released from its obligations under the Loan Documents pursuant to clause (i) above, (iv) any and all Liens on any property under any Security Document upon the occurrence of the Collateral Release Event in accordance with the terms and conditions of Section 5.09(f), (v) any and all Liens on any property under any Security Document and all guarantees under this Agreement at such time as the Obligations arising under the Loan Documents (but, for the avoidance of doubt, excluding any Obligations constituting Banking Services Obligations and Swap Obligations not yet due and payable) have been paid in full in cash and performed in full (other than (x) contingent obligations for which no claims have been made and (y) obligations under Letters of Credit which have been cash collateralized or backstopped by a letter of credit, in each case in a manner reasonably satisfactory to the Administrative Agent), the Commitments have expired or been terminated and this Agreement has terminated pursuant to its express terms and no commitments of the Administrative Agent or the Secured Parties which would give rise to any Obligations are outstanding, (vi) any and all Liens on any Equity Interests of a Subsidiary that constitutes an Excluded Subsidiary, (vii) any and all Liens on any Excluded Assets or (viii) any and all Liens on such Collateral as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral (except to the extent any of the foregoing constitutes Excluded Assets). In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d) or (ii) in the event that the Borrower shall have advised the Administrative Agent that, notwithstanding the use by the Borrower of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets.

(e) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Credit Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(f) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender and (3) such Non-Consenting Lender shall have received the outstanding principal amount of its Loans and participations in LC Disbursements. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(g) Notwithstanding anything herein to the contrary, as to any amendment or amendment and restatement otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment or amendment and restatement, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

(h) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.03. Expenses; Limitation of Liability; Indemnity; Etc.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by each Agent and any Affiliate thereof (which, in the case of counsel, shall be limited to the reasonable fees, charges and disbursements of one primary outside counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by any Agent, any Issuing Lender or any Lender (which, in the case of counsel, shall be limited to the reasonable fees, charges and disbursements of one primary outside counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent and one outside counsel, and one local counsel in each applicable jurisdiction, for the Lenders taken as a group (unless there is an actual or perceived conflict of interest in which case each such other Lender may retain its own counsel)) in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) all reasonable costs, expenses, taxes, assessments and other similar charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b) Indemnification by the Borrower. The Borrower shall indemnify each Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence or willful misconduct of such Indemnitee, (ii) a material breach of any express obligations under the Loan Documents of such Indemnitee or (x) any of its Controlled Affiliates, (y) the respective officers, directors and employees or such Indemnitee or any of its Controlled Affiliates or (z) the respective advisors or agents of such Indemnitee or any of its Controlled Affiliates, in the case of this clause (z), acting at the instructions of such Indemnitee or such Controlled Affiliate and, in each case set forth in this clause (ii), in connection with a claim initiated by the Borrower or (iii) a proceeding solely between or among Indemnitees that does not involve any action or omission by the Borrower or any of its Subsidiaries, other than claims against any of the Administrative Agent or the Lenders or any of their Affiliates in its capacity or in fulfilling its role as the Administrative Agent, an Issuing Lender, the Swingline Lender, a lead arranger, a bookrunner, a co-syndication agent, a co-documentation agent or any similar role under this Agreement; provided, further, that this Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to an Agent, an Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section (but without affecting the Borrower’s obligations with respect thereto), each Lender severally agrees to pay to such Agent, and each Revolving Credit Lender agrees to pay to such Issuing Lender or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Lender or the Swingline Lender in its capacity as such. To the extent that following any such payment by the Lenders the Borrower subsequently reimburses any amounts received by an Agent, an Issuing Lender or the Swingline Lender pursuant to this paragraph (c), such Agent or such Issuing Lender or Swingline Lender, as applicable, shall reimburse each Lender in an amount equal to its Applicable Percentage of the amount reimbursed by the Borrower.

(d) Limitation of Liability. To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns.

(a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender or Issuing Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the affiliates, directors, officers, employees, attorneys and agents of each of the Agents, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.

(i) Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time held by it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received written notice thereof), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing, any other assignee;

(B) the Administrative Agent; and

(C) (in the case of assignments of the Dollar Revolving Credit Sub-Commitment and Dollar Revolving Credit Exposure or the Multicurrency Revolving Credit Sub-Commitment and Multicurrency Revolving Credit Exposure) each Issuing Lender and the Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of an assignment of Dollar Revolving Credit Sub-Commitment, Dollar Revolving Credit Exposure, Multicurrency Revolving Credit Sub-Commitment or Multicurrency Revolving Credit Exposure) or $1,000,000 (in the case of a Term Loan Commitment or a Term Loan), unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing;

(B) each partial assignment of Commitments and/or Loans of any Class (or, in the case of the Revolving Credit Commitments, any Revolving Credit Sub-Commitment) shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of such Class (or such Revolving Credit Sub-Commitment, as applicable) under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, each Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(e) or (f), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, each Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities other than an Ineligible Institution (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of, and be subject to the limitations of, Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the Proposed United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. No Participant shall be entitled to the benefits of Section 2.17 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) The parties hereby agree that BofA Securities, Inc. may, without notice to the Borrower, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid (except for Unliquidated Obligations) or any Letter of Credit is outstanding (unless such Letter of Credit has been cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Administrative Agent) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to (i) fees payable to the Agents and (ii) the reduction of the Letter of Credit Commitments of any Issuing Lender constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agents and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each other Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lenders, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, the Issuing Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Lender or their respective Affiliates, irrespective of whether or not such Lender, the Issuing Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the Issuing Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ANY SUCH OTHER LOAN DOCUMENT) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) Agreement of Lenders. Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(d) Waiver of Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13. Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b) Confidentiality. Each of the Agents, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) is or becomes available to any Agent, any Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this paragraph, “Information” means all information received from the Borrower relating to the Borrower or its business, other than (x) any such information that is available to any Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower and (y) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THIS SECTION 9.13 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.14. Patriot Act; Beneficial Ownership Regulation. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act or the Beneficial Ownership Regulation, such Lender may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with said Act, the Beneficial Ownership Regulation and other applicable “know your customer” and anti-money laundering rules and regulations.

SECTION 9.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.16. No Advisory or Fiduciary Responsibility.

(a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

(b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower, its Subsidiaries and other companies with which the Borrower or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower or any of its Subsidiaries, confidential information obtained from other companies.

SECTION 9.17. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.19. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE X

GUARANTEE

SECTION 10.01. Guarantee. Each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally with the other Guarantors, to each Lender (and each Affiliate of a Lender which holds any of the Obligations of the Borrower or any Subsidiary) and each Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Borrower and its Subsidiaries strictly in accordance with the terms thereof (such Obligations being herein collectively called the “Guaranteed Obligations”); provided that with respect to the Borrower, “Guaranteed Obligations” shall be limited to the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Specified Ancillary Obligations. The Guarantors hereby further jointly and severally agree that if the Borrower or any Subsidiary shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Each of the Guarantors hereby agrees that this Guarantee is an absolute, irrevocable and unconditional guarantee of payment and is not a guarantee of collection. Each of the Guarantors hereby irrevocably and unconditionally agrees, jointly and severally with the other Guarantors, that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Secured Parties immediately on demand against any cost, loss or liability they incur as a result of the Borrower or any of its Affiliates not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by such Guarantor under this Guarantee on the date when it would have been due (but so that the amount payable by each Guarantor under this indemnity will not exceed the amount which it would have had to pay under this Guarantee if the amount claimed had been recoverable on the basis of a guarantee).

SECTION 10.02. Obligations Unconditional. The obligations of the Guarantors under Section 10.01 are absolute, irrevocable and unconditional, and joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Subsidiaries under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full), it being the intent of this Section that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv) any lien or security interest granted to, or in favor of, any Agent, any Lender or the Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

SECTION 10.03. Reinstatement. The obligations of each Guarantor under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or is or must be otherwise restored or returned by any Secured Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 10.04. Subrogation. Each Guarantor hereby agrees that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 10.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Guaranteed Obligations are indefeasibly paid in full in cash and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Secured Parties and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guarantee, and that the Administrative Agent, the Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.04.

SECTION 10.05. Remedies. Each Guarantor agrees that, as between such Guarantor and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of Section 10.01.

SECTION 10.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article X constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

SECTION 10.07. Continuing Guarantee. The guarantee in this Article X is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising and shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash and the Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Administrative Agent, at which time, subject to all the foregoing conditions, the guarantees made hereunder shall automatically terminate.

SECTION 10.08. Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, then each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article X and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section, (i) ”Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) ”Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) ”Pro Rata Share” means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Guarantor (excluding any shares of stock or other equity interest of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrower and all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder and under the other Loan Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

SECTION 10.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 10.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 10.10. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guarantee in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.10 or otherwise under this Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 10.10 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 10.10 constitute, and this Section 10.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XI

COLLECTION ALLOCATION MECHANISM

(a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII and (ii) the Revolving Credit Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that, in lieu of the interests of each Revolving Credit Lender in the particular Designated Obligations that it shall own as of such date and immediately prior to the CAM Exchange, such Revolving Credit Lender shall own an interest equal to such Revolving Credit Lender’s CAM Percentage in each Designated Obligation. Each Revolving Credit Lender, each Person acquiring a participation from any Revolving Credit Lender as contemplated by Section 9.04, and the Borrower hereby consents and agree to the CAM Exchange. The Borrower and each Revolving Credit Lender agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Revolving Credit Lenders after giving effect to the CAM Exchange, and each Revolving Credit Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Borrower to execute or deliver or of any Revolving Credit Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(b) As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Revolving Credit Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by paragraph (c) below).

(c) In the event that, after the CAM Exchange, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement by any Issuing Lender that is not reimbursed by the Borrower, then (i) each Revolving Credit Lender shall, in accordance with Section 2.06(d), promptly purchase from such Issuing Lender a participation in such LC Disbursement in the amount of such Revolving Credit Lender’s Applicable Percentage of such LC Disbursement (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable Revolving Credit Lenders, and the Revolving Credit Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that each Revolving Credit Lender shall own an interest equal to such Revolving Credit Lender’s CAM Percentage in each of the Designated Obligations and (iii) in the event distributions shall have been made in accordance with the preceding paragraph, the Revolving Credit Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Revolving Credit Lenders and their successors and assigns in respect of the Designated Obligations held by such Persons and shall be conclusive absent manifest error.

(d) Nothing in this Article XI shall prohibit the assignment by any Revolving Credit Lender of interests in some but not all of the Designated Obligations held by it after giving effect to the CAM Exchange; provided, that in connection with any such assignment such Revolving Credit Lender and its assignee shall enter into an agreement setting forth their reciprocal rights and obligations in the event of a redetermination of the CAM Percentages as provided in the immediately preceding paragraph (c).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TELEFLEX INCORPORATED,
as the Borrower

By:	/s/ Matthew Howald
	Name:	Matthew Howald
	Title:	Vice President and Treasurer

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

GUARANTORS

ARROW INTERNATIONAL LLC.
ARROW INTERVENTIONAL, INC.
NEOTRACT, INC.
STANDARD BARIATRICS, INC.
TELEFLEX LLC
TELEFLEX MEDICAL INCORPORATED
TELEFLEX MEDICAL OEM LLC
TRAVERSE VASCULAR, INC.
VASCULAR SOLUTIONS LLC
Z-MEDICA LLC

By:	/s/ Matthew Howald
	Name:	Matthew Howald
	Title:	Vice President and Treasurer

TFX EQUITIES INCORPORATED
TFX NORTH AMERICA INC.

By:	/s/ Matthew Howald
	Name:	Matthew Howald
	Title:	Vice President

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as an Issuing Lender, as
Swingline Lender and as Administrative Agent

By:	/s/ David Hyman
	Name:	David Hyman
	Title:	Executive Director

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

BANK OF AMERICA, N.A.,
individually as a Lender, as an Issuing Lender
and as a Co-Syndication Agent

By:	/s/ Joseph L. Corah
	Name:	Joseph L. Corah
	Title:	Director

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

HSBC BANK USA, NATIONAL ASSOCIATION,
individually as a Lender, and as an Issuing Lender

By:	/s/ JiaQi Zhang
	Name:	JiaQi Zhang (#23294)
	Title:	Vice President

HSBC SECURITIES (USA), INC.,
as a Co-Syndication Agent

By:	/s/ Ashish Maskara
	Name:	Ashish Maskara
	Title:	Director

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

PNC BANK, NATIONAL ASSOCIATION,
individually as a Lender, as an Issuing Lender
and as a Co-Syndication Agent

By:	/s/ Domenic D’Ginto
	Name:	Domenic D’Ginto
	Title:	Managing Director

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

WELLS FARGO BANK, NATIONAL ASSOCIATION,
individually as a Lender, as an Issuing Lender
and as a Co-Syndication Agent

By:	/s/ Andrea Chen
	Name:	Andrea Chen
	Title:	Managing Director

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

CITIZENS BANK, N.A., individually as a Lender and
as a Co-Documentation Agent

By:	/s/ Pamela Hansen
	Name:	Pamela Hansen
	Title:	Senior Vice President

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

DNB CAPITAL LLC, as a Lender

By:	/s/ Kristie Li
	Name:	Kristie Li
	Title:	Senior Vice President

By:	/s/ Dania Hinedi
	Name:	Dania Hinedi
	Title:	Senior Vice President

DNB BANK ASA, NEW YORK BRANCH, as a Co- Documentation Agent

By:	/s/ Kristie Li
	Name:	Kristie Li
	Title:	Senior Vice President

By:	/s/ Dania Hinedi
	Name:	Dania Hinedi
	Title:	Senior Vice President

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

SUMITOMO MITSUI BANKING CORPORATION,
individually as a Lender and as a Co-Documentation Agent

By:	/s/ Cindy Hwee
	Name:	Cindy Hwee
	Title:	Director

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

CITIBANK, N.A., individually as a Lender and as a Senior Managing Agent

By:	/s/ Lori Bambuck
	Name:	Lori Bambuck
	Title:	Vice President

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

FIFTH THIRD BANK, NATIONAL ASSOCIATION individually as a Lender and as a Senior Managing Agent

By:	/s/ Nathaniel E. (Ned) Sher
	Name:	Nathaniel E. (Ned) Sher
	Title:	Managing Director

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender and as a Co-Documentation Agent

By:	/s/ Maria Massimino
	Name:	Maria Massimino
	Title:	Senior Vice President

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

SANTANDER BANK, N.A., individually as a Lender and as a Co-Documentation Agent

By:	/s/ Irv Roa
	Name:	Irv Roa
	Title:	Managing Director

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

FIRST NATIONAL BANK OF PENNSYLVANIA, individually as a Lender and as a Co-Documentation Agent

By:	/s/ David M. Diez
	Name:	David M. Diez
	Title:	Managing Director

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Effective Date, it is no longer a party to the Existing Credit Agreement or any of the “Loan Documents” (as defined therein) and is not a party to this Agreement other than for the sole purpose of provisions of Section 1.07 expressly applicable to it.

MUFG BANK LTD., as a Departing Lender

By	/s/ Dominic Yung
	Name:	Dominic Yung
	Title:	Director

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Effective Date, it is no longer a party to the Existing Credit Agreement or any of the “Loan Documents” (as defined therein) and is not a party to this Agreement other than for the sole purpose of provisions of Section 1.07 expressly applicable to it.

CAPITAL ONE BANK, NATIONAL ASSOCIATION, as a Departing Lender

By	/s/ Karen M. Dahlquist
	Name:	Karen M. Dahlquist
	Title:	Duly Authorized Signatory

Signature Page to Third Amended and Restated Credit Agreement

Teleflex Incorporated

SCHEDULE 1.01A

EXCLUDED SUBSIDIARIES AND EXCLUDED EQUITY INTERESTS

A. Special purpose Subsidiary which issues Indebtedness under a securitization transaction or program

Entity Name		Jurisdiction of Incorporation/Formation
1.	Teleflex Funding LLC	Delaware

B. Non-Wholly Owned Subsidiaries

None.

1

SCHEDULE 1.01B

IMMATERIAL SUBSIDIARIES

Entity Name		Jurisdiction of Incorporation/Formation
1.	1902 Federal Road, LLC	Delaware
2.	Rusch Mexico, S.A. de C.V.	Mexico
3.	Teleflex General Partner LLC	Delaware
4.	Teleflex Global Holdings LLC	Delaware
5.	Teleflex Global Services LLC	Delaware
6.	Teleflex Life Sciences Unlimited Company	Ireland
7.	Teleflex Medical (Thailand) Ltd.	Thailand
8.	Teleflex Medical Canada Inc.	Canada
9.	Teleflex Medical Private Limited	India
10.	TFX Aviation Inc.	California
11.	TFX Development LLC	Delaware
12.	Z-Medica Acquisition, Inc.	Delaware
13.	Zeus Buyer, L.P.	Delaware

2

SCHEDULE 2.01A

Revolving Credit Commitments

Name of Lender	Dollar Revolving Credit Sub-Commitment	Multicurrency Revolving Credit Sub-Commitment	Revolving Credit Commitment
JPMORGAN CHASE BANK, N.A.	$50,298,013.22	$50,298,013.25	$100,596,026.47
BANK OF AMERICA, N.A.	$48,675,496.69	$48,675,496.69	$97,350,993.38
HSBC BANK USA, NATIONAL ASSOCIATION	$48,675,496.69	$48,675,496.69	$97,350,993.38
PNC BANK, NATIONAL ASSOCIATION	$48,675,496.69	$48,675,496.69	$97,350,993.38
WELLS FARGO BANK, NATIONAL ASSOCIATION	$48,675,496.69	$48,675,496.69	$97,350,993.38
CITIZENS BANK, N.A.	$40,000,000.00	$40,000,000.00	$80,000,000.00
DNB CAPITAL LLC	$40,000,000.00	$40,000,000.00	$80,000,000.00
SUMITOMO MITSUI BANKING CORPORATION	$40,000,000.00	$40,000,000.00	$80,000,000.00
CITIBANK, N.A.	$28,333,333.34	$28,333,333.33	$56,666,666.67
FIFTH THIRD BANK, NATIONAL ASSOCIATION	$28,333,333.34	$28,333,333.33	$56,666,666.67
U.S. BANK NATIONAL ASSOCIATION	$28,333,333.34	$28,333,333.33	$56,666,666.67
SANTANDER BANK, N.A.	$35,000,000.00	$35,000,000.00	$70,000,000.00
FIRST NATIONAL BANK OF PENNSYLVANIA	$15,000,000.00	$15,000,000.00	$30,000,000.00
TOTAL	$500,000,000.00	$500,000,000.00	$1,000,000,000.00

Term Loan Commitments

Name of Lender	Term Loan Commitment
JPMORGAN CHASE BANK, N.A.	$54,403,973.53
BANK OF AMERICA, N.A.	$52,649,006.62
HSBC BANK USA, NATIONAL ASSOCIATION	$52,649,006.62
PNC BANK, NATIONAL ASSOCIATION	$52,649,006.62
WELLS FARGO BANK, NATIONAL ASSOCIATION	$52,649,006.62
CITIZENS BANK, N.A.	$40,000,000.00
DNB CAPITAL LLC	$40,000,000.00
SUMITOMO MITSUI BANKING CORPORATION	$40,000,000.00
CITIBANK, N.A.	$28,333,333.33
FIFTH THIRD BANK, NATIONAL ASSOCIATION	$28,333,333.33
U.S. BANK NATIONAL ASSOCIATION	$28,333,333.33
SANTANDER BANK, N.A.	$15,000,000.00
FIRST NATIONAL BANK OF PENNSYLVANIA	$15,000,000.00
TOTAL	$500,000,000.00

3

SCHEDULE 2.01B

Letter of Credit Commitments

Name of Lender	Letter of Credit Commitment

JPMORGAN CHASE BANK, N.A.	$20,000,000

BANK OF AMERICA, N.A.	$20,000,000

PNC BANK, NATIONAL ASSOCIATION	$20,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION	$20,000,000

HSBC BANK USA, NATIONAL ASSOCIATION	$20,000,000

4

SCHEDULE 3.06(a)

LITIGATION

None.

5

SCHEDULE 3.06(b)

ENVIRONMENTAL MATTERS

None.

6

SCHEDULE 3.13

SUBSIDIARIES AND INVESTMENTS

Part A

Subsidiaries of the Borrower (other than Immaterial Subsidiaries)

A. Wholly-Owned Subsidiaries

Entity Name	Jurisdiction of Incorporation/Formation
1. Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
2. Arrow Internacional de Mexico, S.A. de C.V.	Mexico
3. Arrow International CR, a.s.	Czech Republic
4. Arrow International LLC	Delaware
5. Arrow Interventional, Inc.	Delaware
6. Distribuidora Arrow, S.A. de C.V.	Mexico
7. Essential Medical, Inc.	Delaware
8. Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
9. ICOR AB	Sweden
10. Inmed Manufacturing Sdn. Bhd.	Malaysia
11. Medical Innovation B.V.	Netherlands
12. Medical Service GmbH	Germany
13. NeoTract, Inc.	Delaware
14. Pyng Medical Corp.	Canada
15. Rusch Asia Pacific Sdn. Bhd	Malaysia
16. Rüsch Austria GmbH	Austria
17. Rusch Uruguay Ltda.	Uruguay
18. Simal SA	Belgium
19. Standard Bariatrics, Inc.	Delaware
20. T.K. India Private Ltd.	India
21. Teleflex Commercial Designated Activity Company	Ireland
22. Teleflex Development Unlimited Company	Ireland
23. Teleflex Funding LLC	Delaware
24. Teleflex Holding Netherlands B.V.	Netherlands
25. Teleflex Korea Ltd. South	South Korea
26. Teleflex Life Sciences Limited	Malta
27. Teleflex Life Sciences LLC	Delaware

7

Entity Name	Jurisdiction of Incorporation/Formation
28. Teleflex Life Sciences Pte. Ltd.	Singapore
29. Teleflex LLC	Delaware
30. Teleflex Lux Holding S.à r.l.	Luxembourg
31. Teleflex Manufacturing Unlimited Company	Ireland
32. Teleflex Medical (Proprietary) Limited	South Africa
33. Teleflex Medical Asia Pte. Ltd.	Singapore
34. Teleflex Medical Australia Pty Ltd	Australia
35. Teleflex Medical B.V.	Belgium
36. Teleflex Medical B.V.	Netherlands
37. Teleflex Medical Brasil Serviços e Comércio de Produtos Médicos Ltda.	Brazil
38. Teleflex Medical Chile SpA	Chile
39. Teleflex Medical Colombia S.A.S.	Colombia
40. Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
41. Teleflex Medical Devices S.à r.l.	Luxembourg
42. Teleflex Medical EDC BVBA	Belgium
43. Teleflex Medical Europe Limited	Ireland
44. Teleflex Medical GmbH	Germany
45. Teleflex Medical GmbH	Switzerland
46. Teleflex Medical Hellas s.a.	Greece
47. Teleflex Medical Incorporated	California
48. Teleflex Medical Japan, Ltd	Japan
49. Teleflex Medical New Zealand	New Zealand
50. Teleflex Medical OEM LLC	Delaware
51. Teleflex Medical Philippines Inc.	Philippines
52. Teleflex Medical S.r.l.	Italy
53. Teleflex Medical SAS	France
54. Teleflex Medical Sdn. Bhd.	Malaysia
55. Teleflex Medical Taiwan Ltd.	Taiwan
56. Teleflex Medical Technology Ltd	Cyprus
57. Teleflex Medical Trading (Shanghai) Co., Ltd.	China
58. Teleflex Medical Tuttlingen GmbH	Germany
59. Teleflex Medical, S.A.	Spain
60. Teleflex Medical, s.r.o.	Czech Republic

8

Entity Name	Jurisdiction of Incorporation/Formation
61. Teleflex Medical, s.r.o.	Slovakia
62. Teleflex Polska sp. z o.o.	Poland
63. Teleflex Production Unlimited Company	Ireland
64. Teleflex Properties Ireland Limited	Ireland
65. Teleflex Properties Ireland II Limited	Ireland
66. Teleflex Research S.à r.l.	Luxembourg
67. Teleflex Supply Chain Management (Shanghai) Co. Ltd.	China
68. Teleflex Urology Limited Ireland	Ireland
69. TFX Engineering Ltd.	Bermuda
70. TFX Equities Incorporated	Delaware
71. TFX Group Limited	United Kingdom
72. TFX Holding GmbH	Germany
73. TFX International SAS	France
74. TFX North America Inc.	Delaware
75. The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
76. The Laryngeal Mask Company Limited	Seychelles
77. Tradehosp Comercio de Produtos Para Saude LTDA	Brazil
78. Traverse Vascular, Inc.	Delaware
79. Truphatek Holdings (1993) Limited	Israel
80. Truphatek International Limited	Israel
81. Truphatek Product Resources India Private Limited	India
82. Vascular Solutions LLC	Minnesota
83. Willy Rüsch GmbH	Germany
84. WIRUTEC Rüsch Medical Vertriebs GmbH	Germany
85. Z-Medica, LLC	Delaware

B. Non-Wholly Owned Subsidiaries

None.

9

Part B

Investments

A. Investments in Third Parties/Joint Ventures.

	Nature of Investment	Investor	Third Party/Joint Venture
1.	Equity/Debt	Willy Rusch GmbH	Rusch Wirutec
2.	Equity/Debt	TFX Holding GmbH	Rusch Wirutec
3.	Equity/Mutual Funds/Corporate Owned Life Insurance	Teleflex Incorporated	Deferred Comp Rabbi Trust
4.	Equity	Teleflex Incorporated	New Spring Growth Capital II
5.	Equity	Arrow International de Mexico SA de CV	Promotora de Hospitales Mexicanos SA de CV
6.	Equity	Teleflex Medical, S.A.	G.S.A. Gallega
7.	Equity	Teleflex Medical, S.A.	G.S.A. Notre
8.	Equity	Willy Rusch GmbH	Medmaster
9.	Equity	TFX Equities Incorporated	A:\Scribe
10.	Equity	TFX Equities Incorporated	Stock TSC
11.	Equity	TFX Equities Incorporated	Technology Development Corporation
12.	Equity	TFX Equities Incorporated	Link Communications
13.	Equity	TFX Equities Incorporated	Microlog
14.	Equity	TFX Equities Incorporated	Neurovasx

B. Teleflex Forward Currency Contracts.

Entity		Expiration Date	Original Sells (000’s)	Sell Currency	Original Buys (000’s)	Buy Currency
1.	Capital One	11/15/2022	1,300	CAD	1,011	USD
2.	Capital One	12/15/2022	1,300	CAD	1,011	USD
3.	Capital One	01/20/2023	1,210	CAD	941	USD
4.	Capital One	02/21/2023	1,210	CAD	941	USD
5.	Capital One	03/20/2023	1,210	CAD	941	USD

10

Entity		Expiration Date	Original Sells (000’s)	Sell Currency	Original Buys (000’s)	Buy Currency
6.	Capital One	04/21/2023	1,130	CAD	879	USD
7.	Capital One	05/23/2023	1,130	CAD	879	USD
8.	Capital One	06/16/2023	1,130	CAD	879	USD
9.	Capital One	02/21/2023	683	EUR	17,560	CZK
10.	Capital One	02/21/2023	755	EUR	19,240	CZK
11.	Capital One	01/20/2023	868	EUR	22,210	CZK
12.	Capital One	12/15/2022	893	EUR	22,750	CZK
13.	Capital One	11/15/2022	907	EUR	23,010	CZK
14.	Capital One	03/20/2023	904	EUR	23,310	CZK
15.	Capital One	03/20/2023	933	EUR	23,900	CZK
16.	Capital One	04/21/2023	934	EUR	24,040	CZK
17.	Capital One	12/15/2022	954	EUR	24,170	CZK
18.	Capital One	11/15/2022	977	EUR	24,700	CZK
19.	Capital One	06/19/2023	955	EUR	24,780	CZK
20.	Capital One	05/22/2023	962	EUR	24,870	CZK
21.	Capital One	12/15/2022	1,355	EUR	34,170	CZK
22.	Capital One	11/15/2022	1,398	EUR	35,090	CZK
23.	Capital One	01/20/2023	1,538	EUR	39,020	CZK
24.	Citibank	12/15/2022	250	CHF	241	EUR
25.	Citibank	02/21/2023	250	CHF	241	EUR
26.	Citibank	03/20/2023	250	CHF	241	EUR
27.	Citibank	01/20/2023	225	CHF	217	EUR
28.	Citibank	11/15/2022	200	CHF	193	EUR
29.	Citibank	12/15/2022	794	EUR	19,530	MXN
30.	Citibank	01/20/2023	941	EUR	21,340	MXN

11

Entity		Expiration Date	Original Sells (000’s)	Sell Currency	Original Buys (000’s)	Buy Currency
31.	Citibank	11/15/2022	901	EUR	21,980	MXN
32.	Citibank	02/21/2023	963	EUR	22,030	MXN
33.	Citibank	03/17/2023	988	EUR	22,750	MXN
34.	Citibank	12/15/2022	1,119	EUR	25,120	MXN
35.	Citibank	11/15/2022	1,350	EUR	30,060	MXN
36.	Citibank	11/25/2022	4,904	EUR	120,586	CZK
37.	Citibank	11/25/2022	3,832	EUR	5,418	SGD
38.	Citibank	11/25/2022	4,701	EUR	94,467	MXN
39.	Citizens Bank	11/15/2022	1,100	AUD	737	EUR
40.	Citizens Bank	12/15/2022	870	AUD	581	EUR
41.	Citizens Bank	01/20/2023	620	AUD	412	EUR
42.	Citizens Bank	02/21/2023	580	AUD	385	EUR
43.	Citizens Bank	03/20/2023	540	AUD	357	EUR
44.	Citizens Bank	11/15/2022	1,040	CAD	819	USD
45.	Citizens Bank	12/15/2022	1,040	CAD	819	USD
46.	Citizens Bank	11/15/2022	1,040	CAD	810	USD
47.	Citizens Bank	12/15/2022	1,040	CAD	810	USD
48.	Citizens Bank	01/20/2023	1,040	CAD	810	USD
49.	Citizens Bank	02/21/2023	1,040	CAD	810	USD
50.	Citizens Bank	03/20/2023	1,040	CAD	810	USD
51.	Citizens Bank	11/25/2022	6,079	AUD	3,920	EUR
52.	Citizens Bank	11/25/2022	662,725	JPY	4,494	EUR
53.	Citizens Bank	11/25/2022	5,453	USD	108,783	MXN
54.	Citizens Bank	11/15/2022	460	PLN	95	EUR
55.	Citizens Bank	12/15/2022	460	PLN	94	EUR

12

Entity		Expiration Date	Original Sells (000’s)	Sell Currency	Original Buys (000’s)	Buy Currency
56.	Citizens Bank	12/15/2022	10,690	TWD	350	EUR
57.	Citizens Bank	11/15/2022	9,840	TWD	322	EUR
58.	Citizens Bank	03/20/2023	9,790	TWD	320	EUR
59.	Citizens Bank	02/21/2023	6,640	TWD	217	EUR
60.	Citizens Bank	06/16/2023	6,550	TWD	214	EUR
61.	Citizens Bank	01/19/2023	4,970	TWD	162	EUR
62.	Citizens Bank	04/21/2023	4,510	TWD	147	EUR
63.	Citizens Bank	05/22/2023	3,170	TWD	104	EUR
64.	Citizens Bank	11/15/2022	3,750	ZAR	215	EUR
65.	Citizens Bank	12/15/2022	3,750	ZAR	214	EUR
66.	Citizens Bank	01/20/2023	3,750	ZAR	213	EUR
67.	Citizens Bank	02/21/2023	3,750	ZAR	211	EUR
68.	Citizens Bank	03/20/2023	3,750	ZAR	210	EUR
69.	Fifth Third	06/19/2023	275	CHF	283	EUR
70.	Fifth Third	03/20/2023	250	CHF	257	EUR
71.	Fifth Third	05/22/2023	250	CHF	257	EUR
72.	Fifth Third	11/15/2022	225	CHF	231	EUR
73.	Fifth Third	01/20/2023	225	CHF	231	EUR
74.	Fifth Third	04/21/2023	225	CHF	231	EUR
75.	Fifth Third	02/21/2023	200	CHF	205	EUR
76.	Fifth Third	12/15/2022	175	CHF	180	EUR
77.	Fifth Third	03/20/2023	42	EUR	60	SGD
78.	Fifth Third	01/20/2023	84	EUR	120	SGD
79.	Fifth Third	04/21/2023	231	EUR	330	SGD
80.	Fifth Third	05/22/2023	272	EUR	390	SGD

13

Entity		Expiration Date	Original Sells (000’s)	Sell Currency	Original Buys (000’s)	Buy Currency
81.	Fifth Third	06/19/2023	293	EUR	420	SGD
82.	Fifth Third	11/15/2022	344	EUR	530	SGD
83.	Fifth Third	12/15/2022	350	EUR	540	SGD
84.	Fifth Third	11/15/2022	840	GBP	992	EUR
85.	Fifth Third	11/25/2022	12,643	GBP	14,563	EUR
86.	Fifth Third	11/25/2022	12,310	PLN	2,580	EUR
87.	Fifth Third	01/20/2023	610	GBP	718	EUR
88.	Fifth Third	03/20/2023	600	GBP	704	EUR
89.	Fifth Third	12/15/2022	520	GBP	604	EUR
90.	Fifth Third	02/21/2023	460	GBP	540	EUR
91.	Fifth Third	04/21/2023	430	GBP	504	EUR
92.	Fifth Third	05/22/2023	430	GBP	503	EUR
93.	Fifth Third	02/21/2023	400	GBP	463	EUR
94.	Fifth Third	06/19/2023	400	GBP	467	EUR
95.	Fifth Third	12/15/2022	330	GBP	390	EUR
96.	Fifth Third	12/15/2022	330	GBP	389	EUR
97.	Fifth Third	11/15/2022	300	GBP	355	EUR
98.	Fifth Third	01/20/2023	250	GBP	290	EUR
99.	Fifth Third	03/20/2023	200	GBP	231	EUR
100.	Fifth Third	11/15/2022	150	GBP	174	EUR
101.	Fifth Third	11/15/2022	470	PLN	96	EUR
102.	Fifth Third	12/15/2022	470	PLN	96	EUR
103.	Fifth Third	01/20/2023	460	PLN	93	EUR
104.	Fifth Third	02/21/2023	460	PLN	92	EUR
105.	Fifth Third	03/20/2023	460	PLN	92	EUR

14

Entity		Expiration Date	Original Sells (000’s)	Sell Currency	Original Buys (000’s)	Buy Currency
106.	HSBC	11/15/2022	1,110	AUD	753	EUR
107.	HSBC	05/22/2023	940	AUD	629	EUR
108.	HSBC	12/15/2022	870	AUD	589	EUR
109.	HSBC	06/16/2023	830	AUD	554	EUR
110.	HSBC	04/21/2023	740	AUD	496	EUR
111.	HSBC	03/20/2023	570	AUD	383	EUR
112.	HSBC	02/21/2023	310	AUD	209	EUR
113.	HSBC	01/20/2023	220	AUD	148	EUR
114.	HSBC	11/25/2022	2,277,592	CLP	2,354	EUR
115.	HSBC	11/25/2022	12,659,344	COP	2,573	USD
116.	HSBC	11/25/2022	112,390	THB	2,968	EUR
117.	HSBC	11/25/2022	163,511	UYU	3,914	EUR
118.	HSBC	11/15/2022	48,380	JPY	350	EUR
119.	HSBC	12/15/2022	48,380	JPY	350	EUR
120.	HSBC	02/21/2023	48,300	JPY	351	EUR
121.	HSBC	03/20/2023	48,300	JPY	351	EUR
122.	HSBC	04/21/2023	48,230	JPY	351	EUR
123.	HSBC	05/22/2023	48,230	JPY	351	EUR
124.	HSBC	06/19/2023	48,230	JPY	352	EUR
125.	HSBC	11/15/2022	48,150	JPY	371	EUR
126.	HSBC	12/15/2022	48,150	JPY	371	EUR
127.	HSBC	11/15/2022	48,150	JPY	351	EUR
128.	HSBC	12/15/2022	48,150	JPY	351	EUR
129.	HSBC	02/21/2023	48,150	JPY	352	EUR
130.	HSBC	03/20/2023	48,150	JPY	352	EUR

15

Entity		Expiration Date	Original Sells (000’s)	Sell Currency	Original Buys (000’s)	Buy Currency
131.	HSBC	01/20/2023	35,650	JPY	260	EUR
132.	HSBC	01/20/2023	10,800	JPY	78	EUR
133.	JP Morgan Chase	11/25/2022	369,311	INR	4,456	EUR
134.	JP Morgan Chase	11/25/2022	8,624,727	KRW	6,049	EUR
135.	JP Morgan Chase	11/25/2022	247,503	TWD	7,672	EUR
136.	JP Morgan Chase	11/15/2022	250	CHF	239	EUR
137.	JP Morgan Chase	12/15/2022	250	CHF	239	EUR
138.	JP Morgan Chase	12/15/2022	500,000	KRW	362	EUR
139.	JP Morgan Chase	11/15/2022	362,500	KRW	263	EUR
140.	JP Morgan Chase	01/20/2023	350,000	KRW	257	EUR
141.	JP Morgan Chase	02/21/2023	350,000	KRW	257	EUR
142.	JP Morgan Chase	03/20/2023	350,000	KRW	256	EUR
143.	JP Morgan Chase	12/15/2022	300,000	KRW	221	EUR
144.	JP Morgan Chase	11/15/2022	237,500	KRW	175	EUR
145.	JP Morgan Chase	12/15/2022	693	USD	14,180	MXN
146.	JP Morgan Chase	11/15/2022	950	USD	19,340	MXN
147.	JP Morgan Chase	01/20/2023	1,184	USD	24,370	MXN
148.	JP Morgan Chase	02/21/2023	1,224	USD	25,340	MXN
149.	MUFG	12/15/2022	12,250	CNH	1,764	EUR
150.	MUFG	11/15/2022	11,130	CNH	1,605	EUR
151.	MUFG	12/15/2022	8,750	CNH	1,182	EUR
152.	MUFG	11/15/2022	8,500	CNH	1,151	EUR
153.	MUFG	01/20/2023	8,500	CNH	1,221	EUR
154.	MUFG	06/16/2023	8,500	CNH	1,212	EUR
155.	MUFG	02/21/2023	8,000	CNH	1,147	EUR

16

Entity		Expiration Date	Original Sells (000’s)	Sell Currency	Original Buys (000’s)	Buy Currency
156.	MUFG	03/20/2023	8,000	CNH	1,146	EUR
157.	MUFG	04/21/2023	8,000	CNH	1,144	EUR
158.	MUFG	05/22/2023	8,000	CNH	1,142	EUR
159.	MUFG	01/20/2023	7,500	CNH	1,039	EUR
160.	MUFG	02/21/2023	7,000	CNH	967	EUR
161.	MUFG	03/20/2023	6,500	CNH	896	EUR
162.	MUFG	11/15/2022	5,500	CNH	767	EUR
163.	MUFG	12/15/2022	5,250	CNH	730	EUR
164.	MUFG	01/20/2023	470	PLN	95	EUR
165.	MUFG	02/21/2023	470	PLN	94	EUR
166.	MUFG	03/20/2023	470	PLN	94	EUR
167.	MUFG	11/15/2022	460	PLN	94	EUR
168.	MUFG	12/15/2022	460	PLN	94	EUR
169.	MUFG	04/21/2023	460	PLN	91	EUR
170.	MUFG	05/22/2023	460	PLN	91	EUR
171.	MUFG	06/19/2023	460	PLN	90	EUR
172.	MUFG	11/15/2022	3,750	ZAR	214	EUR
173.	MUFG	12/15/2022	3,750	ZAR	213	EUR
174.	MUFG	01/20/2023	3,750	ZAR	212	EUR
175.	MUFG	02/21/2023	3,750	ZAR	210	EUR
176.	MUFG	03/20/2023	3,750	ZAR	209	EUR
177.	MUFG	04/21/2023	3,750	ZAR	208	EUR
178.	MUFG	05/22/2023	3,750	ZAR	207	EUR
179.	MUFG	06/19/2023	3,750	ZAR	206	EUR
180.	PNC Bank	12/15/2022	1,289	EUR	6,250	MYR

17

Entity		Expiration Date	Original Sells (000’s)	Sell Currency	Original Buys (000’s)	Buy Currency
181.	PNC Bank	11/15/2022	1,333	EUR	6,450	MYR
182.	PNC Bank	12/15/2022	1,407	EUR	6,540	MYR
183.	PNC Bank	01/20/2023	1,404	EUR	6,550	MYR
184.	PNC Bank	02/21/2023	1,427	EUR	6,670	MYR
185.	PNC Bank	03/20/2023	1,425	EUR	6,670	MYR
186.	PNC Bank	11/15/2022	1,472	EUR	6,830	MYR
187.	PNC Bank	04/21/2023	1,619	EUR	7,450	MYR
188.	PNC Bank	05/22/2023	1,615	EUR	7,450	MYR
189.	PNC Bank	06/19/2023	1,613	EUR	7,450	MYR
190.	PNC Bank	02/21/2023	1,797	EUR	8,240	MYR
191.	PNC Bank	03/20/2023	1,794	EUR	8,240	MYR
192.	PNC Bank	01/20/2023	1,866	EUR	8,540	MYR
193.	PNC Bank	12/15/2022	2,011	EUR	9,170	MYR
194.	PNC Bank	11/15/2022	2,097	EUR	9,540	MYR
195.	PNC Bank	11/25/2022	8,274	EUR	39,276	MYR
196.	PNC Bank	11/25/2022	103,017	ZAR	5,686	EUR
197.	PNC Bank	12/15/2022	400,000	KRW	297	EUR
198.	PNC Bank	04/21/2023	400,000	KRW	294	EUR
199.	PNC Bank	06/19/2023	250,000	KRW	184	EUR
200.	PNC Bank	02/21/2023	200,000	KRW	148	EUR
201.	PNC Bank	03/20/2023	200,000	KRW	147	EUR
202.	PNC Bank	11/15/2022	75,000	KRW	56	EUR
203.	PNC Bank	05/22/2023	75,000	KRW	55	EUR
204.	SMBC	11/15/2022	1,110	AUD	697	EUR
205.	SMBC	12/15/2022	870	AUD	545	EUR

18

Entity		Expiration Date	Original Sells (000’s)	Sell Currency	Original Buys (000’s)	Buy Currency
206.	SMBC	11/25/2022	134,014	CNH	18,483	EUR
207.	SMBC	11/25/2022	17,921	EUR	18,000	USD
208.	SMBC	12/15/2022	617	USD	13,210	MXN
209.	SMBC	12/15/2022	666	USD	14,060	MXN
210.	SMBC	11/15/2022	733	USD	15,610	MXN
211.	SMBC	11/15/2022	1,006	USD	21,120	MXN
212.	US Bank	11/15/2022	214	EUR	990	MYR
213.	US Bank	11/15/2022	207	EUR	1,000	MYR
214.	US Bank	01/20/2023	243	EUR	1,130	MYR
215.	US Bank	02/21/2023	242	EUR	1,130	MYR
216.	US Bank	03/20/2023	242	EUR	1,130	MYR
217.	US Bank	12/15/2022	263	EUR	1,220	MYR
218.	US Bank	12/15/2022	256	EUR	1,240	MYR
219.	US Bank	04/21/2023	339	EUR	1,560	MYR
220.	US Bank	05/22/2023	343	EUR	1,580	MYR
221.	US Bank	06/16/2023	345	EUR	1,590	MYR
222.	US Bank	01/20/2023	413	EUR	1,890	MYR
223.	US Bank	03/20/2023	420	EUR	1,930	MYR
224.	US Bank	02/21/2023	456	EUR	2,090	MYR
225.	US Bank	12/15/2022	550	EUR	2,510	MYR
226.	US Bank	11/15/2022	630	EUR	2,870	MYR
227.	US Bank	11/25/2022	130,000	CNH	17,926	EUR
228.	Wells Fargo	01/20/2023	990	EUR	21,320	MXN
229.	Wells Fargo	12/15/2022	1,122	EUR	23,940	MXN
230.	Wells Fargo	02/21/2023	1,108	EUR	24,050	MXN

19

Entity		Expiration Date	Original Sells (000’s)	Sell Currency	Original Buys (000’s)	Buy Currency
231.	Wells Fargo	11/15/2022	1,245	EUR	26,350	MXN
232.	Wells Fargo	04/21/2023	1,998	EUR	44,030	MXN
233.	Wells Fargo	06/16/2023	2,002	EUR	44,710	MXN
234.	Wells Fargo	05/22/2023	2,331	EUR	51,740	MXN
235.	Wells Fargo	03/17/2023	2,858	EUR	62,420	MXN
236.	Wells Fargo	02/21/2023	250	EUR	370	SGD
237.	Wells Fargo	03/20/2023	257	EUR	380	SGD
238.	Wells Fargo	11/15/2022	333	EUR	490	SGD
239.	Wells Fargo	12/15/2022	353	EUR	520	SGD
240.	Wells Fargo	01/20/2023	366	EUR	540	SGD
241.	Wells Fargo	11/25/2022	4,110	CAD	3,021	USD
242.	Wells Fargo	11/25/2022	374,076	INR	4,549	USD
243.	Wells Fargo	11/15/2022	3,750	ZAR	211	EUR
244.	Wells Fargo	12/15/2022	3,750	ZAR	210	EUR

C. Cross Currency Swaps.

Entity		Expiration Date	Original Delivers	Expiration Date	Original Delivers	Expiration Date
1.	Various	10/4/2023	433,877	EUR	500,000	USD
2.	Various	3/4/2024	219,183	EUR	250,000	USD

20

SCHEDULE 5.10

UNRESTRICTED SUBSIDIARIES

None.

21

SCHEDULE 6.01

EXISTING INDEBTEDNESS

A. Intercompany Loans

Lender		Borrower	Outstanding Balance USD (000’s)
1.	TFX Equities Incorporated	Teleflex Incorporated	1,763,502
2.	Teleflex Medical Incorporated	Teleflex Urology Limited	1,336,340
3.	Teleflex Incorporated	Teleflex Medical Incorporated	1,197,439
4.	Arrow International LLC	Teleflex Incorporated	740,933
5.	Teleflex Medical Technology Ltd	Teleflex Medical Devices S.à r.l.	694,711
6.	NeoTract, Inc.	Teleflex Incorporated	386,028
7.	TFX Aviation Inc. California	Teleflex Incorporated	369,669
8.	Teleflex Life Sciences Pte. Ltd.	Teleflex Medical Devices S.à r.l.	364,864
9.	Teleflex Funding LLC	Teleflex Medical Incorporated	224,096
10.	Teleflex Research S.à r.l.	Teleflex Manufacturing Unlimited Company	214,960
11.	TFX Engineering Ltd.	Teleflex Research S.à r.l.	212,966
12.	The Laryngeal Mask Company Limited	Teleflex Manufacturing Unlimited Company	191,330
13.	Teleflex LLC	Teleflex Funding LLC	164,657
14.	Teleflex Funding LLC	Arrow International LLC	162,627
15.	Teleflex Lux Holding S.à r.l.	TFX Holding GmbH	160,473
16.	TFX Engineering Ltd.	Teleflex Lux Holding S.à r.l.	159,694
17.	Teleflex Manufacturing Unlimited Company	Teleflex Production Unlimited Company	145,652
18.	Teleflex Development Unlimited Company	Teleflex Manufacturing Unlimited Company	145,067
19.	Teleflex LLC	Arrow International LLC	137,249
20.	Teleflex LLC	Teleflex Incorporated	99,301
21.	Teleflex Medical Incorporated	Teleflex LLC	67,586

22

Lender		Borrower	Outstanding Balance USD (000’s)
22.	Teleflex Life Sciences LLC	Teleflex Medical Devices S.à r.l.	62,430
23.	Teleflex Development Unlimited Company	Teleflex Medical Devices S.à r.l.	55,983
24.	Z-Medica, LLC	Teleflex Incorporated	49,475
25.	Teleflex Medical OEM LLC	Teleflex Incorporated	48,843
26.	Teleflex Incorporated	Arrow Interventional, Inc.	48,622
27.	Teleflex Life Sciences Limited	Teleflex LLC	46,501
28.	Teleflex Medical SAS	TFX International SAS	37,484
29.	Teleflex Medical Europe Limited	Teleflex Medical Trading (Shanghai) Co., Ltd.	34,685
30.	TFX International SAS	Teleflex Holding Netherlands B.V.	32,947
31.	Willy Rüsch GmbH	TFX Holding GmbH	29,867
32.	Teleflex Medical Europe Limited	Teleflex LLC	27,466
33.	Teleflex Development Unlimited Company	Teleflex Medical Europe Limited	22,882
34.	Medical Service GmbH	TFX Holding GmbH	19,908
35.	Teleflex Incorporated	Teleflex Funding LLC	14,885
36.	Teleflex Medical GmbH	TFX Holding GmbH	14,305
37.	Medical Innovation B.V.	TFX Engineering Ltd.	14,077
38.	The Laryngeal Mask Company Limited	Teleflex Medical Europe Limited	13,453
39.	Teleflex Medical Europe Limited	TFX Group Limited	13,212
40.	Teleflex Medical Incorporated	Teleflex Medical Europe Limited	12,060
41.	TFX Engineering Ltd.	Teleflex Medical Devices S.à r.l.	11,853
42.	Truphatek International Limited	Teleflex Life Sciences Pte. Ltd.	11,492
43.	Teleflex Life Sciences LLC	Teleflex Medical Europe Limited	11,438
44.	Teleflex Medical Europe Limited	Teleflex Medical Devices S.à r.l.	10,621
45.	NeoTract, Inc.	Teleflex LLC	10,376

23

Lender		Borrower	Outstanding Balance USD (000’s)
46.	Teleflex Medical Europe Limited	Teleflex Commercial Designated Activity Company	10,374
47.	Arrow International LLC	Teleflex Life Sciences Limited	10,212
48.	Teleflex Commercial Designated Activity Company	Teleflex Medical Devices S.à r.l.	9,843
49.	Teleflex Life Sciences Pte. Ltd.	Teleflex Medical Europe Limited	8,968
50.	Teleflex Medical Europe Limited	Teleflex Medical GmbH	7,826
51.	Teleflex Medical Europe Limited	Teleflex Medical Taiwan Ltd.	7,642
52.	Teleflex Medical Sdn. Bhd.	Teleflex Medical Europe Limited	7,102
53.	Teleflex Medical Incorporated	TFX Equities Incorporated	5,913
54.	Teleflex Medical Europe Limited	Teleflex Medical (Proprietary) Limited	5,805
55.	Teleflex Medical SAS	Teleflex Medical Devices S.à r.l.	5,479
56.	Teleflex Medical Europe Limited	Teleflex Korea Ltd. South	5,239
57.	Rüsch Austria GmbH	Teleflex Holding Netherlands B.V.	5,195
58.	Teleflex Medical Europe Limited	Teleflex Medical Private Limited	5,061
59.	Teleflex Medical Tuttlingen GmbH	TFX Holding GmbH	4,863
60.	Teleflex Life Sciences Limited	Teleflex Medical Europe Limited	4,792
61.	Teleflex Medical Europe Limited	Teleflex Medical S.r.l.	4,569
62.	Arrow International CR, a.s.	Teleflex Medical Europe Limited	4,568
63.	Teleflex Medical Europe Limited	Teleflex Medical Australia Pty Ltd	4,560
64.	Teleflex Medical B.V.	Teleflex Holding Netherlands B.V.	4,378
65.	Teleflex Medical Europe Limited	Teleflex Medical Japan, Ltd	4,210
66.	Arrow Internacional de Chihuahua, S.A. de C.V.	Arrow International LLC	4,077
67.	Teleflex Medical Europe Limited	Teleflex Medical SAS	3,214
68.	Teleflex Medical de Mexico, S. de R.L. de C.V.	Teleflex Medical Europe Limited	3,037
69.	Teleflex Medical Europe Limited	Teleflex Medical (Thailand) Ltd.	2,902

24

Lender		Borrower	Outstanding Balance USD (000’s)
70.	Teleflex LLC	Arrow Internacional de Mexico, S.A. de C.V.	2,894
71.	Willy Rüsch GmbH	Rusch Uruguay Ltda.	2,775
72.	44.42. Teleflex Medical B.V.	Willy Rüsch GmbH	2,548
73.	Teleflex Medical GmbH	Teleflex Medical Tuttlingen GmbH	2,523
74.	Teleflex Incorporated	Teleflex Urology Limited	2,497
75.	Medical Service GmbH	Teleflex Medical Sdn. Bhd.	2,430
76.	Teleflex Holding Netherlands B.V.	Teleflex Polska sp. z o.o.	2,408
77.	Teleflex Medical Asia Pte. Ltd.	Teleflex Life Sciences Pte. Ltd.	2,351
78.	Teleflex LLC	Z-Medica, LLC	2,266
79.	Teleflex LLC	Teleflex Medical Colombia S.A.S.	2,232
80.	Teleflex Medical Europe Limited	Teleflex Medical Chile SpA	2,086
81.	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Teleflex Medical Europe Limited	2,083
82.	Teleflex Medical EDC BVBA	Teleflex Medical B.V.	1,996
83.	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Teleflex Medical Europe Limited	1,995
84.	Teleflex Medical GmbH	Teleflex Medical Devices S.à r.l.	1,961
85.	Teleflex LLC	Teleflex Medical Canada Inc.	1,935
86.	Teleflex Incorporated	1902 Federal Road, LLC	1,873
87.	Teleflex Korea Ltd. South	Teleflex Incorporated	1,743
88.	Teleflex Medical Europe Limited	Arrow Internacional de Mexico, S.A. de C.V.	1,601
89.	Arrow Internacional de Mexico, S.A. de C.V.	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	1,564
90.	Teleflex Medical OEM LLC	Teleflex Funding LLC	1,516
91.	Teleflex Medical Europe Limited	Teleflex Medical B.V.	1,472
92.	Teleflex Medical Asia Pte. Ltd.	Teleflex Medical Europe Limited	1,472
93.	Arrow Interventional, Inc.	Teleflex Medical Europe Limited	1,426

25

Lender		Borrower	Outstanding Balance USD (000’s)
94.	TFX North America Inc.	Teleflex Incorporated	1,341
95.	TFX Equities Incorporated	Teleflex Medical (Thailand) Ltd.	1,331
96.	Teleflex LLC	Teleflex Medical Brasil Serviços e Comércio de Produtos Médicos Ltda.	1,274
97.	Teleflex Medical Europe Limited	Teleflex Medical S.A.	1,187
98.	Teleflex LLC	Teleflex Medical Chile SpA	1,156
99.	Teleflex Incorporated	Teleflex Life Sciences LLC	1,130
100.	Teleflex Medical Europe Limited	Rüsch Austria GmbH	1,074

26

B.	Third Party Indebtedness

Borrower		Description of Notes/Facility	Lender/ Counterparty	Balance Outstanding (USD 000’s)	Facility Amount (USD 000’s)
1.	Teleflex Incorporated	4.625% Senior Subordinated Notes due 2027	Publicly Held	500,000	500,000
2.	Teleflex Incorporated	4.25% Senior Subordinated Notes due 2028	Publicly Held	500,000	500,000
3.	Teleflex Incorporated	Cross Currency Swap	Various	500,000	500,000
4.	Teleflex Incorporated	Cross Currency Swap	Various	250,000	250,000
5.	Teleflex Incorporated	Letter of Credit Facility	Intesa SanPaolo Spa	3,600	5,000
6.	Teleflex Incorporated	Overdraft Facility	Wells Fargo Bank, N.A.	—	25,000
7.	Teleflex Commercial Designated Activity Company	Overdraft Facility	JP Morgan Bank Luxembourg SA	—	193,880
8.	Teleflex	Securitization	Market Street Funding	75,000	75,000
9.	Teleflex Medical s.r.l	Guarantee Facility	Unicredit Bank	1,252	19,388
10.	Teleflex Medical s.r.l	Guarantee Facility	Banca Intesa	897	1,066
11.	Teleflex Medical Europe Limited	Overdraft and ACH Facility	Bank of America	—	6,786
12.	Teleflex Medical Europe Limited	Overdraft Facility	Bank of Ireland	—	485
13.	Teleflex Medical Europe Limited	Contingent Facility	Bank of Ireland	—	19
14.	Teleflex Medical Sdn Bhd	Letter of Credit Facility	HSBC	389	546
15.	Teleflex Medical Hellas	Guarantee Facility	Piraeus Pank	142	969
16.	Teleflex Medical SA	Guarantee Facility	Bankinter	92	291
17.	Teleflex Medical SA	Guarantee Facility	Iberaval	458	485
18.	Teleflex Incorporated	Company Credit Card Program	PNC	3,530	14,000
19.	TFX Group Limited	Company Credit Card Program	Bank of America	44	228
20.	Teleflex Medical Europe Limited	Company Credit Card Program	Bank of America	64	485

27

Borrower		Description of Notes/Facility	Lender/ Counterparty	Balance Outstanding (USD 000’s)	Facility Amount (USD 000’s)
21.	Teleflex Medical GmbH	Company Credit Card Program	Bank of America	52	174
22.	Teleflex Medical GmbH	Company Credit Card Program	Bank of America	13	102
23.	Willy Rusch GmbH	Company Credit Card Program	Bank of America	1	53
24.	Teleflex Medical S.A.	Company Credit Card Program	Bank of America	24	102
25.	TFX Holding GmbH	Company Credit Card Program	Bank of America	—	14
26.	Medical Services GmbH	Company Credit Card Program	Bank of America	—	30
27.	Teleflex Medical Tuttlingen GmbH	Company Credit Card Program	Bank of America	—	9
28.	Teleflex Medical SAS	Company Credit Card Program	Bank of America	81	291
29.	Teleflex Medical s.r.l.	Company Credit Card Program	Bank of America	40	231
30.	Teleflex Medical BV	Company Credit Card Program	Bank of America	25	98
31.	Teleflex Medical Europe Limited	Company Credit Card Program	Bank of America	10	66
32.	Teleflex Medical BVBA	Company Credit Card Program	Bank of America	8	68
33.	Teleflex Medical, s.r.o.	Company Credit Card Program	Bank of America	8	73
34.	Teleflex Medical, s.r.o.	Company Credit Card Program	Bank of America	2	42
35.	Arrow International CR, A.S.	Company Credit Card Program	Bank of America	14	73
36.	Rusch Austria GmbH	Company Credit Card Program	Bank of America	8	48
37.	Teleflex Polska	Company Credit Card Program	Bank of America	4	123
38.	Teleflex Medical Asia Pte Ltd	Company Credit Card Program	Bank of America	71	525
39.	Teleflex Medical Australia Pty Ltd	Company Credit Card Program	Bank of America	91	359
40.	Teleflex Medical Trading (Shanghai) Company Ltd.	Company Credit Card Program	China Merchant Bank	63	249
41.	Teleflex Korea Ltd.	Company Credit Card Program	KEB Hana Bank	68	105
42.	Teleflex Medical Sdn Bhd	Company Credit Card Program	UOB Bank	3	26
43.	Laryngeal Mask Co.	Company Credit Card Program	UOB Bank	3	35

28

Borrower		Description of Notes/Facility	Lender/ Counterparty	Balance Outstanding (USD 000’s)	Facility Amount (USD 000’s)
44.	Teleflex Medical (Proprietary) Limited	Company Credit Card Program	Standard Bank	5	61
45.	Teleflex Medical Canada Inc.	Company Credit Card Program	Bank of America	61	442
46.	Teleflex Medical Hellas	Company Credit Card Program	Pireaus Bank	2	19
47.	Teleflex Medical de Mexico, S. de R.L. de C.V.	Company Credit Card Program	American Express	5	18
48.	Hudson Respiratory Care de Tecate, S. de R.L. de C.V.	Company Credit Card Program	American Express	53	52
49.	Standard Bariatrics	Company Credit Card Program	Silicon Valley Bank	30	60
50.	Teleflex Global Services LLC UK Branch	Company Credit Card Program	Bank of America	33	108
51.	Teleflex Medical Private Limited	Company Credit Card Program	HDFC Bank	11	23

29

C.	Guarantees

Primary Obligor		Obligation	Balance Outstanding (USD 000’s)	Guarantee Amount (USD 000’s)	Guarantor
1.	Teleflex Incorporated	4.625% Senior Subordinated Notes due 2027	500,000	500,000	Various domestic subsidiaries of Teleflex Incorporated
2.	Teleflex Incorporated	4.25% Senior Subordinated Notes due 2028	500,000	500,000	Various domestic subsidiaries of Teleflex Incorporated
3.	Teleflex Incorporated	Cross Currency Swap with various counterparties	500,000	500,000	Various domestic subsidiaries of Teleflex Incorporated
4.	Teleflex Incorporated	Cross Currency Swap with various counterparties	250,000	250,000	Various domestic subsidiaries of Teleflex Incorporated
5.	Teleflex Medical Malaysia Sdn Bhd	Letter of Credit Facility	389	546	Teleflex Incorporated
6.	Teleflex Medical Srl	Guarantee Facility	897	1,066	Teleflex Incorporated
7.	Teleflex Medical Srl	Guarantee Facility	1,252	19,388	Teleflex Incorporated
8.	Teleflex Medical Europe Ltd	Overdraft and ACH Facility	—	6,786	Teleflex Incorporated
9.	Teleflex Commercial Designated Activity Company	Overdraft Facility	—	193,880	TFX Equities Incorporated
10.	TriMed LLC	Lease	69	69	Teleflex Medical Incorporated
11.	TFX Aviation Incorporated	Bond Guarantee	5,878	5,878	Teleflex Incorporated
12.	TFX Group Limited	Customs Guarantee	759	759	Teleflex Incorporated
13.	Various subsidiaries	Bank of America Company Credit Card Program	655	3,742	Teleflex Incorporated
14.	Various subsidiaries	Leases	N/A	See Note (1) below	Teleflex Incorporated

(1)

Teleflex Incorporated guarantees certain lease obligations of its Subsidiaries. As of September 25, 2022, the aggregate lease obligations of Teleflex Incorporated and its Subsidiaries were approximately $123M.

30

D.	Letters of Credit

Amount (USD 000’s)		Bank	Expiration Date
1.	100	JP Morgan Chase	6/30/2023
2.	100	JP Morgan Chase	12/31/2022
3.	100	JP Morgan Chase	9/30/2023
4.	88.3	JP Morgan Chase	6/30/2023
5.	381.3	JP Morgan Chase	12/31/2023
6.	4.4	JP Morgan Chase	6/30/2023
7.	26.1	JP Morgan Chase	12/31/2023
8.	230	JP Morgan Chase	2/2/2024
9.	3,600.00	Intesa Sanpaolo	5/31/2023
10.	12.3	Wells Fargo	3/23/2023
11.	176.1	JP Morgan	11/15/2023
12.	50	JP Morgan	1/31/2023
13.	4.9	HDFC Bank - Chandigarh	6/2/2025

E.	Bonds and Bank Guarantees

Beneficiary		Amount (USD 000’s)	Carrier
1.	Department of Toxic Substances Control, Financial Responsibility Section	5,616.80	Atlantic Specialty Insurance Company
2.	Department of Toxic Substances Control, Financial Responsibility Section	261.5	Atlantic Specialty Insurance Company
3.	Member Secretary Chandigarh Pollution Control Committee	4.9	HDFC Bank - Chandigarh
4.	The President of India through Assistant Commissioner of Custom and Excise	24.6	HDFC Bank - Chandigarh
5.	The Assistant Commissioner of Central Custom & Excise	36.9	HDFC Bank - Chandigarh
6.	The President of India through Assistant Commissioner of Custom and Excise	61.5	HDFC Bank - Chandigarh

31

Beneficiary		Amount (USD 000’s)	Carrier
7.	TENAGA NASIONAL BHD	48.1	HSBC Bank (M) Bhd
8.	TENAGA NASIONAL BHD	166.1	HSBC Bank (M) Bhd
9.	TENAGA NASIONAL BHD	174.8	HSBC Bank (M) Bhd
10.	Nur Distribution Sdn. Bhd.	4.4	JP Morgan Chase
11.	Nur Distribution Sdn. Bhd.	88.3	JP Morgan Chase
12.	Royal Malaysian Customs Department	54.6	HSBC Bank (M) Bhd
13.	Various	896.8	Intesa Sanpaolo
14.	Malaysia Customs Office	218.5	Malaysia Customs Office
15.	Various	66.2	Piraeus Bank
16.	Various	75.8	Pireaus Bank
17.	HM Customs	398.7	Royal Bank of Scotland
18.	US Customs	70	Southwest Marine and General Insurance Company
19.	US Customs	50	Southwest Marine and General Insurance Company
20.	US Customs	50	Southwest Marine and General Insurance Company
21.	US Customs	50	Southwest Marine and General Insurance Company
22.	US Customs	50	Southwest Marine and General Insurance Company
23.	US Customs	300	Southwest Marine and General Insurance Company
24.	THE ASST COMMISSIONER OF CUSTOMS, CUSTOMS HOUSE, PONDICHERRY - Renewed	1.2	State Bank of India
25.	AIIMS	1.8	AIIMS
26.	AIIMS, Patna	3.7	AIIMS, Patna
27.	Tata Memorial Centre	9.3	Tata Memorial Centre
28.	AIIMS, New Delhi	7.3	AIIMS, New Delhi
29.	THE ASST COMMISSIONER OF CUSTOMS, CUSTOMS HOUSE, PONDICHERRY	8	Indian Overseas Bank
30.	HMSCL, Panchkula	2.2	State Bank of India

32

Beneficiary		Amount (USD 000’s)	Carrier
31.	AIIMS, Bhuvaneswar	1.2	State Bank of India
32.	HAFFKINS BIO PHARMACEUTICAL BG	8	State Bank of India
33.	HAFFKINS BIO PHARMACEUTICAL BG	8	State Bank of India
34.	HAFFKINS BIO PHARMACEUTICAL BG	13.6	State Bank of India
35.	HAFFKINS BIO PHARMACEUTICAL BG	0.2	State Bank of India
36.	HAFFKINS BIO PHARMACEUTICAL BG	0.2	State Bank of India
37.	Tata Memorial Centre	1.5	Tata Memorial Centre
38.	DHS, Kolkata	0.6	State Bank of India
39.	Mississippi Board of Pharmacy	100	Travelers Casualty and Surety Company of America
40.	Mississippi Board of Pharmacy	100	Travelers Casualty and Surety Company of America
41.	Maryland Board of Pharmacy	100	Atlantic Specialty Insurance Company
42.	Maryland Board of Pharmacy	100	Atlantic Specialty Insurance Company
43.	Nevada State Board of Pharmacy	100	Atlantic Specialty Insurance Company
44.	Nevada State Board of Pharmacy	100	Atlantic Specialty Insurance Company
45.	Nevada State Board of Pharmacy	25	Atlantic Specialty Insurance Company
46.	Kentucky Board of Pharmacy	25	Atlantic Specialty Insurance Company
47.	Kentucky Board of Pharmacy	25	Atlantic Specialty Insurance Company
48.	Kentucky Board of Pharmacy	25	Atlantic Specialty Insurance Company
49.	California State Board of Pharmacy	100	Atlantic Specialty Insurance Company
50.	California State Board of Pharmacy	100	Atlantic Specialty Insurance Company
51.	Wisconsin Department of Safety and Professional Services (DSPS)	5	Atlantic Specialty Insurance Company
52.	Mississippi Board of Pharmacy	100	Travelers Casualty and Surety Company of America
53.	Notary Bond (Western Surety Company)	25	Travelers Casualty and Surety Company of America
54.	State of Connecticut, Dept. of Environmental Protection	20	Travelers Casualty and Surety Company of America

33

Beneficiary		Amount (USD 000’s)	Carrier
55.	Commonwealth of Puerto Rico	167.5	Travelers Casualty and Surety Company of America
56.	Iowa Board of Pharmacy	25	Travelers Casualty and Surety Company of America
57.	Iowa Board of Pharmacy	25	Travelers Casualty and Surety Company of America
58.	State of North Dakota - Office of State Tax Commissioner	5	Travelers Casualty and Surety Company of America
59.	Mississippi Board of Pharmacy	100	Travelers Casualty and Surety Company of America
60.	State of Florida, Department of Business and Professional Regulations Division of Drugs, Devices and Cosmetics	100	Travelers Casualty and Surety Company of America
61.	State of Florida, Department of Business and Professional Regulations Division of Drugs, Devices and Cosmetics	100	Travelers Casualty and Surety Company of America
62.	Iowa Board of Pharmacy	100	Travelers Casualty and Surety Company of America
63.	Arizona State Board of Pharmacy	100	Travelers Casualty and Surety Company of America
64.	Arizona State Board of Pharmacy	100	Travelers Casualty and Surety Company of America
65.	Arizona State Board of Pharmacy	100	Travelers Casualty and Surety Company of America
66.	HM Revenue and Customs	759.4	Bank of America
67.	Various	936.6	Chubb Fianzas Monterrey, Aseguradora de Caucion SA
68.	Various	112.1	Bankinter
69.	Various	421.7	Iberval
70.	Various	1,251.70	Unicredit Bank

34

SCHEDULE 6.02

EXISTING LIENS

Company/ Subsidiary		Counterparty	Collateral

1.	Arrow International LLC	PNC Bank, National Association	Liens associated with TFX receivables securitization program as described on the UCC-1 # 20202310151 filed with the Secretary of State of the Commonwealth of Delaware on March 20, 2020.

2.	Arrow International, Inc.	PNC Bank, National Association	Liens associated with TFX receivables securitization program as described on the UCC-1 # 2013020601653 filed with the Secretary of State of the Commonwealth of Pennsylvania on February 5, 2013. Assignment # 2013110102248 filed October 30, 2013; Collateral Change filed October 6, 2015; Continuation #2017083101463 filed on August 31, 2017

3.	Arrow International, Inc.	Market Street Funding LLC	Liens associated with TFX receivables securitization program as described on the UCC-1 # 2013020601653 filed with the Secretary of State of the Commonwealth of Pennsylvania on February 5, 2013. Assignment # 2013110102248 filed October 30, 2013; Collateral Change filed October 6, 2015; Continuation #2017083101463 filed on August 31, 2017

4.	Arrow International, Inc.	Teleflex Funding Corporation (n/k/a Teleflex Funding LLC)	Liens associated with TFX receivables securitization program as described on the UCC-1 # 2013020601653 filed with the Secretary of State of the Commonwealth of Pennsylvania on February 5, 2013. Assignment # 2013110102248 filed October 30, 2013; Collateral Change filed October 6, 2015; Continuation #2017083101463 filed on August 31, 2017

5.	Arrow International, Inc.	Wells Fargo Bank, N.A.	Various machinery and equipment as described on the UCC-1 # 2020051401347 filed with the Secretary of State of the Commonwealth of Pennsylvania on May 14, 2020.

6.	Teleflex Funding Corporation (n/k/a Teleflex Funding LLC)	Market Street Funding Corporation	Liens associated with TFX receivables securitization program as described on the UCC-1 # 20010880372 filed with the Secretary of State of the State of Delaware on August 21, 2001. Amendment # 20011280556 filed October 22, 2001; Amendment # 20021407984 filed June 7, 2002; Amendment # 20050551979 filed February 18, 2005; Amendment # 20051954917 filed June 24, 2005; Amendment # 20052318625 filed July 27, 2005; Assignment # 20060333013

35

Company/ Subsidiary		Counterparty	Collateral

filed January 27, 2006; Amendment # 20060339416 filed January 27, 2006; Continuation # 20062252625 filed June 29, 2006; Amendment # 20073866968 filed October 12, 2007; Continuation # 20110898547 filed March 10, 2011; Assignment # 20134256336 filed October 30, 2013; Amendment # 20152804309 filed June 30, 2015; Amendment # 20155194740 filed November 6, 2015; Continuation # 20163172093 filed May 26, 2016.

7.	Teleflex Funding LLC	Market Street Funding LLC	Liens associated with TFX receivables securitization program as described on the UCC-1 # 20010880372 filed with the Secretary of State of the State of Delaware on August 21, 2001. Amendment # 20011280556 filed October 22, 2001; Amendment # 20021407984 filed June 7, 2002; Amendment # 20050551979 filed February 18, 2005; Amendment # 20051954917 filed June 24, 2005; Amendment # 20052318625 filed July 27, 2005; Assignment # 20060333013 filed January 27, 2006; Amendment # 20060339416 filed January 27, 2006; Continuation # 20062252625 filed June 29, 2006; Amendment # 20073866968 filed October 12, 2007; Continuation # 20110898547 filed March 10, 2011; Assignment # 20134256336 filed October 30, 2013; Amendment # 20152804309 filed June 30, 2015; Amendment # 20155194740 filed November 6, 2015; Continuation # 20163172093 filed May 26, 2016.

8.	Teleflex Funding LLC	PNC Bank, National Association	Liens associated with TFX receivables securitization program as described on the UCC-1 # 20010880372 filed with the Secretary of State of the State of Delaware on August 21, 2001. Amendment # 20011280556 filed October 22, 2001; Amendment # 20021407984 filed June 7, 2002; Amendment # 20050551979 filed February 18, 2005; Amendment # 20051954917 filed June 24, 2005; Amendment # 20052318625 filed July 27, 2005; Assignment # 20060333013 filed January 27, 2006; Amendment # 20060339416 filed January 27, 2006; Continuation # 20062252625 filed June 29, 2006; Amendment # 20073866968 filed October 12, 2007; Continuation # 20110898547 filed March 10, 2011; Assignment # 20134256336

36

Company/ Subsidiary		Counterparty	Collateral

filed October 30, 2013; Amendment # 20152804309 filed June 30, 2015; Amendment # 20155194740 filed November 6, 2015; Continuation # 20163172093 filed May 26, 2016.

9.	Teleflex Medical Incorporated	PNC Bank, National Association	Liens associated with TFX receivables securitization program as described on the UCC-1 # 127315872531 filed with the Secretary of State of the State of California on June 1, 2012. Assignment # 1373845172 filed October 30, 2013; Amendment # 1574947342 filed November 6, 2015; Continuation #1775680052 filed January 26, 2017; Continuation #U220117578429 filed January 12, 2022

10.	Teleflex Medical Incorporated	Market Street Funding, LLC	Liens associated with TFX receivables securitization program as described on the UCC-1 # 127315872531 filed with the Secretary of State of the State of California on June 1, 2012. Assignment # 1373845172 filed October 30, 2013; Amendment # 1574947342 filed November 6, 2015.

11.	Teleflex Medical Incorporated	Teleflex Funding Corporation (n/k/a Teleflex Funding LLC)	Liens associated with TFX receivables securitization program as described on the UCC-1 # 127315872531 filed with the Secretary of State of the State of California on June 1, 2012. Assignment # 1373845172 filed October 30, 2013; Amendment # 1574947342 filed November 6, 2015.

12.	Teleflex Medical Incorporated	Wells Fargo Bank, N.A.	In connection with lease agreement as described on UCC-1 #187646675696 filed with the Secretary of State of the State of California on May 1, 2018

13.	Teleflex Medical Incorporated	Raymond Leasing Corporation	Various equipment as described on the UCC-1 # 197736821589 filed with the Secretary of State of the State of California on September 26, 2019

14.	Teleflex Medical Incorporated	Raymond Leasing Corporation	Various equipment as described on the UCC-1 # 207770156075 filed with the Secretary of State of the State of California on March 27, 2020

15.	Teleflex Medical Incorporated	Raymond Leasing Corporation	Various equipment as described on the UCC-1 # U2000015640014 filed with the Secretary of State of the State of California on September 1, 2020; Continuation #1876259393 filed January 5, 2018

16.	TFX Medical Wire Products, Inc.	Market Street Funding Corporation	Liens associated with TFX receivables securitization program as described on the UCC-1 # 20050929134 filed with the Secretary of State of the State of Delaware on March 24, 2005.

37

Company/ Subsidiary		Counterparty	Collateral

Continuation # 20093301436 filed October 14, 2009; Assignment # 20134256401 filed October 30, 2013; Continuation # 20144048211 filed October 8, 2014; Amendment # 20155194690 filed November 6, 2015; Amendment #20193059693 filed May 2, 2019; Continuation #20197201408 filed October 15, 2019

17.	TFX Medical Wire Products, Inc.	PNC Bank, National Association	Liens associated with TFX receivables securitization program as described on the UCC-1 # 20050929134 filed with the Secretary of State of the State of Delaware on March 24, 2005. Continuation # 20093301436 filed October 14, 2009; Assignment # 20134256401 filed October 30, 2013; Continuation # 20144048211 filed October 8, 2014; Amendment # 20155194690 filed November 6, 2015; Amendment #20193059693 filed May 2, 2019; Continuation #20197201408 filed October 15, 2019

18.	Teleflex Incorporated	Market Street Funding Corporation	Liens associated with TFX receivables securitization program as described on the UCC-1 # 20010880455 filed with the Secretary of State of the State of Delaware on August 21, 2001. Amendment # 20052318823 filed July 27, 2005; Amendment # 20052327261 filed July 27, 2005; Assignment # 20060332510 filed January 27, 2006; Amendment # 20060339408 filed January 27, 2006; Continuation # 20062253300 filed June 29, 2006; Amendment # 20080354744 filed January 29, 2008; Termination # 20104213967 filed December 1, 2010; Continuation # 20110898521 filed March 10, 2011; Continuation # 20162810768 filed May 11, 2016; Amendment #20215308417 filed July 8, 2021; Continuation #20215309068 filed July 8, 2021.

19.	Teleflex Incorporated	Market Street Funding LLC	Liens associated with TFX receivables securitization program as described on the UCC-1 # 20010880455 filed with the Secretary of State of the State of Delaware on August 21, 2001. Amendment # 20052318823 filed July 27, 2005; Amendment # 20052327261 filed July 27, 2005; Assignment # 20060332510 filed January 27, 2006; Amendment # 20060339408 filed January 27, 2006; Continuation # 20062253300 filed June 29, 2006; Amendment # 20080354744 filed January 29, 2008; Termination # 20104213967

38

Company/ Subsidiary		Counterparty	Collateral

filed December 1, 2010; Continuation # 20110898521 filed March 10, 2011; Continuation # 20162810768 filed May 11, 2016; Amendment #20215308417 filed July 8, 2021; Continuation #20215309068 filed July 8, 2021.

20.	Teleflex Incorporated	PNC Bank, National Association	Liens associated with TFX receivables securitization program as described on the UCC-1 # 20010880455 filed with the Secretary of State of the State of Delaware on August 21, 2001; Amendment #20215308417 filed July 8, 2021; Continuation #20215309068 filed July 8, 2021.

21.	Teleflex Incorporated	Crown Credit Company	Various equipment and machinery in connection with lease agreement as described on UCC-1 # 20154495940 filed with the Secretary of State of the State of Delaware on October 5, 2015; Continuation # 20206180659 filed on September 8, 2020.

22.	Teleflex Incorporated	Plymouth Packaging Inc., DBA Box on Demand	Various machinery and equipment as described on the UCC-1 # 20171575411 filed with the Secretary of State of the State of Delaware on March 9, 2017; Amendment # 20181838537 filed March 16, 2018.

23.	Teleflex Incorporated	BFG Corporation	Various machinery and equipment as described on the UCC-1 # 20205231172 filed with the Secretary of State of the State of Delaware on July 30, 2020.

24.	Teleflex Incorporated	U.S. Bank National Association acting through its division U.S. Bank Equipment Finance	Various machinery and equipment as described on the UCC-1 # 20215051959 filed with the Secretary of State of the State of Delaware on June 29, 2021.

25.	Teleflex LLC	PNC Bank, National Association	Liens associated with TFX receivables securitization program as described on the UCC-1 # 20195408187 filed with the Secretary of State of the State of Delaware on August 5, 2019.

26.	Teleflex LLC	Raymond Leasing Company	Liens associated with lease as described on the UCC-1 # 20225407952 filed with the Secretary of State of the State of Delaware on June 28, 2022.

27.	NeoTract Inc.	CIT Bank, N.A.	True Lease as described on UCC-1 # 20217754477 filed with the Secretary of State of Delaware on September 29, 2021

39

Company/ Subsidiary		Counterparty	Collateral

28.	NeoTract Inc.	CIT Bank, N.A.	True Lease as described on UCC-1 # 20217791255 filed with the Secretary of State of Delaware on September 30, 2021

29.	Teleflex Medical OEM, LLC	PNC Bank, National Association	Liens associated with TFX receivables securitization program as described on the UCC-1 # 20050929134 filed with the Secretary of State of the State of Delaware on March 24, 2005. Continuation # 20093301436 filed October 14, 2009; Assignment # 20134256401 filed October 30, 2013; Continuation # 20144048211 filed October 8, 2014; Amendment # 20155194690 filed November 6, 2015; Amendment #20193059693 filed May 2, 2019; Continuation #20197201408 filed October 15, 2019

40

SCHEDULE 6.08

EXISTING RESTRICTIVE AGREEMENTS

1.	Teleflex Funding LLC is subject to dividend and lien restrictions pursuant to the Second Amended and Restated Receivables Purchase Agreement dated as of June 29, 2015.

41

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):	Teleflex Incorporated

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Third Amended and Restated Credit Agreement dated as of November 4, 2022 among Teleflex Incorporated, the Guarantors parties thereto, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

[1]	Select as applicable.

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$		%
	$	$		%
	$	$		%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A.,

Administrative Agent and Issuing Lender and Swingline Lender

By
Title:

[Consented to:][4]

[2]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Dollar Revolving Credit Sub -Commitment” or “Multicurrency Revolving Credit Sub-Commitment”).

[3]	Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

TELEFLEX INCORPORATED

By
Title:

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and

Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT B

FORM OF PLEDGE AGREEMENT

Attached.

Execution Version

THIRD AMENDED AND RESTATED PLEDGE AGREEMENT

THIRD AMENDED AND RESTATED PLEDGE AGREEMENT (this “Agreement”) dated as of November 4, 2022, between TELEFLEX INCORPORATED (the “Company”), each of the Subsidiaries of the Company listed on the signature pages hereto and each other entity that becomes a party hereto pursuant to Section 5.14 (each such Subsidiary and other entity, a “Subsidiary Loan Party” and, together with the Company, the “Loan Parties”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties.

WHEREAS, the Loan Parties, the lenders party thereto from time to time and the Administrative Agent are parties to the Third Amended and Restated Credit Agreement, dated as of November 4, 2022 (the “Credit Agreement”), which Credit Agreement amends and restates in its entirety the Existing Credit Agreement (as defined in the Credit Agreement), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Company;

WHEREAS, the Credit Agreement, among other things, re-evidences the Company’s outstanding obligations under the Existing Credit Agreement and provides, subject to the terms thereof, for future extensions from time to time of credit and other financial accommodations by the Lenders to the Company;

WHEREAS, as a condition to the effectiveness of the Existing Credit Agreement, the Loan Parties entered into the Second Amended and Restated Pledge Agreement, dated as of April 5, 2019, with the Administrative Agent (the “Existing Pledge Agreement”);

WHEREAS, each Loan Party wishes to (i) affirm its obligations under the terms of the Existing Pledge Agreement and (ii) amend and restate the terms of the Existing Pledge Agreement;

WHEREAS, the Loan Parties wish to secure their obligations to the Secured Parties pursuant to the terms of this Agreement;

WHEREAS, each of the Loan Parties is willing to pledge its capital stock, membership interests or partnership interests in certain of its Subsidiaries to the Administrative Agent, for the benefit of the Secured Parties, as security for the Obligations pursuant to the terms of this Agreement;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Pledge Agreement, but that this Agreement amend and restate in its entirety the Existing Pledge Agreement and re-evidence the obligations and liabilities of each Loan Party outstanding thereunder, which shall be set forth in accordance with the terms hereof; and

WHEREAS, the obligations of the Lenders to extend credit to the Company under the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement.

ACCORDINGLY, in consideration of the premises and the agreements, provisions and covenants herein contained, each Loan Party and the Administrative Agent agree as follows:

SECTION 1. Definitions, Etc.

SECTION 1.01 Terms Generally; UCC Terms. Terms used herein and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. The terms “general intangible”, “investment property” and “proceeds”, along with all other terms defined in the New

York UCC (as defined below) and not otherwise defined herein have the respective meanings set forth in Article 9 of the New York UCC.

SECTION 1.02 Other Defined Terms. In addition, as used herein:

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Collateral” has the meaning assigned to such term in Section 3.

“Company” has the meaning assigned to such term in the preamble of this Agreement.

“Credit Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Equity Interests” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited), membership interests or other equivalents (however designated), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Existing Pledge Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Issuer” means an issuer of the Pledged Equity Interests.

“Issuer Acknowledgement” means an issuer acknowledgement in substantially the form of Exhibit B hereto or such other form as is reasonably acceptable to the Administrative Agent.

“Loan Party” has the meaning assigned to such term in the preamble of this Agreement.

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Pledged Equity Interests” has the meaning assigned to such term in Section 3.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Subsidiary Loan Party” has the meaning assigned to such term in the preamble of this Agreement.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, waived or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and

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words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Annexes shall be construed to refer to Sections of, and Exhibits and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent for the benefit of the Secured Parties that:

SECTION 2.01 Title, Authorization, Validity and Enforceability, Perfection. Such Loan Party is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than Liens permitted under the Credit Agreement and the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral. Such Loan Party has the full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. This Agreement has been duly executed and delivered by such Loan Party that and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 2.02 No Contravention. Neither the execution, delivery and performance by such Loan Party of this Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will (a) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens and (iii) consents, approvals, registrations or filings the failure of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) violate the charter, by-laws or other organizational documents of such Loan Party or, except as could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, any applicable law or regulation or any material order of any Governmental Authority, (c) except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, violate or result in a default under any indenture, agreement or other instrument binding upon such Loan Party or assets, or give rise to a right thereunder to require any payment to be made by such Loan Party, and (d) except for the Liens created pursuant to the Security Documents or as permitted by the Credit Agreement, will not result in the creation or imposition of any Lien on any asset of such Loan Party.

SECTION 2.03 Pledged Equity Interests. As of the date hereof, Annex 1 correctly sets forth the name and jurisdiction of each Issuer of, and the ownership interest (including class of Equity Interests (if applicable), certificate number (if applicable), number of shares or units and percentage owned) of each Loan Party in, the Pledged Equity Interests. As of the date hereof, the Pledged Equity Interests with respect to each Loan Party constitute 100% of the issued and outstanding Equity Interests of each Subsidiary of the Company directly owned by such Loan Party on the date hereof, or, in the case of voting Equity Interests of any Foreign Subsidiary or any Excluded Domestic Subsidiary directly owned by such Loan Party on the date hereof, 65% of the issued and outstanding voting Equity Interests of such Subsidiary. As of the date hereof, each Loan Party hereby represents and warrants that none of the limited liability company interests or limited partnership interests of any Subsidiary in which a security interest is granted by such Loan Party hereunder are Securities or such Loan Party has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible.

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The Pledged Equity Interests listed on Annex 1 are, and all other Pledged Equity Interests in which such Loan Party shall hereafter grant a security interest pursuant to Section 3 will be, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Equity Interests are or will be subject to any contractual restriction, or any restriction under the charter, by-laws, or other organizational instrument of the respective Issuer, of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder (except for any such restriction contained herein or in the Credit Agreement).

SECTION 3. Collateral. Each Loan Party party to the Existing Pledge Agreement acknowledges and agrees with the Administrative Agent that the Existing Pledge Agreement is amended, restated and superseded in its entirety pursuant to the terms hereof. Each Loan Party party to the Existing Pledge Agreement reaffirms its pledge and the security interest granted under the terms and conditions of the Existing Pledge Agreement and agrees that such pledge and security interest (including, without limitation, any filings made in connection therewith) remain in full force and effect and are hereby ratified, reaffirmed and confirmed. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, each Loan Party hereby pledges, grants and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties a security interest in all of such Loan Party’s right, title and interest in, to and under the following property, in each case whether now owned by such Loan Party or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section being collectively referred to herein as “Collateral”):

(a) all Equity Interests in each Subsidiary directly and wholly owned by such Loan Party as of the Effective Date (including the Pledged Equity Interests listed on Annex 1) and any other Equity Interests in any Domestic Subsidiary or First Tier Foreign directly owned in the future by such Loan Party, together in each case with (i) all certificates representing such Equity Interests, (ii) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of such Equity Interests, or resulting from a split-up, revision, reclassification or other like change thereof or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, such Equity Interests, and (iii) without prejudice to any provision of any of the Credit Agreement prohibiting any merger or consolidation by the Company or any of its Subsidiaries, all Equity Interests of any successor entity of any such merger or consolidation (collectively, the “Pledged Equity Interests”); and

(b) all proceeds of any of the foregoing;

provided that the Collateral shall not include (A) Excluded Assets or (B) Equity Interests of any Subsidiary to the extent not otherwise required to be pledged pursuant to the terms of Section 5.09(b) of the Credit Agreement.

SECTION 4. Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 3, each Loan Party hereby agrees with the Administrative Agent for the benefit of the Secured Parties as follows:

SECTION 4.01 Percentage Pledged Equity Interests. Each Loan Party will cause the Pledged Equity Interests constituting part of the Collateral to constitute at all times 100% of the total number of Equity Interests of each Issuer then outstanding directly owned by such Loan Party, provided that in no event shall any Excluded Assets be required to be pledged hereunder.

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SECTION 4.02 Delivery and Other Perfection. Each Loan Party shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the judgment of the Administrative Agent to create, preserve, perfect, maintain the perfection or priority of or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a) for any of the Pledged Equity Interests constituting part of the Collateral, forthwith (i) deliver to the Administrative Agent the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may reasonably request, all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral and (ii) take such other action as the Administrative Agent may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral (and each Loan Party agrees that the Administrative Agent may from time to time attach as Annex 1 hereto an updated list of the Pledged Equity Interests reflecting the addition of such Pledged Equity Interests);

(b) to the extent any Pledged Equity Interests constitute uncertificated Securities in a partnership or limited liability company, then the applicable Loan Party and issuer of such Securities shall cause such Securities to be represented by certificates which are delivered to the Administrative Agent in accordance with this Section 4.02;

(c) to the extent any Pledged Equity Interests constitute uncertificated Securities in a corporation, then the applicable Loan Party and issuer of such Securities shall promptly execute and deliver an Issuer Acknowledgement with respect to such uncertificated Securities and cause the same to be delivered to the Administrative Agent;

(d) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(e) permit representatives of the Administrative Agent to inspect and make abstracts from its books and records pertaining to the Collateral and permit representatives of the Administrative Agent to be present at such Loan Party’s place of business in accordance with Section 5.06 of the Credit Agreement.

SECTION 4.03 Financing Statements; Control. Each Loan Party authorizes the Administrative Agent to file Uniform Commercial Code financing statements describing the Collateral as set forth in Section 3 (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3). Except as otherwise permitted under the Credit Agreement, no Loan Party shall (a) cause or permit any Person other than the Administrative Agent to have “control” (as defined in Section 9-106 of the New York UCC) over any part of the Collateral, (b) without at least 30 days’ prior written notice to the Administrative Agent, agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a general intangible to investment property) or (c) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Secured Parties.

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SECTION 4.04 Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

SECTION 4.05 Voting Rights; Dividends.

(a) Voting Rights. So long as no Event of Default shall have occurred and be continuing, each Loan Party shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Equity Interests for any purpose permitted by the terms of this Agreement and the Credit Agreement; provided that no such vote shall be cast or such power exercised, and no consent, waiver or ratification shall be given by such Loan Party, if in any such case the effect thereof would be to materially impair any of the Pledged Equity Interests or would be in violation of any of the provisions of this Agreement or the Credit Agreement. If an Event of Default shall have occurred and be continuing, whether or not the Secured Parties or any of them exercise any available right to declare any Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Agreement, the Credit Agreement or any other agreement relating to such Obligation, the Administrative Agent or its nominee, without notice, shall have the right to exercise, or refrain from exercising, any and all voting, consensual and other powers of ownership pertaining to the Pledged Equity Interests.

(b) Dividends, Etc. Unless and until an Event of Default shall have occurred and be continuing, each Loan Party shall be entitled to receive and retain any dividends, distributions or proceeds in respect of the Pledged Equity Interests. If an Event of Default shall have occurred and be continuing, whether or not the Secured Parties or any of them exercise any available right to declare any Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Agreement, the Credit Agreement or any other agreement relating to such Obligation, upon request of the Administrative Agent, all dividends and distributions on the Pledged Equity Interests shall be paid directly to the Administrative Agent and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, each Loan Party agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of such Loan Party (except to the extent theretofore applied to the Obligations), be returned by the Administrative Agent to such Loan Party.

SECTION 4.06 Remedies.

(a) Rights and Remedies Generally upon Default. If an Event of Default shall have occurred and is continuing, the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the New York UCC (whether or not the New York UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Loan Party agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing if an Event of Default shall have occurred and be continuing:

(i) the Administrative Agent in its discretion may, in its name or in the name of such Loan Party or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

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(ii) the Administrative Agent may make any reasonable compromise or settlement deemed desirable in satisfaction of all or any portion of the Obligations with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii) the Administrative Agent may require such Loan Party to assemble the Collateral at such place or places, reasonably convenient to the Administrative Agent and such Loan Party, as the Administrative Agent may direct;

(iv) the Administrative Agent may apply any money or other property therein to payment of the Obligations;

(v) the Administrative Agent may require such Loan Party to cause the Pledged Equity Interests to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any of such Pledged Equity Interests is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to such Loan Party copies of any notices and communications received by it with respect to the Pledged Equity Interests); and

(vi) the Administrative Agent may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Administrative Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of such Loan Party, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

Each Loan Party agrees that to the extent the Administrative Agent is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten days’ notice shall be deemed to constitute reasonable prior notice.

None of the Secured Parties shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Section conducted in a commercially reasonable manner. Each Loan Party hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

Each Loan Party agrees that a breach of the covenants and agreements contained in this Agreement will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that such covenants and agreements shall be specifically enforceable against each Loan Party by the Administrative Agent, for the benefit of the Secured Parties, and each Loan Party hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

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(b) Certain Securities Act Limitations. Each Loan Party recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the relevant Issuer to register it for public sale.

SECTION 4.07 Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto shall be applied by the Administrative Agent as set forth in Section 2.18 of the Credit Agreement.

SECTION 4.08 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Agreement are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, each Loan Party shall remain liable for any deficiency in respect of the Obligations.

SECTION 4.09 Further Assurances. Each Loan Party agrees that, from time to time upon the written request of the Administrative Agent, such Loan Party will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

SECTION 4.10 Marshalling. Neither the Administrative Agent nor any Secured Party shall be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such security or other assurances of payment in any particular order. All of the Administrative Agent’s rights hereunder and of the Secured Parties in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 4.11 Transfers by Loan Parties. Without the prior written consent of the Administrative Agent, no Loan Party will sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement and except to the extent otherwise permitted under the terms of the Credit Agreement.

SECTION 5. Miscellaneous.

SECTION 5.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the “Address for Notices” provided for in Section 9.01 of the Credit Agreement or, as to such party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

SECTION 5.02 No Waiver. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise

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by the Administrative Agent or any other Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 5.03 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Loan Party for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Agreement to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of such Loan Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

SECTION 5.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Loan Party and the Administrative Agent. Any such amendment or waiver shall be binding upon all of the Secured Parties and the Loan Parties.

SECTION 5.05 Termination. This Agreement shall remain in full force and effect until such time as the Obligations arising under the Loan Documents (but, for the avoidance of doubt, excluding any Obligations constituting Banking Services Obligations or Swap Obligations not then due and payable) have been paid in full in cash and performed in full (other than contingent indemnification obligations for which no claims have been made), the Commitments have expired or been terminated and the Credit Agreement has terminated pursuant to its express terms and no commitments of the Administrative Agent or the Secured Parties which would give rise to any Obligations are outstanding. This Agreement shall be reinstated if, at any time after the termination hereof, any payment of any of the Obligations is rescinded or must otherwise be returned by the Secured Parties upon the insolvency, bankruptcy or reorganization of the Loan Parties or otherwise, all as though such payment had not been made.

SECTION 5.06 Administrative Agent’s Fees and Expenses; Indemnification. Each Loan Party agrees that the Administrative Agent shall be entitled to payment and/or reimbursement of its reasonable fees and expenses incurred hereunder and to indemnification as provided in Section 9.03 of the Credit Agreement. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement or the Credit Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or the Credit Agreement, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section shall be payable on written demand therefore as provided in Section 9.03 of the Credit Agreement and shall constitute Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

SECTION 5.07 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Loan Party, the Administrative Agent and each of the other Secured Parties (provided that no Loan Party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent).

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SECTION 5.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 5.09 Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(c) Waiver of Venue. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE,

10

THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.11 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

SECTION 5.12 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

SECTION 5.13 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.14 Additional Subsidiary Loan Parties. Upon execution and delivery by the Administrative Agent and any Subsidiary that is required to become a party hereto by Section 5.09 of the Credit Agreement of an agreement substantially in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Loan Party hereunder with the same force and effect as if originally named as a Subsidiary Loan Party herein and therein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party hereto and thereto.

SECTION 5.15. Limitation of Liability. NONE OF THE ADMINISTRATIVE AGENT, THE SECURED PARTIES NOR ANY AFFILIATE THEREOF, SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY SUCH LOAN PARTY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

TELEFLEX INCORPORATED

By
Name:
Title:

[Signature Page to Third Amended and Restated Pledge Agreement]

SUBSIDIARY LOAN PARTIES

ARROW INTERNATIONAL LLC
ARROW INTERVENTIONAL, INC.
NEOTRACT, INC.
STANDARD BARIATRICS, INC.
TELEFLEX LLC
TELEFLEX MEDICAL INCORPORATED
TELEFLEX MEDICAL OEM LLC
TRAVERSE VASCULAR, INC.
VASCULAR SOLUTIONS LLC
Z-MEDICA LLC

By
	Name:	Matthew Howald
	Title:	Vice President & Treasurer

TFX EQUITIES INCORPORATED
TFX NORTH AMERICA INC.

By
	Name:	Matthew Howald
	Title:	Vice President

[Signature Page to Third Amended and Restated Pledge Agreement]

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By
Name:
Title:

[Signature Page to Third Amended and Restated Pledge Agreement]

ANNEX 1

PLEDGED EQUITY INTERESTS

Loan Party	Issuer of Pledged Equity Interests	Jurisdiction of Organization of Issuer	Class of Equity Interests	Certificate Number	Number of Shares or Units	Percentage of Issued Equity Interests of Issuer

Annex 1 to Third Amended and Restated Pledge Agreement

EXHIBIT A

FORM OF SUPPLEMENT TO THIRD AMENDED AND RESTATED PLEDGE AGREEMENT

SUPPLEMENT NO. [    ] dated as of [                ] (this “Supplement”), to the Third Amended and Restated Pledge Agreement dated as of November 4, 2022 (as amended, restated or otherwise modified from time to time, the “Pledge Agreement”), between TELEFLEX INCORPORATED (the “Company”), each of the Subsidiaries of the Company listed on the signature pages thereto and each other entity that becomes a party thereto pursuant to Section 5.14 thereof (each such Subsidiary and other entity, a “Subsidiary Loan Party” and, together with the Company, the “Loan Parties”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

The Loan Parties have entered into the Pledge Agreement in order to induce the Secured Parties to extend credit to the Company. Section 5.14 of the Pledge Agreement provides that additional Subsidiaries may become Subsidiary Loan Parties under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party under the Pledge Agreement in order to induce the Secured Parties to make credit extensions to the Company and as consideration for credit extensions previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.14 of the Pledge Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party under the Pledge Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Subsidiary Loan Party thereunder and (b) represents and warrants that the representations and warranties made by it as a Loan Party under the Pledge Agreement (as supplemented by the attached supplemental Schedules) are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, does hereby pledge, grant and collaterally assign to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the Pledge Agreement), whether now existing or hereafter coming into existence of the New Subsidiary. Each reference to a “Subsidiary Loan Party” in the Pledge Agreement shall be deemed to include the New Subsidiary.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Administrative Agent has executed a counterpart hereof.

SECTION 4. The New Subsidiary has attached hereto a supplement to Annex 1 to the Pledge Agreement, and the New Subsidiary hereby represents and warrants that the attached Annex is complete and correct with respect to the New Subsidiary.

SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6. This Supplement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pledge Agreement to the New Subsidiary at its “Address for Notices” specified beneath its signature to this Supplement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Address for Notices:
[ ]

3

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

4

EXHIBIT B

FORM OF ISSUER ACKNOWLEDGEMENT

This ISSUER ACKNOWLEDGEMENT (this “Acknowledgement”), is delivered as of [DATE], by [                ] (the “Issuer”) and [                ] (the “Grantor”) pursuant to the Third Amended and Restated Pledge Agreement dated as of November 4, 2022 (as amended, restated or otherwise modified from time to time, the “Pledge Agreement”), between TELEFLEX INCORPORATED (the “Company”), each of the Subsidiaries of the Company listed on the signature pages thereto and each other entity that becomes a party thereto pursuant to Section 5.14 thereof (each such Subsidiary and other entity, a “Subsidiary Loan Party” and, together with the Company, the “Loan Parties”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Pledge Agreement.

The Grantor acknowledges and agrees that pursuant to the Pledge Agreement, it has pledged and granted a security interest (the “Pledge”) in all of its rights in the Equity Interests (as defined below) in favor of the Administrative Agent

The Issuer represents and warrants that as of the date hereof the Grantor is the owner of 100% of the equity interests of the Issuer (the “Equity Interests”), acknowledges that it has received notice of the Pledge and acknowledges and consents to the Pledge and further acknowledges that the Administrative Agent has Control over the Equity Interests.

In connection with the Pledge, the Issuer agrees that if it shall receive instructions originated by the Administrative Agent relating to the Equity Interests, the Issuer shall comply with such instructions without further consent from the Grantor. If the Grantor is otherwise entitled to issue instructions and such instructions conflict with any instructions issued by the Administrative Agent, the Issuer shall follow the instructions issued by the Administrative Agent; provided however, that Administrative Agent agrees that it shall not provide any instructions relating to the Equity Interests unless it would otherwise be permitted to exercise rights in respect thereof pursuant to the Pledge Agreement.

THIS ACKNOWLEDGEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Company has executed and delivered this Acknowledgement as of the date first above written.

[GRANTOR]

By:
Title:

[ISSUER]

By:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

2

EXHIBIT C

FORM OF GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of                 , 20__ by [NAME OF ADDITIONAL GUARANTOR], a                  corporation (the “Additional Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent for the lenders party as “Lenders” to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Teleflex Incorporated, a Delaware corporation, the Guarantors referred to therein, the Lenders referred to therein and the Administrative Agent are parties to the Third Amended and Restated Credit Agreement, dated as of November 4, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to Section 5.09(a) of the Credit Agreement, the Additional Guarantor hereby agrees to become a “Guarantor” for all purposes of the Credit Agreement. Without limiting the foregoing, the Additional Guarantor hereby, jointly and severally with the other Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 10.01 of the Credit Agreement) in the same manner and to the same extent as is provided in Article X of the Credit Agreement. In addition, the Additional Guarantor hereby makes the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 of the Credit Agreement with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Loan Documents included reference to this Agreement.

The Additional Guarantor hereby instructs its counsel to deliver the opinions and other documentation referred to in Section 5.09(a) of the Credit Agreement to the Lenders and the Administrative Agent.

This Guarantee Assumption Agreement shall be construed in accordance with and governed by the law of the State of New York.

*****

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

2

EXHIBIT D-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of November 4, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Teleflex Incorporated (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	________ __, 20[__]

EXHIBIT D-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of November 4, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Teleflex Incorporated (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	________ __, 20[__]

EXHIBIT D-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of November 4, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Teleflex Incorporated (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	________ __, 20[__]

EXHIBIT D-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of November 4, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Teleflex Incorporated (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	________ __, 20[__]

EXHIBIT E

FORM OF SOLVENCY CERTIFICATE

This Solvency Certificate is being executed and delivered pursuant to Section 4.02(g) of the Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of November 4, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Teleflex Incorporated (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

I, [__________], the [__________] of the Borrower, solely in such capacity and not in an individual capacity, hereby certify that I am the [__________] of the Borrower and that I am generally familiar with the businesses and assets of the Borrower and its Subsidiaries (taken as a whole), I have made such other investigations and inquiries as I have deemed appropriate and I am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement.

I further certify, solely in my capacity as [__________] of the Borrower, and not in my individual capacity, as of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions on the date hereof, that, with respect to the Borrower and its Subsidiaries on a consolidated basis, (a) the sum of the liabilities of the Borrower and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole; (b) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, taken as a whole, contemplated on the date hereof and (c) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

By:
Name:
Title:

3